As filed with the Securities and Exchange Commission on March 30, 2011

Registration No. 333-167420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

FundCore Institutional Income Trust Inc.

(Exact name of registrant as specified in its governing instruments)

One World Financial Center, 30th Floor

New York, NY 10281

(212) 909-5897

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Steven A. Ball

President & Chief Investment Officer

One World Financial Center, 30th Floor

New York, NY 10281

(212) 909-5897

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Phyllis Korff, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

(212) 735-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following Box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

FundCore Institutional Income Trust Inc.

Maximum Offering of 75,000,000 Shares of Common Stock

Minimum Offering of 1,000,000 Shares of Common Stock

FundCore Institutional Income Trust Inc. is a newly organized Maryland corporation focused on originating and investing in high-quality commercial real estate loans and other debt investments secured primarily by cash-flowing properties located in the U.S. We will be externally managed and advised by FundCore Advisor LLC, or our advisor. Beginning with our second year of operations, the year ending December 31, 2011, we will elect to be taxed as a Real Estate Investment Trust (“REIT”). We intend to return capital to investors in this offering during a one-year period that commences approximately five years following the end of the offering period, which one-year period shall be referred to herein as the “capital return period.” We may also return capital earlier as some investments amortize, prepay and mature.

We are offering up to 50,000,000 shares of common stock in our primary offering and up to 25,000,000 shares of common stock pursuant to our distribution reinvestment plan at an initial price of $10.00 per share, which price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. An initial purchase of our shares must generally be at least $1,000,000 per investor, unless we waive such minimum. We will take purchase orders, and investors’ funds will be held in an interest-bearing escrow account with Wells Fargo Bank, N.A., an independent third-party escrow agent, until we (i) receive purchase orders for at least 1,000,000 shares of our common stock and (ii) authorize the release to us of funds in the escrow account, at which time we will commence our operations. We refer to the period prior to the release of offering proceeds from escrow as the “escrow period.” If we do not sell a minimum of 1,000,000 shares of common stock in our primary offering within one year of the commencement of our offering, or October 20, 2011, we will terminate this offering and funds will promptly be returned to all subscribing investors with interest, except for de minimis interest (as defined below). Our primary offering will extend for a period of one year following the end of the escrow period. We refer to such one-year period, together with the escrow period, as the “offering period”.

See “Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives;

•	There is no public trading market for our shares; therefore, it will be difficult for you to sell your shares, and if you are able to sell your shares, you may have to sell them at a substantial loss;

•	This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock;

•	This is a “best efforts” offering, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment;

•

We may be unable to pay or maintain cash distributions or increase distributions over time, and we may have difficulty funding our distributions solely from cash flow from operations and may fund such distributions from offering proceeds, borrowings or the sale of assets, which could reduce the funds we have available for investment and reduce your overall return;

•	Our charter does not require that we liquidate during the capital return period;

•

Our advisor and its affiliates, including our executive officers and one of our directors, will face conflicts of interest with us and other ventures sponsored by affiliates of our advisor and/or the sponsor, which could result in actions that are not in the long-term best interest of our stockholders;

•	If we incorrectly value an impaired asset, the asset management fee payable to our advisor could be in excess of 1.0% of the market value of our assets; and

•

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited.

	Price to Public(1)	Proceeds
Primary Offering
Per Share of our Common Stock	$10.00	$10.00
Total Minimum	$10,000,000	$10,000,000
Total Maximum	$500,000,000	$500,000,000
Distribution Reinvestment Plan
Per Share of our Common Stock	$10.00	$10.00
Total Maximum(2)	$250,000,000	$250,000,000

(1)	We will not pay any sales commissions in connection with the sale of shares of our common stock; our advisor will pay deferred sales commissions to the primary dealer out of its asset management fees.
(2)	During the offering period, the initial purchase price for shares purchased under the distribution reinvestment plan will be $10.00 per share and following the end of the offering period, we will offer shares under the plan at a per-share purchase price equal to our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the last business day of the applicable month. We refer to this price as our “NAV per share.” For purposes of this table, we have assumed that all shares sold under the plan are sold at $10.00 per share.

The primary dealer for this offering, Integrity Investments, Inc., is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered.

March 30, 2011

SUITABILITY STANDARDS

Our shares are suitable only as a long-term investment. Because there is no public market for our shares, they will be difficult to sell. In consideration of these factors, we are offering shares to institutions (such as banks, savings institutions, credit unions, trust companies, insurance companies, investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), pension trusts and other similar entities) and purchasers that are exempt under blue sky regulations, whether investing for their own account or in a fiduciary capacity.

The specific types of institutions to whom offers and sales of our shares are permitted varies by jurisdiction. Please see the section titled “Plan of Distribution—Offers and Sales by Broker-Dealers to Institutions,” which describes the suitable offerees in each jurisdiction where our shares may be offered and sold. To ensure compliance with these standards, we require each purchaser to make various representations set forth in a subscription agreement, a form of which is included as Appendix A to this prospectus. We may also ask for supporting documentation to confirm the accuracy of those representations.

Page
PROSPECTUS SUMMARY	1
What is FundCore Institutional Income Trust Inc.?	1
What are your investment objectives?	1
What is the market opportunity?	2
How do you intend to take advantage of this opportunity?	2
What will be the characteristics of your target assets?	3
What are your leverage policies?	4
Are there any risks involved in an investment in your shares?	4
Who is your advisor and what will the advisor do?	5
What is our advisor’s competitive advantage?	5
What is your stockholder distribution policy and how will you calculate the payment of distributions to stockholders?	6
May I reinvest my distributions in shares of FundCore Institutional Income Trust Inc.?	6
Will the distributions I receive be taxable as ordinary income?	7
How will you use the proceeds raised from this offering?	7
What kind of offering is this?	8
How does a “best efforts” offering work?	8
How long will this offering last?	8
Who can buy shares?	9
Are there any special restrictions on the ownership of shares?	9
Is there any minimum investment required?	9
How does an investor subscribe for shares?	9
What is the per-share purchase price in the primary offering?	9
What is the per-share purchase price pursuant to the distribution reinvestment plan?	10
How will NAV per share be calculated?	10
What is the value of the target assets that you currently own?	10
What does it mean that you are considered a “blind pool” offering and how is that significant?	10
What are the fees that will be paid to the advisor and its affiliates and other participants in connection with this offering?	11
Who is Integrity Investments, Inc. and what will it do?	13
Who is Cortland Fund Services LLC and what will it do?	13
How may investors in this offering sell their shares?	14
When will my capital be returned?	14
Will I be notified of how the company and my investment are performing?	14
When will I get my detailed tax information?	14
Will you or our advisor keep track of the beneficial owners of the stock purchased pursuant to this prospectus?	15
What is the role of your board of directors?	15
What is the experience of your officers and directors?	15
What is the ownership structure of FundCore Institutional Income Trust Inc. and FundCore Advisor LLC?	16
What conflicts of interest will your advisor and its affiliates face?	17
What are my voting rights as a stockholder?	17
Are there any special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other retirement plans that are investing in shares?	17
What is a REIT?	17
How does the 1940 Act impact us?	18
Who can help answer my questions?	19
RISK FACTORS	20
Risks Related to an Investment in Us	20
Risks Related to Conflicts of Interest	24

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock. References in this prospectus to “us,” “we,” “our” or “the company” refer to FundCore Institutional Income Trust Inc. and its consolidated subsidiaries.

What is FundCore Institutional Income Trust Inc.?

FundCore Institutional Income Trust Inc. is a newly organized Maryland corporation that intends to qualify as a REIT beginning with the tax year ending December 31, 2011. Once we elect REIT status, we intend to operate in such a manner so that we may continue to qualify for taxation as a REIT. We expect to originate and invest in high-quality commercial real estate loans and other debt investments secured primarily by cash-flowing properties located in the U.S. We collectively refer to such assets as our “target assets.”

We were incorporated in the State of Maryland on May 18, 2010. Because we have not yet identified, originated or acquired any target assets, we will be considered a “blind pool.” We have no paid employees and are externally advised by FundCore Advisor LLC, or our “advisor.” FundCore Real Estate LLC, or the “sponsor,” is the parent of the advisor and the sponsor of this offering. Steven A. Ball, Kevin M. Davis, Robert S. Kukulka and John M. Mulligan presently own, directly or indirectly, 100% of the voting interests and 51% of the economic interests in the sponsor, which owns the advisor, and the sponsor and the advisor are jointly controlled by Messrs. Ball, Davis, Kukulka and Mulligan. Messrs. Ball, Davis, Kukulka and Mulligan are part of the advisor’s management team and investment committee. Other key members of the advisor’s investment committee include John A. Blumberg, James R. Mulvihill and Evan H. Zucker, each of whom, directly or indirectly, holds a minority non-voting economic interest in the sponsor.

We intend to return capital to investors in this offering during the capital return period, which we anticipate funding as the loans we originate are paid off at maturity or sold. We may also return capital earlier as some investments amortize, prepay and mature. However, there can be no assurance that we will not return all or a portion of your capital prior to the start of the capital return period or after the capital return period. Furthermore, there can be no assurance that we will be able to return your capital in full or at all. Our charter does not require us to liquidate during the capital return period.

Our office is located at One World Financial Center, 30th Floor, New York, NY 10281. Our telephone number is (212) 909-5897 and our fax number is (646) 374-4715.

One of our affiliates maintains a website for us at www.fundcoreinvestments.com where you may find additional information about us. The contents of this site are not incorporated by reference in, or otherwise a part of, this prospectus.

What are your investment objectives?

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital;

•	Providing current income to our stockholders in the form of monthly cash distributions; and

•	Returning capital to investors in this offering during the capital return period, and earlier, as some investments amortize, prepay and mature.

See “Business, Investment Objectives and Policies—Investment Objectives” for a more complete description of our investment policies and investment restrictions.

What is the market opportunity?

We believe the current opportunity in the U.S. commercial real estate debt markets is driven by a contraction in credit that started in the sub-prime residential mortgage market in early 2007 and which ultimately triggered a deep global recession in 2008. Since late 2008, a number of large financial institutions have filed for bankruptcy, were forced to merge or otherwise sought significant equity injections from the U.S. government to remain solvent. As a result of these events, the multi-trillion dollar commercial real estate mortgage market has experienced significant dislocation.

Commercial banks, which historically represented the largest source of commercial real estate mortgage capital, have sharply reduced new loan origination as they focus on repairing their balance sheets and working out troubled loans. Moreover, recent regulatory changes have facilitated banks’ keeping impaired real estate loans on their balance sheets, likely limiting banks’ new loan origination volumes for the foreseeable future.

The commercial mortgage backed securities (“CMBS”) market, which was the second largest source of mortgage capital and which provided $230 billion of liquidity to commercial real estate in 2007, has contracted meaningfully, with approximately $27 billion of issuance between the beginning of 2008 and December 31, 2010.

This decrease in the supply of mortgage capital is occurring as the industry is facing a significant wave of commercial real estate loan maturities over the next several years. We believe the mismatch between the supply and demand for commercial real estate debt has created a significant opportunity to originate high-quality mortgage loans at attractive coupons. We also believe the lack of mortgage capital gives rise to potential opportunities to provide subordinated debt and preferred equity.

See “Market Opportunity” for a detailed description of the opportunities in the U.S. commercial real estate debt market.

How do you intend to take advantage of this opportunity?

We will seek to take advantage of this opportunity through the origination or acquisition of target assets, which may include, but are not limited to, the following:

Mortgage Loans Secured by Commercial Real Properties

We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may acquire or originate interests in mortgage loans, which may pay fixed or variable interest rates or have “participating” features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They will usually be nonrecourse, which means they will not be the borrower’s personal obligations.

We will generally require a security interest in the underlying properties or leases. The advisor generally will rely on its own analysis in determining whether to make or acquire a particular loan and may obtain independent appraisals for underlying real property.

B-notes

We may purchase from third parties, and may retain from mortgage loans we originate and securitize or sell, subordinated interests referred to as “B-notes.” B-notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an “A-note.” The subordination of a B-note is generally evidenced by a co-lender or participation agreement between the holders of the related A-note and the B-note. In some instances, the B-note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. A B-note lender has the same obligations, collateral and borrower as the corresponding

A-note lender, but is typically subordinated in recovery upon a default. B-notes share certain credit characteristics with second mortgages, in that both are subject to greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A-note, and as a result generally carry a higher rate of interest. When we acquire or originate B-notes, we may earn income on the investment, in addition to interest payable on the B-note, in the form of fees charged to the borrower under that note. If we originate first mortgage loans, we may divide the loans, securitizing or selling the A-note and keeping the B-note for investment.

Mezzanine Loans

We may invest in mezzanine loans that are senior to the borrower’s common and preferred equity in, and subordinated to a first mortgage loan as well as B-notes and C-notes, if any, on a property. These loans are typically secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property.

Mezzanine loans may have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. Due to their higher risk profile and often less-restrictive covenants, as compared to senior loans, mezzanine loans are generally structured to earn a higher return than senior secured loans. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula.

CMBS Bonds

We may invest in fixed- and floating-rate bonds that are collateralized by one or more loans secured by one or more commercial properties. The CMBS that we expect to acquire as target assets will generally have a duration of three years or greater. However, prior to identifying investments in target assets or as part of an overall cash management strategy, we may acquire short-duration CMBS, generally having durations of less than three years, which should not be considered target assets.

Other Investments:

We may invest in certain “Other Investments” which may include, but are not limited to, preferred equity and bridge loans.

What will be the characteristics of your target assets?

We generally will seek to invest in or originate high-quality commercial real estate loans and other debt investments secured primarily by cash-flowing properties located in the U.S. We generally will focus on the major property types within commercial real estate – multifamily, industrial, office, retail and hospitality – but we may also seek to lend on certain other property types with strong credit characteristics. We intend to focus on lending to commercial real estate owners with significant experience in the respective asset class being financed and with the financial wherewithal to support an asset in periods of distress. With respect to CMBS bonds, we intend to focus on acquiring bonds that are secured by an underlying pool of assets that we believe can sustain a significant decline in cash flows and expansion in interest rate, with less likelihood of adversely affecting the principal repayment of the class of bonds acquired.

We will seek to construct a portfolio that is ultimately made up of not less than 75% first mortgage loans, with the balance of the portfolio containing subordinated debt (B-notes and mezzanine loans), CMBS, preferred equity, bridge loans and other investments. We may, however, in our sole discretion, determine a different mix of target assets.

With respect to first mortgage loans and CMBS, we generally will seek to originate or acquire loans of up to 75% loan-to-value (“LTV”), with a ratio of cash flow to debt service in excess of 115%, but we do have the ability to originate or acquire first mortgage loans and CMBS that do not adhere to these parameters. Further, our investments in subordinated debt, preferred equity, bridge loans and other investments will likely not adhere to these parameters.

What are your leverage policies?

We intend to employ prudent leverage, to the extent available, to fund the acquisition of our target assets and to increase potential returns to our stockholders. We intend to utilize portfolio leverage of approximately 50% of the cost of our gross assets; however, pursuant to our charter, portfolio leverage shall not exceed 75% of the cost of our gross assets.

Are there any risks involved in an investment in your shares?

An investment in our shares involves significant risk. You should read the “Risk Factors” section of this prospectus beginning on page 18. That section contains a detailed discussion of material risks that you should consider before you invest in the common stock we are offering with this prospectus. Some of the more significant risks relating to an investment in our shares include the following:

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives;

•	There is no public trading market for our shares; therefore, it will be difficult for you to sell your shares;

•	This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock;

•	This is a “best efforts” offering, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment;

•

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be;

•

The initial offering price for shares of our common stock was arbitrarily determined by our board of directors. The subsequent NAV-per-share price at which you purchase our shares of common stock pursuant to our dividend reinvestment plan or we repurchase our shares of common stock pursuant to our share repurchase program may not accurately represent the current value of our assets at any particular time, and may not reflect changes in our NAV that are not immediately quantifiable. The $10.00 per share price during the offering period may not necessarily reflect our NAV at any particular time;

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We may be unable to pay or maintain cash distributions or increase distributions over time, and we may have difficulty funding our distributions solely from cash flow from operations and may fund such distributions from offering proceeds, borrowings or the sale of assets, which could reduce the funds we have available for investment and reduce your overall return;

•	We may be unable to return capital to investors in this offering by the conclusion of the capital return period;

•	Our charter does not require that we liquidate during the capital return period;

•

Our advisor and its affiliates, including our executive officers and one of our directors, will face conflicts of interest with us and other ventures sponsored by affiliates of our advisor and/or the sponsor, which could result in actions that are not in the long-term best interest of our stockholders;

•	If we incorrectly value an impaired asset, the asset management fee payable to our advisor could be in excess of 1.0% of the market value of our assets;

•

The advisory agreement with our advisor was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate;

•	Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders;

•

We may return significant amounts of capital to investors in this offering prior to the conclusion of the capital return period, and, as a result, our stockholders could be subject to reinvestment risk;

•

A significant increase in liquidity for commercial real estate loans and other debt investments could substantially reduce opportunities for us to invest in target assets and may negatively impact our results of operations;

•	Inflation may inhibit our ability to conduct our business and acquire or dispose of target assets or debt financing at attractive prices, and your overall return may be reduced;

•	We are likely to incur indebtedness, which may increase our business risks and adversely affect the return on our target assets;

•	Increases in interest rates could increase the amount of our debt payments, thereby negatively impacting our operating results and decreasing the market value of our assets;

•	Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders; and

•

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

Who is your advisor and what will the advisor do?

FundCore Advisor LLC is our advisor. Our advisor was formed as a Delaware limited liability company on May 19, 2010. We will contract with the advisor to manage our day-to-day activities and to implement our investment strategy. Under the advisory agreement, the advisor must use commercially reasonable efforts, subject to the oversight of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of investments on our behalf consistent with our investment policies and objectives. The advisor performs its duties and responsibilities under the advisory agreement. The initial term of the advisory agreement expires on the fifth anniversary of the date on which the escrow period ends and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated. The advisory agreement was not negotiated at arm’s length, and we may pay more for advisory services than we otherwise would have if we had negotiated the advisory agreement at arm’s length. Our officers and our affiliated directors are all officers of the advisor.

What is our advisor’s competitive advantage?

The advisor’s management team and investment committee have substantial experience in many aspects of commercial real estate debt, equity and capital markets over multiple cycles, and we will benefit significantly from this expertise:

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Significant Lending Experience: Certain members of our advisor’s management team and investment committee previously ran a commercial real estate lending platform at Merrill Lynch for the U.S., Canada and Japan from 2001-2009, during which period they participated in the origination of a significant volume of first mortgage loans, B-notes and mezzanine loans. Further, certain members of our advisor’s management team have been involved in commercial real estate lending and capital markets during several periods of dislocation, including the commercial real estate recession of 1988 to 1992, the 1998 credit crisis/Long Term Capital Management debacle and the 2008-2009 credit crisis. We believe this experience will enable us to successfully originate and structure loans in today’s rapidly changing lending environment.

•

Strong Loan Sourcing Capabilities: While at Merrill Lynch, certain members of our advisor’s management team and investment committee transacted with a significant number of borrowers and have strong relationships with many of the largest commercial real estate owners and financial intermediaries which control a significant share of commercial real estate loan volume. We believe these relationships will provide us with significant investment opportunities.

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Capital Markets Expertise: Certain members of our advisor’s management team and investment committee have been active in the capital markets since the late 1980s and the establishment of the CMBS lending market in the early 1990s. Additionally, certain members of our advisor’s management team and investment committee have been active in the loan syndication market and have strong relationships with buyers and sellers of commercial real estate debt. We believe our advisor’s capital markets expertise provides us with sophisticated structuring capabilities and an ability to execute complex capital markets transactions.

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Commercial Real Estate Equity Expertise: As of December 31, 2010, certain members of the advisor’s investment committee, directly or indirectly through affiliated entities, operated and owned a number of retail, office and industrial properties, in markets throughout the U.S. We will rely on the experience of certain members of the advisor’s investment committee to get a real-time view on markets and tenants, which will enhance our underwriting of assets. We believe that our ability to understand assets from both a debt and equity perspective is especially important in the current market, where asset values may continue to remain under pressure. Also, in the unlikely event we need to foreclose on an asset, this equity experience will enable us to operate the property and not be forced into a “fire sale” of the asset, as are many lenders that do not have equity capabilities.

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Experience Establishing and Advising Multiple Commercial Real Estate Platforms: Certain members of the advisor’s investment committee, directly or indirectly through affiliated entities, have established and advised multiple commercial real estate platforms. Specifically, such members, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored, past and present, four REITs: (i) Keystone Property Trust (formerly known as American Real Estate Investment Corp.) (NYSE: KTR), (ii) DCT Industrial Trust Inc. (formerly known as “Dividend Capital Trust Inc.”) (NYSE: DCT), (iii) Dividend Capital Total Realty Trust Inc. and (iv) Industrial Income Trust Inc. In addition to their participation in the sponsorship of these ventures, these members, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in a number of private real estate ventures. The advisor anticipates that it will benefit from this experience in its operations.

What is your stockholder distribution policy and how will you calculate the payment of distributions to stockholders?

We expect to pay a monthly distribution based on realized net income and all or a portion of any loan amortization received, beginning 45 days after the initial closing. To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. REIT taxable income is computed without regard to the distributions-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We may pay distributions from any source, including proceeds from this offering, borrowings and the sale of assets. Distributions may constitute a return of capital. We have not established a minimum distribution level.

May I reinvest my distributions in shares of FundCore Institutional Income Trust Inc.?

Yes. We have adopted a distribution reinvestment plan. If you are eligible, you may participate in our distribution reinvestment plan by checking the appropriate box on your subscription agreement or by filling out an enrollment form that we will provide to you at your request. During the offering period (including if we extend the offering period), the initial purchase price for shares purchased under this plan will be equal to our $10.00 per share offering price, which was arbitrarily determined by our board of directors. Following the end of the offering period, we will begin calculating our NAV on a monthly basis, and we will offer shares of our common stock pursuant to our distribution reinvestment plan at a per-share purchase price equal to our NAV per share as of the last business day of the applicable month. See “—How long will this offering last?” for a discussion of how we will notify you each month following the end of the offering period of what our NAV and NAV per share is. We may amend, suspend or terminate our distribution reinvestment plan at our discretion at any time provided that any amendment that adversely affects the rights or obligations of participants (as determined by the board) will only take effect on the tenth day following written notice to participants or upon publication of a press release or filing of a current or periodic report with the SEC. For more information regarding the distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income (or capital gain, if our distributions are designated as capital gain dividends) to the extent they are from our current or accumulated earnings and profits.

It is possible that some portion of your distributions will not be subject to tax in the year in which they are received because distributions paid by us may exceed our earnings and profits as calculated for tax purposes. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital effectively defer a portion of your tax until your investment is sold or FundCore Institutional Income Trust Inc. is liquidated, at which time you will be taxed at capital gains rates. Any such return of capital in excess of the tax basis of your investment will be taxed as gain from the sale of our stock. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “U.S. Federal Income Tax Considerations.”

How will you use the proceeds raised from this offering?

We intend to use all of the gross proceeds from this offering to invest in target assets. A portion of our gross proceeds may be used to repurchase our common stock pursuant to our proposed share repurchase program.

More specifically, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The minimum dollar amount columns assume we will sell the minimum of 1,000,000 shares of common stock in this offering and the maximum dollar amount columns assume we will sell our maximum of 50,000,000 primary offering shares at $10.00 per share.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$10,000,000	100%	$500,000,000	100%
Amount available for investment	$10,000,000	100%	$500,000,000	100%
Proceeds invested	$10,000,000	100%	$500,000,000	100%
Total application of proceeds (1)(2)(3)	$10,000,000	100%	$500,000,000	100%

Estimated organization and offering expenses	$3,300,000	(3)	$3,300,000	(3)

(1)	For purposes of this table only, we assume that there will be no repurchases, which would otherwise reduce proceeds available for investment. Because of the limited ability to repurchase and inability to estimate the number of stockholders who will request repurchase, we are unable to estimate the percentage of proceeds from the sale of shares that we expect will be used to repurchase shares of our common stock under the proposed share repurchase program. See “Description of Capital Stock—Share Repurchase Program.”

(2)	Our advisor will pay the primary dealer an annual deferred sales commission of up to 1.0% of the gross offering proceeds we raise from the sale of shares in the primary offering, without recourse against or reimbursement by us, provided, however, that the aggregate deferred sales commission paid to the primary dealer shall not exceed 5.0% of the gross offering proceeds we raise from the sale of shares in the primary offering. If a participating broker-dealer effects the sale, the primary dealer will pay the participating broker-dealer a deferred sales commission on the gross proceeds from sales of our shares by such participating broker-dealer. Deferred sales commissions will be paid by the advisor from the advisor’s asset management fees, described under “Compensation Table,” and will not reduce funds available for investment in target assets or stockholder distributions.
(3)	Our advisor will be responsible for paying our cumulative organizational and offering expenses. Although we intend to reimburse our advisor for paying such expenses, we will not use proceeds from this offering to do so.

Until we invest the proceeds of this offering in target assets, we may invest in short-term, highly liquid instruments or other authorized investments. Such short-term investments, which may also include short-duration CMBS, will not earn as high a return as we expect to earn on our investments in target assets, and we may not be able to invest the proceeds in target assets promptly. See “Estimated Use of Proceeds” for a more detailed description of the estimated use of the proceeds of the offering.

What kind of offering is this?

We are offering up to 50,000,000 shares of common stock on a “best efforts” basis. The broker-dealers participating in the offering are only required to use their best efforts to offer and sell up to 50,000,000 shares of our common stock in our primary offering at a price of $10.00 per share, but we must sell a minimum of 1,000,000 shares to achieve the minimum threshold and minimum amount of funds necessary to commence our operations.

We are also offering 25,000,000 shares of common stock under our distribution reinvestment plan at an initial offering price of $10.00 per share during the offering period. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan as described below under “Plan of Distribution.” Following the end of the offering period, we will begin calculating our NAV on a monthly basis, and we will offer shares of our common stock pursuant to our distribution reinvestment plan at a per-share purchase price equal to our NAV per share, as calculated on the last business day of the applicable month. See “—How long will this offering last?” for a discussion of how we will notify you each month following the end of the offering period of what our NAV and NAV per share is.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

How long will our offering last?

We will take purchase orders, and investors’ funds will be held in an interest-bearing escrow account with Wells Fargo Bank, N.A., an independent third-party escrow agent, until we (i) receive purchase orders for at least 1,000,000 shares of our common stock and (ii) authorize the release to us of funds in the escrow account, at which time we will commence our operations. Funds in escrow will be invested in short-term investments that can be readily sold or otherwise disposed of for cash without any significant risk of dissipation of the offering proceeds invested. If we do not sell a minimum of 1,000,000 shares of common stock in our primary offering within one year of the commencement of our offering, or October 20, 2011, we will terminate this offering and funds will promptly be returned to all subscribing investors with interest, except for de minimis interest. Even if we sell the minimum of 1,000,000 shares of common stock in our primary offering within one year of the commencement of this offering, interest will be paid on all escrowed funds unless (i) the minimum offering amount is achieved on the first day we commence the offering or (ii) the total amount of interest payable is lower than the costs and expenses to the company associated with any such payment, which we refer to as “de minimis interest.” Our primary offering will extend for a period of one year following the end of the escrow period. We may extend the offering period, in which case we will supplement or amend this prospectus accordingly. Following the end of the offering period, we will begin calculating our NAV on a monthly basis, and we will offer shares of our common stock pursuant to our distribution reinvestment plan at a per-share purchase price equal to our NAV per share. We anticipate posting our NAV per share on our website prior to the close of business on the first business day of the applicable month as is more fully described below. We may terminate this offering at any time.

Following the end of the offering period, we will file with the SEC after the end of the last business day of each month a prospectus supplement disclosing the monthly determination of our NAV and the calculation of NAV per share for that month, which we refer to as the pricing supplement. Each month, we will also post that pricing supplement on our public website at www.fundcoreinvestments.com. The website will also contain this prospectus, including any supplements and amendments.

Who can buy shares?

Institutions and other purchasers exempt under blue sky regulations may participate in this offering. For more information, please read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus and below under “Plan of Distribution—Offers and Sales by Broker-Dealers to Institutions.”

Are there any special restrictions on the ownership of shares?

Yes. Our charter prohibits the ownership of more than 9.8% in value or 9.8% in number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors. This prohibition may inhibit large investors from purchasing shares. In order to comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis.

These restrictions are designed to assist us in complying with the ownership restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), among other purposes. See “Description of Capital Stock—Restriction on Ownership and Transfer of Shares of Our Stock.”

Is there any minimum investment required?

Yes. An initial purchase of our shares must generally be at least $1,000,000 per investor, unless we waive such minimum. Once you have satisfied the applicable minimum purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $100,000, except for additional purchases pursuant to our distribution reinvestment plan. See “Plan of Distribution—The Offering.”

How does an investor subscribe for shares?

If an investor chooses to acquire shares in this offering, that particular investor will need to fill out a subscription agreement in the form included in this prospectus as Appendix A. The subscription agreement requires that the investor buy a specific number of shares and pay for such shares at the next monthly share purchase date, generally the first business day of each month.

What is the per-share purchase price in the primary offering?

The per-share purchase price for shares of our common stock in the primary offering will be $10.00, which price was arbitrarily determined by our board of directors. During the offering period, we will not be calculating our NAV. The $10.00 per share price does not necessarily reflect our NAV at any particular time. There can be no assurance that when we begin to calculate our NAV following the end of the offering period, or at any time thereafter, our NAV will be $10.00 or greater.

What is the per-share purchase price pursuant to the distribution reinvestment plan?

During the offering period (including if we extend the offering period), the per-share purchase price for shares of our common stock purchased pursuant to our distribution reinvestment plan will initially be $10.00, which price was arbitrarily determined by our board of directors. Following the end of the offering period, we will begin calculating our NAV on a monthly basis, and we will offer shares of our common stock pursuant to our distribution reinvestment plan at a per-share purchase price equal to our NAV per share. See “—How long will this offering last?” for a discussion of how we will notify you each month following the end of the offering period of what our NAV and NAV per share is. During the offering period, we will not be calculating our NAV. The $10.00 per share price does not necessarily reflect our NAV at any particular time. There can be no assurance that when we begin to calculate our NAV following the end of the offering period, or at any time thereafter, our NAV will be $10.00 or greater.

How will NAV per share be calculated?

Beginning on the last business day of the month following the end of the offering period, we, with the assistance of our advisor and a third-party administrator—Cortland Fund Services LLC—will calculate our NAV per share on a monthly basis. Our NAV per share will be calculated by dividing the value of all of our assets (including accrued interest and distributions), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of common shares outstanding as of the close of business on the last business day of each month. Our board of directors, including a majority of our independent directors, will adopt valuation guidelines that contain a comprehensive set of methodologies to be used by our advisor and the third-party administrator in connection with the calculation of our NAV. For more information regarding the calculation of NAV per share, see “Business, Investment Objectives and Policies – Calculation of NAV.”

What is the value of the target assets that you currently own?

Currently, we hold no interests in any target assets and have not yet identified any target assets to acquire or originate.

What does it mean that you are considered a “blind pool” offering and how is that significant?

Traditionally, public real estate programs acquire interests in one or more properties, mortgage loans or other real estate-related assets. The property or properties, mortgage loans or other real estate-related assets in which such public programs intend to invest are not always known before commencing the offering. When the real estate program has not identified a significant number of the properties, mortgage loans or other real estate-related assets that it intends to acquire, the real estate program is commonly referred to as a “blind pool” program. During such a blind pool offering, we will identify the assets we will acquire or originate during and possibly after our public offering has closed. Pending our investment in target assets, we expect to invest the offering proceeds in short-term government securities or other liquid instruments.

We believe that the blind pool format offers us greater flexibility than a specified-target assets program because we are more likely to have funds in hand before identifying target assets for origination or acquisition. Otherwise, our advisor would need to begin the registration process only after identifying specific assets we may acquire or originate. Under this scenario, we would operate at a significant competitive disadvantage in originating or acquiring these assets as compared to those competitors who may have currently available sources of financing. Since we own no target assets, you cannot currently consider the financial history of any assets we may acquire or originate.

What are the fees that will be paid to the advisor and its affiliates and other participants in connection with this offering?

Our advisor, its affiliates and Integrity will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. Some of the fees paid to our advisor, such as asset-management fees, will be paid irrespective of the quality of the services provided and will be unrelated to our performance. The most significant items of compensation are set forth in the table below.

Type of Compensation and Recipient	Description and Method of Computation	Estimated annual minimum (assuming $10,000,000 of proceeds from this offering) and maximum (assuming $500,000,000 of proceeds from this offering) amounts to be paid by us	Estimated annual minimum (assuming $10,000,000 of proceeds from this offering) and maximum (assuming $500,000,000 of proceeds from this offering) amounts to be paid by a third party

Offering Stage

Selling Commissions - Integrity Investments Inc.	We will not pay any sales commissions in connection with the sale of shares of our common stock; our advisor will pay an annual deferred sales commissions to the primary dealer out of its asset management fees which shall not in the aggregate exceed 5.0% of the gross offering proceeds raised from the sale of primary shares. See “Plan of Distribution” for a description of such deferred sales commissions to be paid by our advisor.	N/A	The Advisor, and not us, will pay the primary dealer up to a minimum of $100,000 and a maximum of $5,000,000.

Operational Stage

Asset Management Fee- FundCore Advisor LLC

We will pay the Advisor a monthly fee equal to one-twelfth of 1.0% of the sum of the aggregate Cost Basis of all investments (including short-term, highly liquid investments) and cash in the Company’s portfolio on the last business day of each month, excluding proceeds from this offering prior to the initial investment (including investment in short-term, highly liquid investments) of such proceeds.

“Cost Basis” means the total amount actually paid or allocated (as of the date of origination or acquisition) with respect to the origination or acquisition of an investment (except in the case of CMBS bonds which will be marked-to-

		$400,000-$20,000,000 (assuming maximum permissible use of leverage of 75% of cost of our gross assets)	N/A

	market), including without limitation acquisition expenses the Company capitalizes and any debt attributable to such investment, less any impairments which shall be calculated in accordance with GAAP. (1)

Borrower Paid Origination Fee- FundCore Advisor LLC	Up to 1% of the value of the debt investment amount to be paid by the borrower under the debt investment; the portion of borrower-paid origination fees in excess of 1% shall be paid to us.	N/A	Borrowers may pay one time origination fees of $400,000 to $20,000,000 (assuming maximum permissible use of leverage of 75% of the cost of our gross assets and an origination fee is realized on all investments).

Other Organization and Offering Expenses- FundCore Advisor LLC and Integrity Investments LLC	Our advisor will also be responsible for paying our cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to the distribution of this offering, and for reimbursing the primary dealer’s and participating broker-dealers’ out-of-pocket expenses on a non-accountable basis up to $1,000,000, which is deemed to be underwriting compensation under FINRA (as hereinafter defined) rules, as well as reimbursing their bona fide due diligence expenses. We intend to reimburse the advisor, without limitation, for paying such organization and offering expenses and bona fide due diligence expenses amortized over a period of five years, payable monthly, commencing with the completion of the offering period; provided, however, that we shall not use proceeds from this offering to reimburse such expenses.	$3,300,000	N/A

Other Operational Expenses-FundCore Advisor LLC and third party providers	In addition to the fees described above, the Company is responsible for paying its operational costs, including but not limited to fees paid to our third-party administrator, Cortland Fund Services LLC, servicing fees and expenses incurred by the advisor in connection with its provision of services to us other than personnel costs in connection with services for which our advisor receives asset management fees. Such personnel costs for which the advisor will not be reimbursed by us includes salaries and benefits paid to our named executive officers. We are not obligated to pay any fees in connection with the disposition of our assets or in connection with our liquidation as no such fee is required pursuant to our advisory agreement with our advisor. See “The Advisor and the Advisory Agreement,” “Compensation Table” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor and the primary dealer.	(2)	N/A

(1)	The Cost Basis of an asset will not increase if the value of an asset increases and consequently, the asset management fee will not increase if the value of an asset increases, except in the case of CMBS bonds, which will be marked-to-market and which cost basis, and thus the asset management fee, could increase.
(2)	Our Other Operational Expenses are unable to be estimated at this time.

Who is Integrity Investments, Inc. and what will it do?

Integrity Investments, Inc. (“Integrity” or the “primary dealer”) is a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and was organized in Florida in September 1992. Integrity is an independent third party, not affiliated with our advisor. Integrity will serve as the primary participating broker-dealer for our best efforts offering and may also authorize other broker-dealers that are FINRA members to sell our shares.

Who is Cortland Fund Services LLC and what will it do?

Our advisor has contracted with Cortland Fund Services LLC, to provide us and our advisor with assistance in various administrative functions, including the calculation of our NAV per share. We will be responsible for calculating our NAV per share in accordance with procedures approved by our board, however, Cortland will assist our advisor in making such calculation of our NAV per share. Cortland is a provider of fund administration and outsourcing services to hedge funds, asset managers, banks, mortgage companies, and government agencies. In addition to assisting us and our advisor in calculating our NAV per share, Cortland will assist us and our advisor in numerous other functions including the processing of subscriptions and redemptions, the issuance of quarterly and annual shareholder reports, daily cash and account reconciliation, trade settlement and securities/

document custody. We will reimburse our advisor for the cost of services provided by Cortland. We will pay Cortland a fee monthly in arrears calculated based on a percentage of our assets and leverage (with such percentage decreasing as our assets and leverage increase). We will also pay additional fees to the extent we or our advisor use certain specified services.

How may investors in this offering sell their shares?

At the time shares are purchased, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure that one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock, which ownership restrictions will apply to potential purchasers of your stock. Our charter prohibits the ownership of more than 9.8% in value or 9.8% in number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

After you have held shares of our common stock for a minimum of one year, our share repurchase program may provide a limited opportunity for you to have all or a portion of your shares of common stock repurchased, subject to certain restrictions and limitations, at a price equal to the NAV per share; provided, however, that during the offering period (including if we extend the offering period) shares will be repurchased at a price per share equal to $10.00. At that time, we may, subject to the conditions and limitations described below under “Description of Capital Stock—Share Repurchase Program,” repurchase the shares of our common stock presented for repurchase for cash to the extent that we have sufficient funds available to fund such repurchase. There is no fee in connection with a repurchase of shares of our common stock.

When will my capital be returned?

We intend to return capital to investors in this offering during the capital return period, which we anticipate funding as the loans we originate are paid off at maturity or sold. We may also return capital earlier as some investments amortize, prepay and mature. However, there can be no assurance that we will not return all or a portion of your capital prior to the start of the capital return period or after the capital return period. Furthermore, there can be no assurance that we will be able to return your capital in full or at all. Our charter does not require us to liquidate during the capital return period. See “Description of Capital Stock—Liquidity Events.”

Will I be notified of how the company and my investment are performing?

Yes, we will provide your institution or bank trust account contact with periodic updates on the performance of the company and your investment in us, including:

•	Monthly distribution reports;

•	An annual report; and

•	An annual IRS Form 1099-DIV, if required.

We will provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our website, which is www.fundcoreinvestments.com. Investors desiring to receive such information by electronic delivery must make an affirmative election on the subscription agreement at the time of purchase. We will also include on this website access to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on our performance and the performance of your investment.

When will I get my detailed tax information?

We will endeavor to mail your Form 1099-DIV tax information, if required, by January 31 of each year.

Will you or our advisor keep track of the beneficial owners of the stock purchased pursuant to this prospectus?

Our advisor will generally only keep records of the holders of record of our stock, except as otherwise required by REIT qualification rules. As a condition to participating in this offering, institutions that purchase our shares for trusts or other accounts will be responsible as record holders for maintaining records of the underlying beneficial owners and for providing such beneficial ownership information as we may need on an annual basis to comply with the REIT qualification rules, or as we may need for purposes of complying with an exception to the Plan Assets Regulation under ERISA. See “Certain ERISA Considerations.”

What is the role of your board of directors?

We operate under the direction of our board of directors, which is responsible for directing the management of our business and affairs. We currently have three members on our board of directors, two of whom are independent of us. Our directors are elected annually by the stockholders. Our bylaws require that a majority of our directors be independent of our advisor. Our board of directors intends to establish an audit committee. The names and biographical information of our directors and officers are contained under “Management—Directors and Executive Officers.”

What is the experience of your officers and directors?

Our management team has significant experience in commercial real estate debt, capital markets and mortgage products over multiple economic cycles. Our President and Chief Investment Officer, Steven A. Ball, along with certain managers of our advisor, previously ran a commercial real estate lending platform at Merrill Lynch for the U.S., Canada and Japan from 2001-2009, during which period they participated in the origination of a significant volume of commercial real estate loans. Below is a listing of our officers and directors, their ages and their positions. See the “Management—Directors and Executive Officers” section of this prospectus for a detailed description of the experience of each of our officers and directors.

Name	Age	Position
Steven A. Ball	52	President, Chief Investment Officer & Director
Lee J. Taragin	45	Chief Financial Officer & Chief Operating Officer
Michael C. Vessels	54	Executive Vice President & Secretary
Christopher T. Anderson	65	Director*
Leonard W. Cotton	61	Director*

*	Denotes director who is not affiliated with our advisor, and is independent under our independence standards.

What is the ownership structure of FundCore Institutional Income Trust Inc. and FundCore Advisor LLC?

The chart below shows the ownership structure of FundCore Institutional Income Trust Inc. and the advisor. Our sponsor is a newly-formed entity and has no prior operating history. Steven A. Ball, Kevin M. Davis, Robert S. Kukulka and John M. Mulligan presently own, directly or indirectly, 100% of the voting interests and 51% of the economic interests in the sponsor, which owns the advisor, and the sponsor and the advisor are jointly controlled by Messrs. Ball, Davis, Kukulka and Mulligan. Messrs. Ball, Davis, Kukulka and Mulligan are part of the advisor’s management team and investment committee. Other key members of the advisor’s investment committee include John A. Blumberg, James R. Mulvihill and Evan H. Zucker, each of whom, directly or indirectly, holds a minority non-voting economic interest in the sponsor. FundCore Real Estate LLC has issued and may in the future issue to certain of its officers, affiliated or other unaffiliated individuals, consultants or other parties equity interests or derivatives thereof representing economic, and non voting, interests in FundCore Real Estate LLC.

(1)	Each of Messrs. Ball, Davis, Kukulka, Mulligan, Blumberg, Mulvihill and Zucker may hold their interests in HRP Debt Partners or Black Creek Debt Partners directly or indirectly. No individual’s ownership in HRP Debt Partners or Black Creek Debt Partners exceeds 33.33%. Messrs. Ball, Davis, Kukulka and Mulligan are the joint managers of and, through HRP Debt Partners, have ultimate voting and dispositive control over, FundCore Real Estate LLC, with a 51% economic and a 100% voting interest. Messrs. Blumberg, Mulvihill and Zucker, through Black Creek Debt Partners, hold a minority non-voting 49% economic interest in FundCore Real Estate LLC.

What conflicts of interest will your advisor and its affiliates face?

FundCore Advisor LLC, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor, its affiliates and its management will have to allocate their time between us and other real estate ventures and activities in which they are involved;

•

Our advisory agreement provides for our advisor to receive fees in connection with the origination and management of our assets, regardless of the quality of the assets or of the services provided to us;

•	If we incorrectly value an impaired asset, the asset management fee payable to our advisor could be in excess of 1.0% of the market value of our assets; and

•

Managers of our advisor and members of its investment committee must determine which investment opportunities to recommend to us or other existing or future ventures in which they are involved with similar investment objectives with which we may directly compete for assets.

Each of our executives will also face these conflicts because of his affiliation with our advisor and by way of his service as an officer or director of FundCore Real Estate LLC. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Our board of directors has approved a plan with respect to the allocation of investment opportunities among the sponsor, FundCore Finance Group LLC and other affiliated entities. See “Conflicts of Interests—Conflict Resolution Procedures”

What are my voting rights as a stockholder?

We intend to hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings. We may also call a special meeting of stockholders from time to time. Each of our stockholders will be entitled to one vote for each share of common stock held of record as of the record date for any of these meetings.

Are there any special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “Certain ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to ERISA or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain employee benefit plans. Any plan trustee, fiduciary or individual considering purchasing shares for a plan or an individual retirement account should read this section of the prospectus very carefully.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties or real estate-related assets;

•	allows investors to invest in a large-scale diversified real estate-related portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to distribute to investors at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, to the extent such income is distributed to stockholders and provided certain income tax requirements are satisfied.

However, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year in which we fail to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income and on certain other types of income.

How does the 1940 Act impact us?

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain of our other subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate and real estate-related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset under certain conditions. The SEC may in the future take a view different than or contrary to our analysis with respect to CMBS or any other types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

See “Business, Investment Objectives and Policies – 1940 Act Limitations” for a further discussion of the specific exemptions from registration under the 1940 Act that our subsidiaries are expected to rely on and the treatment of certain of our targeted asset classes for purposes of such exemptions.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. See “Risk Factors—Risks Related to this Offering and Our Corporate Structure—Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.”

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact the primary dealer at:

Integrity Investments, Inc.

221 Pensacola Road

Venice, Florida 34285

Telephone: (800) 242-9340

Fax: (941) 480-0555

E-mail: info@reitsales.com

Alternatively, you may review the SEC filing of our prospectus on our website at www.fundcoreinvestments.com. The contents of this site are not incorporated by reference in, or otherwise a part of, this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have no prior operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, our sponsor and our advisor are newly formed and have no prior operating history. You should not rely on the past experience of our advisor’s management team and/or investment committee to predict our future results. Certain loans previously originated by our advisor’s management team, or CMBS transactions in which it was involved, have experienced delinquencies and losses and in certain cases such delinquencies and losses are material.

There is no public trading market for our shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for our shares and we have no obligation or current plans to list our shares on a national securities exchange. To preserve our REIT qualification, among other purposes, our charter also prohibits the ownership of more than 9.8% in value or 9.8% in number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares.

Our share repurchase program may provide you with only a limited opportunity to have your shares of common stock repurchased by us at a price equal to our NAV per share as of the Applicable Quarter End (as defined under “Description of Capital Stock—Share Repurchase Program”) after you have held them for a minimum of one year; provided, however, that during the offering period (including if we extend the offering period) shares will be repurchased at a price per share equal to $10.00. Our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we limit the number of shares to be repurchased during any calendar quarter to the Repurchase Caps (as defined under “Description of Capital Stock—Share Repurchase Program”). The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate amount of proceeds received from our distribution reinvestment plan, although the board of directors, in its sole discretion, could determine to use other sources of funds. Our board of directors may also determine from time to time to further limit repurchases when funds are needed for other business purposes. In addition, our board of directors reserves the right to reject any repurchase request for any reason or to amend, suspend or terminate the share repurchase program at any time. Therefore, you may not have the opportunity to sell any of your shares of common stock back to us pursuant to our share repurchase program. See “Description of Capital Stock—Share Repurchase Program.”

This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

Neither we nor the advisor has presently acquired or contracted to acquire any target assets. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on the advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate our investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a “best efforts” offering, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. If we are unable to raise substantially more than the minimum offering amount of 1,000,000 shares we will be thinly capitalized and will make fewer investments in target assets, resulting in less diversification in terms of the number of investments owned and the types of investments that we make. As a result, the likelihood increases that any single investment’s poor performance would materially affect our overall investment performance.

We may not meet the minimum offering requirements for this offering and therefore you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time.

Our investors may be at a greater risk of loss than the sponsor or the advisor since our primary source of capital is funds raised through the sale of shares of our common stock.

Because our primary source of capital is funds raised through the sale of shares of our common stock, any losses that may occur will be borne primarily by our investors, rather than by the sponsor or the advisor. Such losses could have a material adverse effect on the value of your investment.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and acquire desirable investments and could also affect the pricing of these investments.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to originate and acquire our target assets at attractive prices. In originating and acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by certain affiliates of our advisor’s management team and investment committee), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, and there can be no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.

We could suffer from delays in locating suitable investments. The relatively large size of this offering increases the risk of delays in investing our offering proceeds promptly. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated ventures could delay the investment of the proceeds of this offering. Delays we encounter in the selection, origination and acquisition of income-producing investments would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

The initial offering price for shares of our common stock was arbitrarily determined by our board of directors. The subsequent NAV-per-share price at which you purchase our shares of common stock pursuant to our dividend reinvestment plan or we repurchase our shares of common stock pursuant to our share repurchase program may not accurately represent the current value of our assets at any particular time, and may not reflect changes in our NAV that are not immediately quantifiable. The $10.00 per share price during the offering period may not necessarily reflect our NAV at any particular time.

Until the end of the offering period, the per-share purchase price for shares of our common stock in the primary offering and pursuant to the distribution reinvestment plan and the per-share repurchase price for shares of our common stock in our share repurchase program will be $10.00, which price was arbitrarily determined by our board of directors. Thereafter, we will offer shares of our common stock pursuant to our dividend reinvestment plan and repurchase shares of our common stock in our share repurchase program at our NAV per share. During the offering period, we will not be calculating our NAV and, thereafter, the $10.00 per share price during the offering period may not necessarily reflect our NAV at any such time. There can be no assurance that when we begin to calculate our NAV following the end of the offering period, or at any time thereafter, our NAV will be $10.00 or greater.

The NAV-per-share price at which you purchase or we repurchase our shares of common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

From time to time, we may experience extraordinary events with respect to our investments that may have a material impact on our NAV. Our NAV per share as published in any given month may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable or known. As a result, the NAV per share published after the announcement of an extraordinary event may differ significantly from our actual NAV until such time as the financial impact is quantified or known and our NAV is appropriately adjusted in accordance with our advisor’s valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders who request or do not request repurchase of our shares as well as stockholders participating in our distribution reinvestment plan.

We currently do not have research analysts reviewing our performance.

We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to make regular monthly distributions to our stockholders. However, we bear all expenses incurred in our operations (including the payment of fees and expenses to our advisor and its affiliates), which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. Distributions would also be negatively impacted by the failure to deploy our proceeds on an expeditious basis, the poor performance of our investments, an increase in expenses for any reason (including expending funds for repurchases in excess of the proceeds from our distribution reinvestment plan) and due to numerous other factors. In addition, our board of directors, in its sole discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase and not decrease over time. Should we fail for any reason to distribute at least 90% of our taxable income, subject to certain adjustments, we would not qualify for the favorable tax treatment accorded to REITs, without the benefit of certain relief provisions.

We may be unable to pay or maintain cash distributions or increase distributions over time, and we may have difficulty funding our distributions solely from cash flow from operations and may fund such distributions from offering proceeds, borrowings or the sale of assets, which could reduce the funds we have available for investment and reduce your overall return.

There are many factors that can affect the availability and timing of distributions to stockholders. In the future we expect to fund distributions principally from cash flow from operations; however, while we are in our offering stage and until our investments are generating sufficient cash flow, we may fund our distributions from borrowings, asset sales or even the proceeds from this offering. If we fund distributions from financings or the net proceeds from this offering, we will have fewer funds available for the acquisition and origination of assets, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. We can give you no assurance that we will be able to pay or maintain cash distributions or increase distributions over time.

We may be unable to return capital to investors in this offering by the conclusion of the capital return period.

Our target assets could have maturities that extend beyond the capital return period, which would therefore require such assets to be sold in order to return capital to investors in this offering. However, at such time, we may be unable to effectuate a sale that would allow us to return capital to investors in this offering during the capital return period.

In certain circumstances, to maximize the return on our target assets, we may be compelled to extend their terms. Such extensions could compromise our ability to return capital to investors in this offering during the capital return period. Furthermore, in an effort to return capital during the capital return period, we may be forced to dispose of target assets at prices which may not be as favorable as if we were able to retain such target assets for a longer period of time, which would limit the amount of capital we will be able to return to our stockholders.

Our charter does not require that we liquidate during the capital return period.

We intend to return capital to investors in this offering during the capital return period, which we anticipate funding as the loans we originate are paid off at maturity or sold. We may also return capital earlier as some investments amortize, prepay and mature. However, our charter does not require that we liquidate during the capital return period and we may continue on in perpetuity. If we do not return your capital during such period or at all, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share repurchase program. See “Description of Capital Stock—Liquidity Events.”

Our advisor’s loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of key personnel of our advisor, its investment committee and its affiliates, including among others, Steven A. Ball, John A. Blumberg, Kevin M. Davis, Robert S. Kukulka, John M. Mulligan, James R. Mulvihill and Evan H. Zucker, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Ball, Blumberg, Davis, Kukulka, Mulligan, Mulvihill and Zucker, and we cannot guarantee that such persons will remain affiliated with us. If any of our advisor’s key personnel were to cease their affiliation with us, we may be unable to find suitable replacement personnel, and our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s ability to retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services relevant to our investment objectives. Maintaining such relationships will be important for us to effectively compete with other investors for favorable investment opportunities. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our operating performance could suffer if our advisor incurs significant losses.

We are dependent on our advisor to select investments and conduct our operations. Adverse developments in our relationship with our advisor could impede the profitable management of our operations and assets. Similarly, unfavorable changes in the financial health of our advisor could hinder its ability to successfully manage our operations and portfolio of investments. A substantial reduction of our advisor’s net worth may affect the level of services that our advisor could provide, as well as our operations and financial performance, which would limit our ability to make distributions and decrease the value of your investment.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, to the maximum extent permitted under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we may enter into separate indemnification agreements with each of our officers and directors. As a result, we and our stockholders would have more limited rights against these persons than might otherwise exist under common law. In addition, we are obligated to fund the defense costs incurred by these persons in some cases.

Risks Related to Conflicts of Interest

Our advisor will face conflicts of interest relating to the purchase and origination of target assets, and such conflicts may not be resolved in our favor, which could lower your overall return.

We will rely on our advisor’s management team and investment committee to identify suitable investment opportunities. Other ventures sponsored by affiliates of our advisor and/or the sponsor may also rely on our advisor’s management team and investment committee or entities controlled by affiliates of our advisor and/or the sponsor for investment opportunities, and certain investment opportunities would be suitable for us as well as other ventures sponsored by affiliates of our advisor and/or the sponsor. For example, each of Messrs. Ball, Blumberg, Davis, Kukulka, Mulligan, Mulvihill and Zucker are involved in FundCore Finance Group LLC and Messrs. Blumberg, Mulvihill and Zucker are involved in Dividend Capital Total Realty Trust Inc., which engage in certain business activities similar to ours and may compete for investments with us. Furthermore, entities affiliated with the sponsor and/or members of the advisor’s management team or investment committee are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. If our advisor’s management team or investment committee directs an investment opportunity to a venture sponsored by affiliates of our sponsor and/or members of the advisor’s management team or investment committee, it is to offer the investment opportunity to the venture for which the opportunity, in the discretion of our advisor’s management team or investment committee, is most suitable, and is consistent with the terms of our procedures relating to conflicts of interest. Our advisor’s management team or investment committee could direct attractive investment opportunities to other entities, and our advisor or its affiliates could make such investments for its or their own accounts. Our advisor may receive substantial origination fees regardless of the performance of our portfolio. Our advisor’s ability to receive an origination fee, which is not based upon performance metrics or goals, might increase our advisor’s incentive to originate assets without devoting time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. These conflicts could have a material adverse effect on our operating results and lower your overall returns.

Our advisor’s management team and investment committee, its affiliates and our executive officers will face competing demands on their time, and this may cause our operations and your investment to suffer.

We will rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Presently, the advisor has no other clients; however, the managers, directors, officers, members of the advisor’s investment committee and other employees of certain of its affiliates and related parties, including its direct or indirect owners, are presently, and plan in the future to continue to be, involved with numerous real estate and debt ventures and activities which are unrelated to us and may change as ventures are closed or new ventures are formed. As a result of these activities, the advisor, its managers, directors, officers, members of its investment committee and other employees of its affiliates and related parties will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. For example, certain of our officers and directors (other than our independent directors) serve in the same capacities for the advisor; and certain members of our investment committee and their affiliates serve as officers, directors or managers of the advisors of Dividend Capital Total Realty Trust Inc., Industrial Income Trust Inc., other affiliated entities and 14 other private ventures that are presently operating. They may also engage in the future in additional projects and business activities and in new ventures. During times of intense activity in other ventures, they may devote less time and allocate fewer resources to our business than they would prefer in order to manage our business. If this occurs, the returns on our investments and the value of your investment may decline.

Our officers and one of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to you.

Mr. Ball serves as an officer, a director or both of our advisor and other affiliated entities such as FundCore Finance Group LLC. As a result, he owes duties to these various entities and their stockholders and investors, whereas Messrs. Taragin and Vessels are officers of our advisor, which duties may from time to time conflict with the duties that they owe to us. The duties of such individuals to such other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor and its affiliates, including our executive officers and one of our directors, will face conflicts of interest with us and other ventures sponsored by affiliates of our advisor and/or the sponsor, which could result in actions that are not in the long-term best interest of our stockholders.

Our advisor and its affiliates will receive substantial fees from us. These fee arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and any other agreements; and

•	public offerings of equity by us, which entitle our advisor to increased asset management fees.

In addition, as described below, the judgment of our advisor’s management team and investment committee and our advisor’s affiliates could also be influenced by differences in the compensation we pay to our advisor compared to amounts they earn from other ventures sponsored by affiliates of our advisor and/or the sponsor.

•

Our advisor might be more motivated to offer an investment opportunity to another venture sponsored by affiliates of our advisor and/or the sponsor. For example, in August 2009, an affiliate of our sponsor entered into a product specialist agreement (the “PSA”) with Dividend Capital Total Advisors LLC, the advisor to Dividend Capital Total Realty Trust Inc. Pursuant to the PSA, an affiliate of the sponsor may perform acquisition and asset management services with respect to up to $130 million (plus any available leverage) of certain debt investments to be made by Dividend Capital Total Realty Trust Inc.

•

Borrowers may pay our advisor up to 1% of the cost (including related indebtedness) of the asset being originated as an origination fee, whereas under the PSA, the affiliate of our sponsor may receive up to 1.50% of the origination fees paid by borrowers.

•

Similarly, our advisor earns an annual asset-management fee from us equal to approximately 1% per annum of the sum of the aggregate Cost Basis of all of our investments, payable monthly. On the other hand, under the PSA, the affiliate of our sponsor may receive up to four years of prepaid management fees upon the origination of certain debt investments by Dividend Capital Total Realty Trust Inc.

These differences in compensation could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

If we incorrectly value an impaired asset, the asset management fee payable to our advisor could be in excess of 1.0% of the market value of our assets.

We will periodically evaluate our assets for possible impairment. If we make the determination that an asset is impaired, we will assign a valuation to that asset established in accordance with management’s expectations about future coupon and principal payments. This valuation is based on a number of assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plans, and loan sponsorship, among other assumptions, which may or may not be correct. As a result of the number of variables involved in determining the value of an impaired asset, it is possible that the value we assign to an asset does not accurately reflect its market value. Consequently, it is possible that the advisor’s asset management fee could exceed 1% of the market value of an asset.

Further, the asset management fee payable to the advisor is based upon the cost of assets we acquire and thus may create an incentive for the advisor to accept a higher price for assets or to invest in assets that may not otherwise be in our best interest. As such, the advisor may recommend that we invest in a particular asset or pay a higher price for the asset than it would otherwise recommend if it did not receive such an asset management fee.

The advisory agreement with our advisor was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our advisory agreement with our advisor was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Termination of the advisory agreement with our advisor without cause is difficult and costly. Our independent directors will review our advisor’s performance and the management fees and, following the initial term, the advisory agreement may be terminated upon the unanimous affirmative vote of our independent directors based upon: (1) our advisor’s unsatisfactory performance that is materially detrimental to us, or (2) a determination that the management fees payable to our advisor are not fair, subject to our advisor’s right to prevent termination based on unfair fees by accepting a reduction of management fees unanimously agreed to by our independent directors. Our advisor will be provided 180 days prior notice of any such termination. Additionally, upon such a termination, the advisory agreement provides that we will pay our advisor a termination fee equal to three times the aggregate amount of the asset management fee received by our advisor during the prior 12-month period before such termination, calculated as of the end of the most recently completed months prior to the date of termination. These provisions may increase the cost to us of terminating the advisory agreement and adversely affect our ability to terminate our advisor without cause.

During the initial term of the advisory agreement, we may not terminate the advisory agreement except for cause.

Our advisor is only contractually committed to serve us until the fifth anniversary of the date on which the escrow period ends. Thereafter, the advisory agreement is renewable for one-year terms; provided, however, that our advisor may terminate the advisory agreement annually upon 180 days prior notice. If the advisory agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to the advisory agreement, our advisor will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our advisor maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the advisory agreement, our advisor, its officers, members, managers, directors and personnel, any person controlling or controlled by our advisor and any person providing sub-advisory services to our advisor will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the advisory agreement. In addition, we have agreed to indemnify our advisor, its officers, members, managers, directors and personnel, any person controlling or controlled by our advisor and any person providing sub-advisory services to our advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our advisor not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the advisory agreement.

We may co-invest or joint venture an investment with a sponsor-affiliated entity, or with a third party that has contracted to employ the services of a sponsor-affiliated entity.

We may also co-invest or joint venture with other sponsor-affiliated entities or with third parties that have contracted to employ the services of a sponsor-affiliated entity. Even though all such co-investments will be subject to approval by a majority of our board of directors, including a majority of our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party that has not contracted to employ the services of a sponsor-affiliated entity. In addition, other sponsor-affiliated entities or third parties that have contracted to employ the services of a sponsor-affiliated entity may in the future participate in some of our investments, possibly at a more senior level in the capital structure of the underlying borrower and related real estate than our investment. Our interests in such investments may also conflict with the interests of these entities in the event of a default or restructuring of the investment. Participating investments will not be the result of arm’s length negotiations and will involve potential conflicts between our interests and those of the other participating entities in obtaining favorable terms. In addition, we may share control with or cede control of the venture to the sponsor-affiliated entity or third party that has contracted to employ the services of a sponsor-affiliated entity, and decisions could be made that are not in our best interests.

If we invest a percentage of the proceeds of this offering in joint venture or co-ownership arrangements with the advisor or its affiliates, or with third parties that have contracted to employ the services of the advisor or its affiliates, such entities may retain significant control over our investments even if our independent directors terminate our advisor.

While a unanimous affirmative vote of our independent directors may terminate our advisor after the initial term upon 180 days’ written notice, or earlier if for cause, our ability to remove co-general partners or advisors to any entities in which the advisor or its affiliates serve in such capacities and in which we may serve as general partner or manager is limited. As a result, if we invest a percentage of the proceeds from this offering in such joint-venture or co-ownership arrangements, an affiliate of the advisor or a third party that has contracted to employ the services of the advisor may continue to maintain a substantial degree of control over our investments despite the termination of our advisor.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. No person may own more than 9.8% in value or 9.8% in number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors, which is referred to sometimes as our 9.8% charter limit. As a condition of participating in this offering and as required by the REIT qualification rules, we will require our stockholders of record to provide us with certain beneficial owner information on an annual basis. Our 9.8% charter limit ownership restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Because we are a holding company that will conduct its businesses primarily through wholly-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries. In addition, the assets we and our subsidiaries may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our performance.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the 1940 Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate assets and real estate-related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset under certain conditions. The SEC may in the future take a view different than or contrary to our analysis with respect to CMBS or any other types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff may require us to adjust our strategy accordingly.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

If the market value or income potential of our real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate-related investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Our board of directors will approve very broad investment guidelines for our advisor and will not approve each investment and financing decision made by our advisor unless required by our investment guidelines

Our advisor will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments, except if the investment requires us to commit greater than $100 million of capital or greater than 25% of our equity in any individual asset; provided, however, that during the offering period (including if the offering period is extended) and only to the extent we have raised less than $300 million in connection with this offering, if our advisor reasonably expects that we will raise at least $300 million pursuant to this offering by the end of the offering period, the consent of a majority of our independent directors shall only be required for investments that are greater than $75 million. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our advisor. Furthermore, our advisor may use complex strategies, and transactions entered into by our advisor may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our advisor will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our advisor may not fully reflect the best interests of our stockholders.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding investing, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters, including:

•	the election and removal of directors;

•	amendments to our charter except as otherwise permitted by law or our charter;

•	mergers, consolidations or share exchanges except as otherwise permitted by law;

•	the transfer of all or substantially all of our assets except as otherwise permitted by law; and

•	our dissolution.

Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. These include:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding shares of stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose supermajority voting requirements on these combinations; and

•

“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Additionally, the “unsolicited takeover” provisions of the Maryland General Corporation Law permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not yet have.

These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then-current market price. See “Description of Capital Stock—Business Combinations,” “Description of Capital Stock—Control Share Acquisitions” and “Description of Capital Stock—Subtitle 8.”

You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

Our share repurchase program may provide you with only a limited opportunity to have your shares of common stock repurchased by us at a price equal to our NAV per share as of the Applicable Quarter End (as defined under “Description of Capital Stock—Share Repurchase Program”) after you have held them for a minimum of one year; provided, however, that during the offering period (including if we extend the offering period) shares will be repurchased at a price per share equal to $10.00. The NAV-per-share price at which we repurchase shares of common stock may be less than the $10.00 per share purchase price. Such decline in net asset value and corresponding lower repurchase price may be caused by a number of factors including, but not limited to, a decline in the value of our investments or a realized loss within the investment portfolio, both of which may be magnified by our use of leverage, increases in expenses or a reserve against expected expenses and previous capital returned as part of a distribution.

Our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we limit the number of shares to be repurchased during any calendar quarter to the Repurchase Caps (as defined under

“Description of Capital Stock—Share Repurchase Program”). The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate amount of proceeds received from our distribution reinvestment plan, although the board of directors, in its sole discretion, could determine to use other sources of funds.

Our board of directors may also determine from time to time to further limit repurchases when funds are needed for other business purposes. Our board of directors reserves the right to reject any repurchase request for any reason or to amend, suspend or terminate the share repurchase program at any time. Therefore, you may not have the opportunity to sell any of your shares of common stock back to us pursuant to our share repurchase program. See “Description of Capital Stock—Share Repurchase Program.”

Your interest in us may be diluted if we issue additional shares, including under our distribution reinvestment plan, which could reduce the overall value of your investment.

Our stockholders will not have preemptive rights with respect to any shares we issue in the future, including shares issued under our distribution reinvestment plan. Our charter authorizes us to issue 500,000,000 shares of stock, of which 375,000,000 shares are classified as common stock and 125,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, including under our distribution reinvestment plan; (ii) issue equity interests in private offerings; or (iii) issue shares to our advisor or its successors or assigns in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the value of our assets and the terms of such transactions, most notably the offering price per share, which may be less than the price you pay, existing stockholders may also experience a dilution in the book value of their investment in us.

Payment of fees to our advisor and its affiliates will reduce income available for distribution to stockholders.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and origination of our investments and the management of our assets. Even though loan origination fees of up to 1% of the value of the debt investment amount will be paid by the borrower under the relevant debt investment, we will pay our advisor substantial asset management and other fees, which will reduce the amount of income available for distribution to stockholders.

Payment of loan origination fees by the borrower of up to 1% of the value of the debt investment amount may result in lower yields on target assets, which could reduce our distributions to stockholders.

To the extent we charge loan origination fees, we may originate target assets at lower yields than those which we might have been able to achieve, absent a loan origination fee. As a result, the existence of loan origination fees could reduce our distributions to stockholders.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

We intend to use all of this offering’s gross proceeds to originate and/or acquire target assets. We do not intend to reserve proceeds from this offering for future capital needs. Accordingly, if we need capital in the future, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, asset sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital needs our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

Lack of Separate Representation

Skadden, Arps, Slate, Meagher & Flom LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the advisor and Integrity in connection with this offering and may in the future act as counsel for each such company. Skadden, Arps, Slate, Meagher & Flom LLP also serves, and may in the future serve, as counsel to certain affiliates of the advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between any of us, Integrity and the advisor or sponsor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

We may return a significant amount of capital to investors in this offering prior to the capital return period, and, as a result, our stockholders could be subject to reinvestment risk.

Our debt investments may amortize, prepay, mature or otherwise be disposed of prior to the capital return period, at which point we may return capital to investors in this offering. In such instances, our stockholders could be subject to reinvestment risk.

We may experience a decline in the fair value of our assets.

Loans will be valued at the principal amount outstanding net of deferred loan fees and costs, unless there is an impairment. We will evaluate each of our loans for possible impairment quarterly. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment is measured by comparing a valuation based on discounted cash flows to the carrying value of the respective loans. Impaired loans will be recorded net of any allowance for loan loss due to impairments. The impact from changes in credit is reflected in the calculation of the allowance for loan losses.

A decline in the fair value of our securities may require us to recognize an “other-than-temporary” impairment against such securities under GAAP. An unrealized loss exists when the current fair value of an individual security is less than its amortized cost basis. Unrealized losses on held-to-maturity securities that are determined to be temporary in nature are not recorded, as these investments are carried at their amortized cost (less any other-than-temporary impairment). Debt securities classified as held-to-maturity are carried at cost unless a decline in fair value below cost is deemed other-than-temporary, in which case such a decline is recorded in current operations. Any credit-related impairment on debt securities that we do not plan to sell and is not likely to be required to sell is recognized in current operations, with the non-credit-related impairment recognized in other comprehensive income. For other impaired securities, the entire impairment is recognized in current operations.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Risks Related to Investments in Debt

The mortgage loans which we originate or acquire will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan originated and/or held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. If current market conditions continue to deteriorate, it is possible that a loan which was adequately secured when it was acquired or originated will not remain adequately collateralized. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process due to, among other things, state statutes and rules governing foreclosure actions and defenses and counterclaims that may be raised by defaulting parties, and therefore such process could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, to the extent we foreclose on a particular property, we could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters.

The mezzanine loans, B-notes and other junior financings which we may originate or acquire would involve greater risks of loss than senior loans secured by income-producing real properties.

We may originate or acquire mezzanine loans, B-notes and other junior financings that substantially take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a mortgage loan borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off such senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment. If we cure the default by paying off the senior debt and ultimately foreclose on the property, we could become subject to liabilities associated with the property, including liabilities relating to taxes and environmental matters. In addition, mezzanine loans typically have higher overall loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B-notes which we may originate or acquire may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may originate or acquire B-notes. A B-note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. For example, the rights of holders of B-notes to control the process following a borrower default may be limited in certain B-note investments, particularly in situations where the A-note holders have the right to trigger an appraisal process pursuant to which control would shift from the holder of the B-note when it is determined, for instance, that a significant portion of the B-note is unlikely to be recovered. We cannot predict the terms of each B-note investment. Further, B-notes typically are secured by a single property, and, as a result, reflect the increased risks associated with a single property compared to a pool of properties. Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. Acquiring or paying off the A-note could require a significant amount of cash, and we may not have sufficient cash to be able to do so.

The CMBS in which we invest are subject to several types of general risks.

CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS we invest in are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. In a falling interest rate environment, securities whose investment yield is tied to a floating rate index, such as LIBOR, will distribute less dividend income than when originally purchased. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinated CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinated CMBS will not be fully paid. Subordinated securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to the CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series. We may not have the right to appoint the directing certificateholder in the CMBS in which we invest. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans, like other loans secured directly or indirectly by real property, are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. Any such losses with respect to our investments in bridge loans could have a material adverse effect on our results of operations and financial condition.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may originate or acquire may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we originate or acquire may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect our value.

Our target assets may have various concentration risks.

While we intend to diversify our portfolio of target assets, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets may at times be concentrated in certain property types, some of which may have a higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period. Further, we may have concentrations of target assets owned by certain borrowers or sponsors. To the extent that such borrowers or sponsors experience financial distress, they may be unable to adequately operate or capitalize properties, which could result in a default on our target assets, thereby reducing our net income and the value of our common stock and accordingly reducing our ability to pay distributions to our stockholders.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings, S&P, DBRS, Inc. or Realpoint LLC. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and there can be no assurance that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower of a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks, permitting risks, other construction risks and subsequent leasing of the property not being completed on schedule or at projected rental rates. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments of interest or principal to us.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close debt financing transactions within a very short period of time. Our underwriting guidelines contemplate an analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified. The failure to identify such a credit risk may have a material adverse effect on the value of our investment.

Interest rate fluctuations and changes in prepayment rates could cause the value of our originations and debt investments to decrease or could reduce our ability to generate income from such originations and investments.

Interest rate risk is the risk that debt investments will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such investments will decline, and vice versa. Accordingly, the yield on our originations and debt investments may be sensitive to changes in prevailing interest rates and corresponding changes in prepayment rates. Therefore, changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations could also cause a borrower to prepay a mortgage loan more quickly than we expect, which could lead to our expected return on the investment being adversely affected.

Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise registered in accordance with, those laws. In addition, the mezzanine, B-note and bridge loans we may originate or purchase in the future may be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, we may be unable to sell an asset for the price, on the terms or within the time frame we want. That inability could reduce our cash flow and cause our results of operations to suffer, limiting our ability to pay distributions to you.

A significant increase in liquidity for commercial real estate loans and other debt investments could substantially reduce opportunities for us to invest in target assets and may negatively impact our results of operations.

If a significant volume of capital emerges to provide liquidity for commercial real estate loans and other debt investments, competition for our target assets may increase, and, as a result, it may be difficult for us to acquire target assets. It is also possible that yields on target assets may decline. Both of these factors could negatively impact our results of operation.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under mortgage or other types of loans that we make and if we decide not to operate the property securing the loan, we may not be able to sell the underlying properties or equity collateral quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor or other borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or other equity collateral or to obtain proceeds sufficient to repay all amounts due to us on the mortgage or other type of loan.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders.

We may invest in real estate-related preferred equity securities, which may involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which are currently volatile and which securities may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinated to traditional loans and are not secured. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment. Since there may be a number of debt obligations that have priority over our preferred stock investment, any determination by us to cure defaults could be costly and we may not have the cash to be able to do so. If we become the equity owner of the issuer, we would be responsible for other liabilities of the issuer, including liabilities relating to taxes and environmental matters.

We may face reinvestment risk on our debt investments.

Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from amortized, matured, traded, prepaid or called debt obligations at lower interest rates. This risk will increase if we reinvest such proceeds in debt obligations with shorter-term maturities as we approach the capital return period, and shorter-term debt obligations generally pay lower rates of interest than longer-term debt obligations. A decline in income could affect our ability to pay distributions on the common shares.

Construction loans involve an increased risk of loss.

Although we do not anticipate investing in construction loans, we may do so. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including, but not limited to: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.

Risks Related to Investments in Real Estate

The current national and world-wide economic slowdown, a lengthy recession and volatile market conditions could harm our operations, cash flows and financial condition and lower returns to you.

Dislocations and liquidity disruptions in the capital and credit markets as have been experienced in recent years could adversely affect our ability to make loans, which could negatively impact our ability to implement our investment strategy. If these disruptions in the capital and credit markets continue for a lengthy period as a result of, among other factors, uncertainty, changing or increased regulation, reduced alternatives or additional failures of significant financial institutions, our access to liquidity could be significantly impacted. Prolonged disruptions could result in us taking measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs could be arranged. Such measures could include deferring investments, reducing or eliminating the number of shares repurchased under our share repurchase program and reducing or eliminating distributions we make to you.

We believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by declining values in real estate. For example, a prolonged recession could negatively impact the real property that underlies our investments as a result of increased tenant delinquencies and/or defaults under their leases, generally lower demand for rentable space, as well as potential oversupply of rentable space which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies which could negatively affect the underlying borrowers and collateral of assets that we own.

Declining real estate values would also likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our debt investments in the event of default because the value of our collateral may be insufficient to cover our basis in the investment. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from investments in our portfolio as well as our ability to originate and/or sell loans.

Our operations could be negatively affected to a greater extent if the current economic downturn is prolonged or becomes more severe, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to you.

Changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions may adversely affect our results of operations and returns to you.

We are subject to risks generally incident to the real estate industry including changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions and other factors particular to the locations of the real property underlying our loans. In addition, the mortgage market has been severely affected by changes in the lending landscape and there can be no assurance that these conditions have stabilized or that they will not worsen. We are unable to predict future changes in these market conditions. For example, a continuing recession or rise in interest rates could make it more difficult for us to originate or dispose of loans we originate or acquire. In addition, rising interest rates generally reduce the demand for loans due to the higher cost of borrowing and therefore could also make alternative interest-bearing and other investments more attractive and as a result could potentially lower the relative value of our investment portfolio.

Adverse economic conditions in the regions where the assets underlying our loans are located may adversely affect our portfolio’s performance, which could have an adverse effect on us.

Adverse conditions in the regions and specific markets where we operate may reduce our ability to originate or sell loans or cause losses in our investment portfolio. Should assets located in such regions fail to generate sufficient revenues to fund loan payments owed to us, our financial condition and results of operations, as well as our ability to make distributions, could be adversely affected. The following factors, among others, may adversely affect the operating performance of assets underlying our loans:

•	Continuing recession and turmoil in the financial markets may preclude the leasing of properties or increase the vacancy level of such assets;

•	Periods of increased interest rates could result in a decline in lease prices or an increase in defaults by tenants;

•	Rising vacancy rates for commercial property, particularly in large metropolitan areas;

•	The inability to attract and maintain quality tenants;

•	Default or breaches by tenants of their contractual obligations;

•	Increases in operating costs, including the need for capital improvements;

•	Increases in the taxes levied on businesses; and

•	Regulatory changes affecting the real estate industry, including zoning rules.

These factors may be amplified in light of the current economic crisis. Declining performance of the assets underlying our loans significantly increases the likelihood that we will incur increased payment delinquencies, foreclosures and losses on our loans if there is a default. Therefore, any sustained period of economic decline could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our stockholders.

Inflation may inhibit our ability to conduct our business and acquire or dispose of target assets or debt financing at attractive prices, and your overall return may be reduced.

In recent years, the U.S. economy and financial markets experienced periods of significant disruption. We will be exposed to inflation risk on income from our target assets, as these investments are expected to be a primary source of our cash flows from operations. Although inflation has been generally low in recent years, high inflation, based on certain items like government spending, may in the future tighten credit and increase prices. Although some of the leases at the properties securing our target assets may provide for fixed base rent increases or indexed increases, these increases may not re-set frequently enough to cover inflation. As a result, the income from the properties securing our target assets may decline, which could increase the risk of default on our target assets. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to prospective purchasers of our target assets may also rise, which could adversely impact our ability to dispose of our target assets at attractive sales prices. Should we be required to hold or dispose of our target assets during a period of inflation, our overall returns may be reduced.

Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

To the extent we foreclose on properties with respect to which we have extended mortgage loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We are likely to incur indebtedness, which may increase our business risks and adversely affect the return on our target assets.

As of the date of this prospectus, we had no outstanding indebtedness, but we are likely to incur indebtedness, even if we raise significant proceeds in this offering. We intend to use leverage to finance our investment operations and to enhance our financial returns. Such debt may be secured or unsecured, at a fixed or floating rate. Through the use of leverage, we may acquire positions with market exposure significantly greater than the amount of capital committed to the transaction. We intend to utilize portfolio leverage of approximately 50% of the cost of our gross assets; however, pursuant to our charter, portfolio leverage shall not exceed 75% of the cost of our gross assets. An individual asset may be more highly levered, so long as we adhere to the leverage limitation on a portfolio-wide basis.

Leverage will magnify both the gains and the losses of our positions. Leverage will increase our returns as long as we earn a greater return on investments purchased with borrowed funds than our cost of borrowing such funds. However, if we use leverage to acquire a target asset and the value of the target asset decreases, the leverage will increase our losses. Even if the target asset increases in value, if the target asset fails to earn a return that equals or exceeds our cost of borrowing, the leverage will decrease our returns.

We may be required to post large amounts of cash as collateral or margin to secure our leveraged positions. In the event of a sudden, precipitous drop in value of our financed target assets, we might not be able to liquidate target assets quickly enough to repay our borrowings, further magnifying losses. Even a small decrease in the value of a leveraged target asset may require us to post additional margin or cash collateral. This may decrease the cash available to us for distributions to stockholders.

If any of our debt agreements contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple agreements. Although we do not yet have a credit facility, it could include a cross-default provision that would provide that a default under any obligation of a certain dollar threshold or more by us or any of our subsidiaries constitutes a default under the credit facility. If any of our assets are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders may be limited.

Our advisor’s fee structure may encourage it to recommend a high amount of leverage.

Because our advisor will receive asset management fees based in part on the amount of debt financing we obtain, our advisor may have an incentive to recommend a high amount of leverage, which, in certain cases where the cost of leverage is high relative to the coupons on our target assets, may be dilutive to our investment returns.

We may not be able to obtain debt financing necessary to run our business.

We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, we expect to need to borrow capital for originations, acquisitions and for other purposes. Under current market conditions, we may not be able to borrow all of the funds we may need. If we cannot obtain debt or equity financing on acceptable terms, our ability to originate and acquire new investments to expand our operations will be adversely affected. As a result, we would be less able to achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to you.

Any credit facilities and repurchase agreements that we may use to finance our assets may require us to provide additional collateral or pay down debt.

We may use credit facilities or repurchase agreements to finance our assets if they become available on acceptable terms. In the event we use such financing arrangements, they may involve the risk that the market value of our assets pledged or sold by us to the repurchase agreement counterparty or provider of the credit facility may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to credit facilities and increase our cost of capital. The providers of repurchase agreement financing and credit facilities may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

High interest rates may make it difficult for us to finance or refinance assets, which could reduce the amount of assets we can originate or acquire, our net income and the amount of cash distributions we can make.

If debt is unavailable at what management deems to be reasonable interest rates, we may not be able to finance the origination or acquisition of target assets. If we incur debt secured by our assets, we run the risk of being unable to refinance the debt when it becomes due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance assets, our income could be reduced. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets, and we may incur losses if the collateral is liquidated.

In the event that securitization financings become available, we may utilize, if available, warehouse facilities pursuant to which we would accumulate mortgage loans in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, there can be no assurance that a securitization structure would be consummated with respect to the assets being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we would have to bear any resulting possible loss on the sale. Currently, we have no warehouse facilities in place, and there can be no assurance that we will be able to obtain one or more warehouse facilities on favorable terms, or at all.

Increases in interest rates could increase the amount of our debt payments, thereby negatively impacting our operating results and decreasing the market value of our assets.

Our debt may be subject to the fluctuation of market interest rates such as LIBOR, Prime and other benchmark rates. Should such interest rates increase, our debt payments may also increase, reducing cash available for distributions. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments. Additionally, the market value of our fixed-rate investments would decrease.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to incur additional debt, make distributions under certain circumstances, terminate certain agreements, or replace the advisor as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If one or more of our advisor’s executive officers are no longer employed by our advisor, financial institutions providing any financing arrangements we may have may not provide future financing to us, which could materially and adversely affect us.

If financial institutions that we seek to finance our investments require that one or more of our advisor’s executives continue to serve in such capacity and if one or more of our advisor’s executives are no longer employed by our advisor, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, we could be materially and adversely affected.

Risks Related to Hedging

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could materially adversely affect our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates in conjunction with floating rate debt we may incur. Our hedging activity will vary in scope based on the level and volatility of interest rates and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	due to a credit loss, the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a corporate subsidiary subject to tax) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	any hedging we enter into may fail to adequately relieve the adverse effects of interest rate increases;

•	counterparties under these agreements may not honor their obligations thereunder;

•	we might have to post collateral as security for our ability to pay;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

In addition, we may fail to recalculate, readjust and execute hedges in an efficient manner. We may not be able to find an appropriate hedging counterparty at all.

Any hedging activity in which we engage may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to recordkeeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, we may enter into derivative contracts that could require us to fund cash payments in the future under certain circumstances (e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses may materially and adversely affect our results of operations and cash flows.

The recent adoption of the Dodd-Frank Wall Street Reform and Consumer Protection Act and future regulations implementing such legislation may have an adverse impact on our ability to hedge risks associated with our business.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace. The derivatives legislation is set forth in Title VII of the Dodd-Frank Act entitled “Wall Street Transparency and Accountability” (the “Derivatives Title”). With limited exceptions, the provisions of the Derivatives Title become effective on the later of 360 days following enactment and, to the extent a provision requires rulemaking, not less than 60 days after publication of the final rule. Once effective, this legislation will subject swap dealers and “major swap participants” to substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. It also requires central clearing for transactions that the U.S. Commodities Futures Trading Commission (“CFTC”) determines must be cleared and are accepted for clearing by a “derivatives clearing organization” (subject to certain exceptions) and provides the CFTC with authority to impose position limits across markets. Many key concepts, processes and issues under the Derivatives Title have been left to the relevant regulators to define and address. Although it is not possible at this time to assess the impact of the Dodd-Frank Act and any future regulations implementing the new legislation, the Dodd-Frank Act and any such regulations may subject us to additional capital or margin requirements relating to, or to additional restrictions on, our hedging positions which may have an adverse effect on our ability to hedge risks associated with our business or on the cost of our hedging activity.

We may fail to qualify for hedge accounting treatment.

In certain circumstances, we may record derivative and hedging transactions in accordance with Accounting Standards Codification (“ASC”) Topic 815 Derivatives and Hedging, or ASC Topic 815. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the ASC Topic 815 definition of a derivative (such as short sales), we fail to satisfy ASC Topic 815 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the “IRS,” as to our REIT qualification, we have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT for the taxable year ended December 31, 2011 in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our advisor, including representations relating to the values of our assets and the sources of our income. The opinion is expressed as of the date issued and will not cover subsequent periods.

Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Distributions payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2012. Distributions payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or distributions payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from mortgage loans, mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If such arrangements constitute “significant modifications” of such debt under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

As a result, we may find it difficult or impossible to meet distribution requirements in certain circumstances. In particular, where we experience differences in timing between the recognition of taxable income and the actual receipt of cash, the requirement to distribute a substantial portion of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms or (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with REIT requirements. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year following our first year. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value or 9.8% in number of shares, whichever is more restrictive, of our outstanding common stock. Our board may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our charter key off of the ownership at any time by any “person,” which term includes entities. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to provide added assurance of compliance with the tax law requirements, and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income, property and net worth, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See “U.S. Federal Income Tax Considerations—Taxation of FundCore Institutional Income Trust Inc.” In addition, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through our TRS or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate level tax liability. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status. Thus, compliance with the REIT requirements may hinder our ability to make and, in certain cases, to maintain ownership of, certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities (“MBS”). The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations—Taxation of FundCore Institutional Income Trust Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the debt instruments or MBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments or MBS will be made. If such debt instruments or MBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to subordinated debt instruments or MBS at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•

Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under the Internal Revenue Code may be treated as unrelated business taxable income.

See “U.S. Federal Income Tax Considerations.”

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their distribution income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

To the extent we invest in construction loans, we will be required to make estimates about the fair market value of land improvements that may be challenged by the IRS.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “U.S. Federal Income Tax Considerations—Taxation of FundCore Institutional Income Trust Inc.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a domestic TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules dealing with REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could affect or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

ERISA Risks

If you fail to meet the fiduciary and other standards under ERISA, the Internal Revenue Code or common law as a result of an investment in our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing trusts or IRAs. If you are investing the assets of a trust, pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should take into account, among other considerations:

•	whether you have the authority to make the investment;

•	whether the investment constitutes a prohibited transaction and, if so, whether a statutory or administrative exemption from prohibited transaction rules is applicable;

•	the composition of the portfolio of the trust, plan or IRA with respect to diversification by type of asset;

•	the funding objectives of the trust, plan or IRA;

•	the tax effects of the investment; and

•

whether under the general fiduciary standards of investment prudence and diversification an investment in the shares is appropriate for the trust, plan or IRA, taking into account the overall investment policy and the composition of the investment portfolio of such trust, plan or IRA.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. See “Certain ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to raise proceeds in this offering and then to effectively deploy them;

•	The continuing severe dislocations in the U.S. and global capital and real estate markets;

•	Changes in economic conditions generally and in the real estate and debt markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of debt capital to finance our investments;

•	Interest rates; and

•	Changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the estimated proceeds raised in this primary offering assuming that we sell a minimum of 1,000,000 shares of common stock, a midrange point of 25,000,000 shares of common stock and the maximum of 50,000,000 shares of common stock, in each case at our initial offering price of $10.00 per share. We also disclose information below regarding the estimated use of proceeds assuming we sell the maximum number of shares (25,000,000) pursuant to our distribution reinvestment plan at a price of $10.00 per share. Following the end of the offering period, we will offer shares under the plan at a per-share purchase price equal to our NAV per share as of the last business day of the applicable month. For purposes of this table, we have assumed that all shares sold under the plan are sold at $10.00 per share. We estimate that all of our gross offering proceeds will be used for investments and the repurchase of shares under our proposed share repurchase program. Our affiliates may purchase shares in the offering.

	Primary Offering						Distribution Reinvestment Plan 25,000,000 shares ($10.00/share)		Total 75,000,000 shares
	1,000,000 shares ($10.00/share)		25,000,000 shares ($10.00/share)		50,000,000 shares ($10.00/share)
	$	%	$	%	$	%	$	%	$
Gross Offering Proceeds	10,000,000	100.00	250,000,000	100.00	500,000,000	100.00	250,000,000	100.00	750,000,000
Amount Available for Investment (1)(2)(3)	10,000,000	100.00	250,000,000	100.00	500,000,000	100.00	250,000,000	100.00	750,000,000
Total Application of Proceeds	10,000,000	100.00	250,000,000	100.00	500,000,000	100.00	250,000,000	100.00	750,000,000

Estimated Organization and Offering Expenses	$3,300,000	(3)	$3,300,000	(3)	$3,300,000	(3)	$3,300,000	(3)	$3,300,000

(1)	For purposes of this table only, we assume that there will be no repurchases, which would otherwise reduce proceeds available for investment. Because of the limited ability to repurchase and inability to estimate the number of stockholders who will request repurchase, we are unable to estimate the percentage of proceeds from the sale of shares that we expect will be used to repurchase shares of our common stock under the proposed share repurchase program. See “Description of Capital Stock—Share Repurchase Program.”
(2)	Our advisor will pay the primary dealer an annual deferred sales commission of up to 1.0% of the gross offering proceeds we raise from the sale of shares in the primary offering, without recourse against or reimbursement by us, provided, however, that the aggregate deferred sales commission paid to the primary dealer shall not exceed 5.0% of the gross offering proceeds we raise from the sale of shares in the primary offering. If a participating broker-dealer effects the sale, the primary dealer will pay the participating broker-dealer a deferred sales commission on the gross proceeds from sales by such participating broker-dealer. Deferred sales commissions will be paid by the advisor from the advisor’s asset management fees, and will not reduce funds available for investment in target assets or stockholder distributions.
(3)	Our advisor will be responsible for paying our cumulative organizational and offering expenses. Although we intend to reimburse our advisor for paying such expenses, we will not use proceeds from this offering to do so.

Assuming we raise $500 million in this offering and utilize leverage of 50%, resulting in total capital of $1 billion, we anticipate fully investing the proceeds from this offering in target assets within 12-months of breaking escrow. This estimated investment timetable further assumes that a significant percentage of the proceeds from this offering have been raised prior to or shortly after breaking escrow. However, it is possible that we may invest the offering proceeds in a substantially shorter or longer period of time. It is difficult to predict with certainty our timing for investing the proceeds from this offering in target assets because our ability to invest is highly dependent on a number of factors, including, without limitation, the amount and timing of equity raised in this offering, the availability of leverage and market conditions during the period in which we will seek to deploy our capital. As such, there can be no assurance as to how long it will take us to invest all of the proceeds from this offering and the actual time frame may differ materially from the estimate above. We will seek to construct a portfolio of target assets that is ultimately made up of not less than 75% first mortgage loans, with the balance of the portfolio containing subordinated debt (B-notes and mezzanine loans), CMBS, preferred equity and other investments. We may, however, in our sole discretion, determine a different mix of target assets. Until required in connection with the acquisition or origination of target assets, substantially all of the proceeds of the offering and, thereafter, any working capital reserves we establish, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-duration CMBS, short-term debt obligations and interest-bearing accounts or other authorized investments that are approved by our board of directors.

MARKET OPPORTUNITY

We believe the current opportunity in the U.S. commercial real estate debt markets is driven by a contraction in credit that started in the sub-prime residential mortgage market in early 2007 and which ultimately triggered a deep global recession in 2008. Since late 2008, a number of large financial institutions have filed for bankruptcy, were forced to merge or otherwise sought significant equity injections from the U.S. government to remain solvent. As a result of these events, the multi-trillion dollar commercial real estate mortgage market has experienced significant dislocation.

Commercial banks, which historically represented the largest source of commercial real estate mortgage capital, have sharply reduced new loan origination as they focus on repairing their balance sheets and working out troubled loans. Moreover, recent regulatory changes have facilitated banks’ keeping impaired real estate loans on their balance sheets, likely limiting banks’ new loan origination volumes for the foreseeable future.

The CMBS market, which was the second largest source of mortgage capital and which provided $230 billion of liquidity to commercial real estate in 2007, has contracted meaningfully, with approximately $27 billion of issuance between the beginning of 2008 and December 31, 2010. Six of the largest CMBS lenders (Wachovia, Lehman Brothers, Bear Stearns, Merrill Lynch, LaSalle and Countrywide), which provided over $70 billion of CMBS financing in 2007, have merged or declared bankruptcy. In our opinion, many of the CMBS lenders that remain have incurred substantial losses in their CMBS and/or whole loan portfolios, which we believe have limited their appetite for re-entering the market in a significant way. In our view, the future of the CMBS market is further clouded by proposed legislative and regulatory changes that would require banks to keep a portion of securitized loans on their balance sheets, which could substantially reduce CMBS origination volume as banks would be required to hold risk-based capital against these loans. We also believe the re-emergence of CMBS will be hindered by a lack of reliable hedging vehicles.

The substantial reduction in CMBS lending is especially relevant to the subordinated debt market because many of the CMBS loan originators also originated subordinated debt such as B-notes and mezzanine loans. Historically, in a typical deal, lenders might originate a loan of up to, and sometimes in excess of, an 80% LTV. The senior portion of the loan, which might include a 40%- to 50%-LTV first mortgage loan would be securitized in the CMBS market, and the junior portion of the loan, structured as a B-note or mezzanine loan, would be held on the balance sheet of the bank or syndicated to a variety of subordinated debt investors such as life insurance companies, banks and real estate funds. Thus, we believe the withdrawal of many banks from CMBS lending has reduced the amount of capital available for B-notes and mezzanine loans. This situation has been exacerbated by the fact that many of the traditional B-note and mezzanine buyers have taken substantial losses on their existing portfolio of loans and have either ceased purchasing/originating mezzanine loans or have reduced their purchase/origination volume. Moreover, as the CMBS market returns, we believe that lenders will have a lower risk tolerance and will therefore originate lower-LTV first mortgage loans, which should create opportunities for us to provide borrowers with additional leverage through subordinated debt.

This decrease in the supply of mortgage capital is occurring as the industry is facing a significant wave of commercial real estate loan maturities over the next several years. We believe the mismatch between the supply and demand for commercial real estate debt has created an unprecedented opportunity to originate high-quality mortgage loans at attractive coupons. We also believe the lack of mortgage capital gives rise to potential opportunities to provide subordinated debt and preferred equity.

Further, we believe the reduced risk appetite of many traditional lenders will effectively force borrowers to assemble their own lending syndicates to obtain the necessary financing to close transactions. For instance, a 75%-LTV loan that could have been executed by a single lender prior to the credit crisis, could require several lenders to execute in today’s market. As a result, we believe there is a substantial opportunity to provide “one-stop shopping” for borrowers in need of traditional levels of leverage.

BUSINESS, INVESTMENT OBJECTIVES AND POLICIES

General

FundCore Institutional Income Trust Inc. is a newly organized Maryland corporation focused on originating and investing in high-quality commercial real estate loans and other debt investments secured primarily by cash-flowing properties located in the U.S. Beginning with the year ending December 31, 2011, we will elect to be taxed as a REIT. After we (i) receive purchase orders for at least 1,000,000 shares of our common stock and (ii) authorize the release to us of funds in the escrow account, subscription proceeds will be released to us and applied to investments in target assets. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as offering proceeds are expended in connection with the acquisition and origination of target assets.

As of the date of this prospectus, we have not entered into any arrangements to acquire or originate any specific assets with the proceeds from this offering. The number of assets we may acquire or originate will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in target assets.

Our advisor also may, but is not required to, establish reserves from gross offering proceeds from cash flow generated by performing assets or from non-liquidating net sale proceeds from the sale of our assets. Currently, we do not plan to designate any of our offering proceeds as working capital reserves.

The proceeds of this offering will provide funds to enable us to originate and purchase target assets. We intend to finance our target assets with borrowings under a warehouse or other similar facility. If this offering is not fully sold, our ability to diversify our investments may be diminished. Should we sell only a small percentage of our maximum offering our operations and ability to purchase and originate a broadly diverse portfolio of target assets may be limited. Further, additional risks may arise from a less diverse portfolio, which may cause lower dividend distributions.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code for the taxable year ended December 31, 2011. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our after-tax net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “U.S. Federal Income Tax Considerations” are met.

Investment Objectives

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital;

•	Providing current income to our stockholders in the form of monthly cash distributions; and

•	Returning capital to investors in this offering during the capital return period, and earlier, as some investments amortize, prepay and mature.

We cannot assure you that we will attain our investment objectives.

Neither we nor the advisor have presently acquired or contracted to acquire any investments. We will supplement this prospectus during the offering period in connection with the acquisition of such investments.

Investment Strategy

We intend to originate and invest in high-quality commercial real estate loans and other debt investments secured primarily by cash-flowing properties located in the U.S. We generally will focus on the major property types within commercial real estate – multifamily, industrial, office, retail and hospitality – but we may also seek to lend on certain other property types with strong credit characteristics. We intend to focus on lending to commercial real estate owners with significant experience in the respective asset class being financed and with the financial wherewithal to support an asset in periods of distress. With respect to CMBS bonds, we intend to focus on acquiring bonds that are secured by an underlying pool of assets that we believe can sustain a significant decline in cash flows and expansion in cap rate, with less likelihood of adversely affecting the principal repayment of the class of bonds acquired.

We will seek to construct a portfolio that is ultimately made up of not less than 75% first mortgage loans, with the balance of the portfolio containing subordinated debt (B-notes and mezzanine loans), CMBS, preferred equity and other investments. We may, however, in our sole discretion, determine a different mix of target assets.

With respect to first mortgage loans and CMBS, we generally will seek to originate or acquire loans of up to 75% loan-to-value, with a ratio of cash flow to debt service in excess of 115%, but we do have the ability to originate or acquire first mortgage loans and CMBS that do not adhere to these parameters. Further, our investments in subordinated debt, preferred equity and other investments will likely not adhere to these parameters.

We also will be required to consider regulatory requirements and SEC staff interpretations that determine the treatment of such securities for purposes of exclusions from registration as an investment company. This may require us to forgo investments that we or our subsidiaries might otherwise make in order to continue to assure that under Section 3(a)(1)(C) “investment securities” do not exceed the 40% limit required to avoid registration as an investment company or that under Section 3(c)(5)(C) not less than 55% of our assets are treated as qualifying assets.

The following describes some, but not all, of the types of target assets we may originate and/or invest in:

Mortgage Loans Secured by Commercial Real Properties

We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may acquire or originate interests in mortgage loans, which may pay fixed or variable interest rates or have “participating” features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They will usually be nonrecourse, which means they will not be the borrower’s personal obligations.

We will generally require a security interest in the underlying properties or leases. The advisor generally will rely on its own analysis in determining whether to make or acquire a particular loan and may obtain independent appraisals for underlying real property.

In any event, loans with “participating” features may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. The forms and extent of any participations may vary depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property.

B-notes

We may purchase from third parties, and may retain from mortgage loans we originate and securitize or sell, subordinated interests referred to as “B-notes.” B-notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an “A-note.” The subordination of a B-note is generally evidenced by a co-lender or participation agreement between the holders of the related A-note and the B-note. In some instances, the B-note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. A B-note lender has the same obligations, collateral and borrower as the corresponding A-note lender, but is typically subordinated in recovery upon a default. B-notes share certain credit characteristics with second mortgages, in that both are subject to greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A-note, and as a result generally carry a higher rate of interest. When we acquire and/or originate B-notes, we may earn income on the investment, in addition to interest payable on the B-note, in the form of fees charged to the borrower under that note. If we originate first mortgage loans, we may divide the loans, securitizing or selling the A-note and keeping the B-note for investment.

Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. In some cases, the owner of the A-note may be able to foreclose or modify the note against our wishes as holder of the B-note. As a result, our economic and business interests may diverge from the interests of the holders of the A-note.

We may also retain or acquire interests in A-notes. There is a class of notes sometimes referred to as “C-notes,” which are junior to B-notes, which we are unlikely to, but may, acquire. B-notes and C-notes are senior to mezzanine loans.

Mezzanine Loans

We may invest in mezzanine loans that are senior to the borrower’s common and preferred equity in, and subordinated to a first mortgage loan as well as B-notes and C-notes, if any, on, a property. These loans are typically secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property.

Mezzanine loans may have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. Due to their higher risk profile and often less restrictive covenants, as compared to senior loans, mezzanine loans are generally structured to earn a higher return than senior secured loans. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula.

If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off the senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment.

Mezzanine loans are typically subordinated to B-notes and C-notes and may be multi-tranched, which means there may be multiple classes of interests with different interest rates, and payment and security priorities.

Other Investments:

We may invest in certain “Other Investments” which may include, but are not limited to, the following:

CMBS Bonds

We may invest in fixed- and floating-rate bonds that are collateralized by one or more loans secured by one or more commercial properties. The CMBS that we expect to acquire as target assets will generally have a duration of three years or greater. However, prior to identifying investments in target assets or as part of an overall cash management strategy, we may acquire short-duration CMBS, generally having durations of less than three years, which should not be considered target assets.

Preferred Equity

We may invest in preferred equity, which is generally a class of equity that pays dividends at a specified rate and that has preference over common equity in the payment of dividends and the liquidation of assets. Preferred equity is subordinated to the debt of the issuer. Our preferred equity investments will generally be in bankruptcy-remote single purpose entities that own real property.

Bridge Loans

We may invest in bridge loans, which are loans that typically have a maximum term of three years and generally provide the borrower with prepayment flexibility. Bridge loans may be structured as mortgage loans (which could include B-notes and C-notes) and may also have mezzanine and preferred equity components.

We may make investments in special situations related to one of the aforementioned investment categories or derivatives thereof.

Investments in Other Securities

Although we intend to maintain flexibility in our ability to invest in all types of commercial real estate-related debt and preferred equity, including certain securities, such as bonds, we do not intend to invest in non-real estate-related securities. We will not underwrite the securities of other issuers, and we do not intend to invest in publicly traded securities of other issuers for the purposes of exercising control. Further, we do not intend to invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing.

Investment Guidelines

Our board of directors has adopted the following investment guidelines:

•	our investments will be in our target assets;

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not more than 25% of equity will be invested in any individual asset without the consent of a majority of the independent directors; provided, however, that during the offering period (including if the offering period is extended) and only to the extent we have raised less than $300 million in connection with this offering, if our advisor reasonably expects that we will raise at least $300 million pursuant to this offering by the end of the offering period, the consent of a majority of our independent directors shall only be required for investments that are greater than $75 million;

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until appropriate investments in target assets are identified, the advisor may invest the proceeds of this offering in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-duration CMBS, short-term debt obligations and interest-bearing accounts or other authorized investments consistent with our intention to qualify as a REIT;

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any investment by the company of $10 million or less requires the approval of our president and chief investment officer. Any investment in excess of $10 million but less than or equal to $100 million requires the approval of our investment committee. Any investment in excess of $100 million requires the approval of our investment committee and a majority of our independent directors;

•	no investment in commodities or futures except for futures when used for hedging in the ordinary course of business;

•	no originations or investments in mortgages that are subordinated to any debt of our affiliates;

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no investment in common equity (other than securities traded on a national exchange) unless a disinterested majority of our directors approves such investment as being fair, competitive and commercially reasonable;

•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	no investment shall be made that would cause us to be required to be registered as an investment company under the 1940 Act.

These investment guidelines may be amended, restated, modified, supplemented or waived by our board of directors (which must include a majority of the independent directors) without the approval of the company’s stockholders.

Leverage Limitations

Pursuant to our charter, portfolio leverage shall not exceed 75% of the cost of our gross assets.

Investment Decisions

Our advisor will have substantial discretion with respect to the selection of specific investments and the purchase, origination and sale of our target assets, subject to the approval of our advisor’s investment committee.

In pursuing our investment objectives and making investment decisions for us, our advisor will consider relevant loan, real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, the stability of in-place cash flows, the prospects for long-range property-level appreciation, property-level liquidity and the experience and financial strength of the borrower. We generally will seek to originate or acquire loans and CMBS of up to 75% loan-to-value, with a ratio of cash flow to debt service in excess of 115%; however, we do have the ability to originate or acquire first mortgage loans and CMBS that do not adhere to these parameters. We intend to originate loans at a basis that is significantly lower than the estimated replacement cost of the properties securing our loans. Where possible, we will seek to lend to borrowers that will retain equity in the properties being financed with our loans. Where appropriate, we will structure loans with cash reserves to cover capital costs expected to arise over the loan term, cash management features including cash sweeps and debt service reserves, among other features. To the extent feasible, our advisor will strive to invest in a diversified portfolio of target assets for us based on geography, type of property and industries represented by tenants. However, the number and mix of target assets we acquire will largely depend upon real estate and market conditions and other circumstances existing at the time we acquire or originate target assets, as well as the amount of proceeds we raise in this offering.

To find loans that best meet our selection criteria for investment, our advisor’s origination team will work with property owners and mortgage brokers to identify suitable potential investment opportunities. Our advisor’s underwriting team will generally study regional demographics and market conditions and interview local brokers and appraisers to formulate a view on the creditworthiness of a potential investment. As a part of our due diligence process, we will generally require an experienced commercial construction engineer to inspect the structural soundness and the operating systems of each property, an environmental firm to analyze each property for potential environmental issues and a third party appraiser to opine on property value.

Further, as a part of the due diligence process, our advisor will generally perform in depth property level underwriting that will generally include a detailed build up of income and expenses, along with analysis of documentation supporting the cash flows (e.g., leases, historical expenses and expense reimbursement, management agreements, property tax and insurance bills, historical capital expenditures, schedules of tenant improvement allowances and leasing commissions). Our advisor will typically perform an exit analysis to determine whether the loan can be refinanced in a higher interest rate environment and/or with stress on the cash flows and at a lower asset value.

With respect to CMBS bonds, we intend to focus on acquiring bonds that are secured by an underlying pool of assets that we believe can sustain a significant decline in cash flows and expansion in cap rate, with less likelihood of adversely affecting the principal repayment of the class of bonds acquired. With respect to CMBS that we intend to hold for a longer term and which we consider to be a target asset—generally having duration of three or more years—our advisor expects to utilize a proprietary model that allows its team to stress loan level cash flows and cap rates to determine the effect on principal repayment at each level in the CMBS bond capital structure. For diversified, multi-borrower, multi-asset pools, typical underwriting may include an analysis of top 10 loans, underwriting at the pool and individual asset level and specific asset underwriting and screening to analyze risks as they relate to bond performance. For floating rate transactions or limited loan count pools, all loans typically are underwritten with a focus on stability of in place cash flows and ability of asset(s) to perform in downside scenarios, strength of property level fundamentals (e.g., location/geographic diversity, supply/demand metrics, rents/expenses vs. market, loan to replacement cost) and strength of sponsorship (experienced operators with the financial capacity to support a property in the event of distress).

For short-duration CMBS that we may acquire prior to identifying investments in target assets, or as part of our overall cash management strategy, our advisor will generally require that the CMBS are rated investment grade by a nationally recognized statistical rating organization. For short-duration CMBS, our advisor intends to focus on acquiring bonds that are secured by an underlying pool of assets that we believe can sustain a significant decline in cash flows and expansion in cap rate, with less likelihood of adversely affecting the principal repayment of the class of bonds acquired, however, our advisor may not perform the same degree of diligence previously described as it relates to investments in longer duration CMBS which are target assets.

Conditions to Closing Our Investments

Generally, we will condition our obligation to close the purchase or origination of any investment or an investment in a loan or preferred equity on the delivery and verification of certain documents from the borrower, including:

•	Evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor and its investment committee;

•	Title and liability insurance policies;

•	Surveys; and

•	Financial statements covering recent operations of properties having operating histories.

We also may require the receipt of satisfactory third party reports that may include:

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An appraisal that generally satisfies the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act, the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute, and which has been signed by a Member of the Appraisal Institute;

•	A Phase I Environmental Site Assessment Report that is completed generally in compliance with American Society for Testing and Materials Designation E 1527-05, or most recent version; and

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A Property Condition Report performed by a licensed professional engineer or a registered architect and which provides a summary of the general condition, useful life, quality and adequacy of each of the property components including: site drainage, structural, building envelope, HVAC/electrical/plumbing, fire protection/life safety/code compliance, elevator/escalator and review under the Americans with Disabilities Act of 1990, as amended.

In the case of investments in short-duration CMBS that we do not consider a “target asset,” we may not adhere to the aforementioned closing conditions. However, in such cases, we will only acquire CMBS bonds that are rated investment grade by a nationally recognized statistical rating organization.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of assets. We anticipate that such debt will be structured as either a repurchase facility or a term credit facility and may be fixed or floating rate. A repurchase facility is a financing arrangement that is structured as a sale pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. In the alternative, we may obtain a credit facility with a term of approximately five years, which is secured by our assets.

Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if the credit markets are closed or limited and banks and other lending institutions maintain severe restrictions on the amount of funds available for the types of loans we seek. See “Risk Factors—Risks Associated with Debt Financing—We may not be able to obtain debt financing necessary to run our business.” When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase assets for cash with the intention of obtaining debt financing at a later time.

We intend to utilize portfolio leverage of approximately 50% of the cost of our gross assets; however, pursuant to our charter, portfolio leverage shall not exceed 75% of the cost of our gross assets.

By operating on a leveraged basis, we would hope to have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting exercise of remedies by lenders in connection with a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

The advisor will use commercially reasonable efforts to obtain financing on the most favorable terms available to us and will seek to refinance target assets during the term of a loan on a target asset only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is due to mature or if the proceeds from the refinancing can be used to purchase or originate an attractive investment which becomes available or for other reasons which are believed to be in our best interests. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Pursuant to a policy adopted by our board of directors, we will not obtain loans from any of our directors, the advisor and any of our affiliates unless such loan is approved by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to return capital to investors in this offering during the capital return period, and earlier, as some investments amortize, prepay and mature. In addition to these circumstances, an asset may be sold prior to the capital return period if among other factors:

•	There are diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

•	The asset has realized its expected total return;

•	An opportunity has arisen to syndicate or securitize all or a portion of a loan and realize capital appreciation;

•	An opportunity has arisen to pursue a more attractive investment opportunity;

•	The asset value is declining and our advisor determines it would be appropriate to dispose of it;

•	A major tenant has involuntarily liquidated or is in default under its lease;

•	The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	Capital is required to fund our share repurchase program or for other uses;

•	There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

•	In the judgment of our advisor, the sale of the asset is in our best interests.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward capital preservation. We cannot assure you that this objective will be realized. In connection with the sale of assets, we may lend the purchaser all or a portion of the purchase price, subject to the limitations set forth in our charter if the purchaser is an affiliate. In these instances, our taxable income may exceed the cash received in the sale. See “U.S. Federal Income Tax Considerations—Taxation of FundCore Institutional Income Trust—Annual Distribution Requirements.” The terms of payment may be affected by custom in the area in which the asset being sold is located and by the then prevailing economic conditions.

Hedging Policies

We may be exposed to interest rate changes primarily as a result of debt used to maintain liquidity and finance our investment portfolio. We may seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use interest rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, to hedge exposures to changes in interest rates on loans secured by our assets or otherwise. Also, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

Insurance

We intend to acquire and maintain insurance at what we believe will be adequate levels of coverage to meet our business needs.

Competition

We believe that the current market for assets that meet our investment objectives is highly competitive. In originating and acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions, many of which have greater resources than we do.

We will also compete with other existing and future entities directly or indirectly affiliated with the advisor and/or the sponsor for opportunities to acquire or sell investments. See “Conflicts of Interests—Competition.”

Calculation of NAV

Beginning on the last business day of the month following the end of the offering period, we, with the assistance of our advisor and a third-party administrator—Cortland Fund Services LLC—will calculate our net asset value per share on a monthly basis in accordance with procedures approved by our board. Our NAV per share will be calculated by dividing the value of all of our assets (including accrued interest and distributions), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of common shares outstanding as of the close of business on the last business day of each month. In the calculation of our NAV per share, share redemptions will reduce the value of our assets by the net asset value of shares redeemed and will reduce the total number of common shares outstanding by the number of shares redeemed. Our advisor will be primarily responsible for determining the value of all of our assets in accordance with the following methodologies for various asset types:

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Commercial mortgage backed securities. Investments will be classified as trading and marked to market. Changes in market value will be recorded through earnings. We will determine monthly marks based upon observed transaction bid prices on the actual securities or like securities. We will attempt to obtain quarterly bid side marks from four CMBS broker dealers and will disregard the low and high marks and take an average of the other two marks. If we obtain fewer than four quotes we will use the average.

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Commercial and mezzanine loans and B-notes. Investments will be classified as held to maturity based on our intent and ability to hold these investments to maturity. Loans will be valued at the principal amount outstanding net of deferred loan fees and costs, unless there is an impairment. We will evaluate each of our loans for possible impairment quarterly. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment is measured by comparing a valuation based on discounted cash flows to the carrying value of the respective loans.

•	Repurchase agreements. These agreements are recorded at the amount at which the financing instruments were acquired or sold, the carrying value, plus accrued interest.

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Interest rate swaps. These derivatives are functioning as interest rate hedges and will be recorded in the balance sheet at carrying value. Positions and marks will be confirmed and contrasted with broker dealer counterparty valuations.

•	Money market investments. These instruments will be recorded at carrying value plus accrued interest.

Our advisor has contracted with Cortland Fund Services LLC, to provide us and our advisor with assistance in various administrative functions, including the calculation of our NAV per share. We will be responsible for calculating our NAV per share in accordance with procedures approved by our board; however, Cortland will assist our advisor in making such calculation. Cortland will assist us and our advisor in numerous other administrative functions including the processing of subscriptions and redemptions, the issuance of quarterly and annual shareholder reports, daily cash and account reconciliation, trade settlement and securities/document custody.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with taxable year ended December 31, 2011. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders as discussed elsewhere in this prospectus. As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

1940 Act Limitations

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

The company is organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. The company intends to conduct its operations so that it does not come within the definition of an investment company because less than 40% of the value of its total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe the company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain of our subsidiaries to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the 1940 Act. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans, MBS that represent the entire ownership in a pool of mortgage loans, certain mezzanine loans, B-notes and other interests in real estate, that constitute qualifying real estate assets in accordance with SEC staff guidance and approximately an additional 25% of its assets in other types of mortgages, MBS, securities of REITs, securities of Public-Private Investment Funds and other real estate-related assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate and real estate-related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset under certain conditions. The SEC may in the future take a view different than or contrary to our analysis with respect to CMBS or any other types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

We intend to treat investments in construction loans as qualifying real estate assets. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualified real estate asset. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans and any such guidance may require us to change our strategy.

We intend to invest in CMBS. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. The pool of mortgages generally is administered by a trustee, a master servicer and a special servicer. Although each plays an important role in administering the pool of mortgages, the trustee and the master servicer generally exercise ministerial functions, whereas the duties of the special servicer include, among other things, monitoring the mortgage loans in the CMBS pool, evaluating defaulted mortgage loans with a view toward developing a plan to maximize the recovery on such loans, foreclosing upon or working out defaulted mortgage loans and recommending and implementing a plan that details whether and how to sell, and negotiating the sale of, distressed mortgage loans and properties acquired through foreclosure or otherwise working out such loans. The most subordinated class of a CMBS issuance is in the first loss position and is referred to as the “controlling class” because the holder of a majority of that class has the right to hire and remove the special servicer and to provide instructions to the special servicer with respect to the foreclosure/workout of defaulted mortgage loans. In addition, if the special servicer for any reason does not follow the instructions of the holder of a majority of the controlling class with respect to the foreclosure or workout of a defaulted mortgage loan, the majority holder of such class has the unilateral right to acquire the mortgage out of the pool and foreclose upon the mortgage itself.

On the date of issuance, the controlling class of a CMBS issuance generally is the “NR” or “not rated” class. After issuance, however, should the outstanding principal balance of the NR class erode by more than 75% of its initial face amount, the rights originally exercised by the NR class, as the controlling class, are automatically transferred to the holder of a majority of the next more senior class, and this process repeats with each class all the way up the capital structure. This self executing mechanism is intended to ensure that the class of CMBS that is then most “at risk” for losses has the control and discretion necessary to protect its interest, including the rights of foreclosure on the underlying mortgages.

To the extent that we acquire subordinated classes of CMBS, in order to ensure that we will be able to exercise the rights of the controlling class, we generally would acquire 100% of the NR, B and BB classes of a CMBS issuance. In fact, the NR, B and BB classes often are sold as a “block transaction” because of the extensive due diligence that must be conducted in order for the purchaser of these classes of CMBS to evaluate the risks and to model the profitability of an investment in such classes of CMBS. In such cases, we view our investment in the subordinated classes of a CMBS issuance as a single real estate investment, even though for rating agency reasons, the subordinated classes of a CMBS issuance may be divided into multiple classes. In addition, even though the subordinated CMBS may be divided into multiple classes, all of the subordinated classes are typically paid the same coupon based on the weighted average coupon of the underlying mortgage loans. Thus, the only material difference in the non-investment grade classes is the level of subordination.

The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based solely on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset where we acquire 100% of the controlling class of a CMBS issuance, because it has the ability to cause foreclosure of the mortgages underlying the CMBS issuance. In addition, when we acquire 100% of the controlling class of a CMBS issuance and 100% of sequentially contiguous non-investment grade classes of the same CMBS issuance, we believe we have the same legal and economic experience as if we had purchased the pool of mortgages underlying the CMBS and partially capitalized such purchase by issuing the investment grade classes of CMBS. Consequently, in addition to the controlling class, we consider each non-investment grade class that we acquire that is senior to the controlling class to be a qualifying real estate asset, provided that (i) we acquire 100% of such a class and 100% of the respective controlling class, (ii) each such class is sequentially contiguous with the controlling class and (iii) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. For example, if we acquire 100% of the NR class of a CMBS issuance and 100% of the B and BB classes of the CMBS issuance, we will treat each such class as a qualifying real estate asset. If we transfer part or all of any such class, we will no longer treat that class or any class senior to that class as a qualifying real estate asset.

Some CMBS pools in which we may invest could include loans secured by mortgages with respect to which the special servicer, and consequently we, do not have the unilateral right to foreclose. We refer to these loans as “real estate related notes.” With respect to real estate related notes, the special servicer exercises many of the rights and duties described above, including monitoring the real estate related notes, evaluating defaulted real estate related notes with a view toward developing a plan to maximize the return on such notes, discussing such plans with other loan participants and, if collectively agreed, monitoring and exercising such foreclosure rights on behalf of the CMBS pool.

The SEC’s staff has expressed no view as to whether the controlling class and sequentially contiguous classes of a CMBS pool that contains some real estate-related notes are qualifying real estate assets or real estate-related assets. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool as described above and the CMBS pool contains some real estate related notes, we believe our investment is the functional equivalent of direct ownership of the mortgages and the real estate related notes underlying the CMBS issuance, because we believe we have the same legal and economic experience as if we had purchased the mortgages and the real estate related notes and partially capitalized such purchase by issuing the investment grade classes of CMBS.

In the absence of SEC guidance with respect to CMBS pools that contain some real estate related notes, we treat a portion of our investment in such pools as qualifying real estate assets only when the real estate related notes comprise a de minimis portion of the entire pool. Accordingly, when we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate related notes is 15% or less of the outstanding principal balance of the entire pool, we treat the mortgages over which we have the unilateral right to foreclose in the CMBS pool as qualifying real estate assets and the real estate related notes in the pool as real estate-related assets. To reflect this treatment, we pro rate our investment in such a CMBS pool and treat as a qualifying real estate asset only that portion of our investment in the CMBS pool equal to the value of our investment multiplied by a fraction, the numerator of which is the outstanding principal balance of the mortgages in the CMBS pool over which we have the unilateral right to foreclose and the denominator of which is the outstanding principal balance of all of the mortgages in the CMBS pool, including the real estate related notes. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate related notes is more than 15% of the outstanding principal balance of the entire pool, we treat our entire investment in such a pool as a real estate-related asset.

As noted, the SEC has not provided guidance with respect to CMBS and may in the future take a view different than or contrary to our analysis with respect to CMBS or any other types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries. Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

The determination of whether an entity is one of our majority-owned subsidiaries is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Public Reporting Policy

We have public reporting obligations and are required to file annual (including consolidated financial statements audited and certified by registered independent public accountants), quarterly and current reports with the SEC during the term of this offering and for the remainder of the year in which we conclude this offering. If we are no longer required to file such reports after that period, we may file such reports voluntarily. We also will make any reports we file available to all stockholders and post such reports on our website, www.fundcoreinvestments.com. For more information, please refer to “Where You Can Find More Information.”

SELECTED FINANCIAL DATA

We are a newly formed entity without any operating history. The following selected financial data are qualified by reference to and should be read in conjunction with our Financial Statements and Notes thereto as of December 31, 2010 and for the period from May 18, 2010 (inception) to December 31, 2010 and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

2010
Operating Data:
Organizational expenses	$70,714
General and administrative expenses	$74,638
Net loss attributable to common stockholders	$(145,352)
Balance Sheet Data:
Cash and cash equivalents	$5,500
Total assets	$1,598,467
Total Liabilities	$1,733,819

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We intend to use the proceeds from this offering to originate and invest in high-quality commercial real estate loans and other debt investments secured primarily by cash-flowing properties located in the U.S. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire or originate target assets.

As of the date of this prospectus, we have not entered into any arrangements to acquire or originate any specific assets with the proceeds from this offering. The number and type of assets we may acquire or originate will depend upon the number of shares sold and the resulting amount of the proceeds available for investment in target assets as well as market and other conditions.

We are not aware of any known trends or uncertainties material to our operations, other than national economic conditions and capital markets dislocations that have adversely affected commercial real estate lending.

Changes in interest rates may also impact our operations. During our investment stage, higher interest rates could benefit us by enabling us to originate loans with a higher coupon or, in the case of a loan acquisition, a higher cash yield. However, to the extent we finance asset acquisitions and originations with debt, higher interest rates may result in higher debt service costs which could reduce cash flow and distributions. Additionally, an increase in interest rates after we terminate this offering and have fully invested the proceeds from this offering could cause the value of our assets to decline because purchasers using debt to finance acquisitions will have higher debt service costs and will not be able to pay as high a price. As a result, an increase in interest rates after we have fully invested the proceeds of this offering could reduce the overall return you may earn on your investment in our shares.

Our advisor also may, but is not required to, establish reserves from gross offering proceeds from cash flow generated by performing assets or from non-liquidating net sale proceeds from the sale of our assets. Currently, we do not plan to designate any of our offering proceeds as working capital reserves.

The proceeds of this offering will provide funds to enable us to originate and purchase target assets. We intend to finance our target assets with borrowings under a warehouse or other similar facility. If this offering is not fully sold, our ability to diversify our investments may be diminished. Should we sell only a small percentage of our maximum offering our operations and ability to purchase and originate a broadly diverse portfolio of target assets may be limited. Further, additional risks may arise from a less diverse portfolio, which may cause lower dividend distributions.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code for the taxable year ended December 31, 2011. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our after-tax net income.

We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during our taxable year ended December 31, 2011, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “U.S. Federal Income Tax Considerations” are met.

Liquidity and Capital Resources

Our principal demand for funds will be to originate and acquire target assets, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Further, we intend to have a repurchase facility or a term credit facility to finance the acquisition of our assets, consistent with our leverage policies. We have identified several potential lenders to provide such facilities, however, our discussions have not yet resulted in any definitive commitments on the part of the lenders and there can be no assurance that we will receive such commitments.

The advisor, subject to the oversight of its investment committee, will evaluate potential investments and will engage in negotiations with borrowers, loan sellers and lenders on our behalf. Pending investment in target assets, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on target assets. These lower returns may affect our ability to make distributions to you.

Results of Operations

As of the date of this prospectus, we have commenced no significant operations because we are in our organizational and early phases of our development stage. No operations will commence until we have sold at least 1,000,000 shares of our common stock to the public at a price of $10.00 per share in this offering.

Inflation

Increases in the costs of owning and operating the properties securing our debt investments due to inflation could reduce the net operating income of the properties to the extent such increases are not reimbursed or paid by their tenants. Should we be required to hold or dispose of our assets during a period of inflation, our overall return may be reduced. See “Risk Factors—Risks Related to Investments in Real Estate—Inflation may inhibit our ability to conduct our business and acquire or dispose of target assets or debt financing at attractive prices, and your overall return may be reduced.” Some of the leases at the properties securing our debt may require the tenants to pay certain taxes and operating expenses, either in part or in whole, or may provide for separate real estate tax and operating expense reimbursement escalations over a base amount. In addition, some of the leases at the properties securing our debt may provide for fixed base rent increases or indexed increases. As a result, some inflationary increases in costs may be at least partially offset by the contractual rent increases and operating expense reimbursement provisions or escalations. A reduction of net operating income of the properties securing our debt investments may make it more difficult for our borrowers to make interest payments to us, thus potentially reducing our net income. In such a case, we may be unable to repay our loans which could have a materially adverse effect on our results of operations.

Critical Accounting Policies

General

We discuss below the accounting policies we believe will be critical once we commence operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments will affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Different management judgments or interpretations of facts and circumstances could result in materially different amounts reported in the financial statements and could impact the choice of accounting policies. Additionally, other companies may utilize different estimates and policies that may impact comparability of our results of operations to those of companies in similar businesses.

Money Market Investments and Repurchase Agreements

Based on their anticipated short term nature, these instruments will be recorded at carrying value plus accrued interest.

Commercial Mortgage-Backed Securities

Investments will be classified as trading and marked to market. Changes in market value will be recorded through earnings.

Loans Held for Investment

Investments in commercial loans will be classified as held-to-maturity based on our intent and ability to hold these investments to maturity. Loans will be stated at the principal amount outstanding, net of deferred loan fees and costs. Interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term. Net deferred loan fees and origination and acquisition costs will be recognized in interest income over the loan term as yield adjustment. Loans that we plan to sell or liquidate in the near term will be held at the lower of cost or fair value.

We must periodically evaluate each of our loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. If a loan were determined to be impaired, we would write down the loan through a charge to the provision for loan losses. Impairment on these loans is measured by comparing a valuation based on discounted cash-flows to the carrying value of the respective loans. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plans, loans sponsorship, actions of other lenders and other factors deemed necessary by management. Actual losses, if any, could ultimately differ from these estimates.

Debt-Related Investments

Mezzanine and B-note investments are considered to be held-to-maturity based on our intent and ability to hold these investments to maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments and unfunded commitments unless such investments are deemed impaired. Interest income will be recognized using the interest method or a method that approximates a level rate of return over the investments term. Investments that we plan to sell or liquidate in the near term will be held at the lower of cost or fair value.

Derivative Instruments and Hedging Activities

We record all derivative instruments at fair value. Accounting for changes in the fair value of derivative instruments depends on the intended use of the derivative instrument and the designation of the derivative instrument. Derivative instruments used to hedge exposure to changes in the fair value of an asset, liability, or firm commitments attributable to a particular risk, such as interest rate risk, are considered “fair value” hedges. Derivative instruments used to hedge exposure to variability in expected future cash flows, such as future interest payments, or other types of forecasted transactions, are considered “cash flow” hedges.

For derivative instruments designated as fair value hedges and that qualify for hedge accounting treatment, changes in fair value will be recorded in earnings along with the change in the fair value of the hedged item attributable to the risk being hedged. For derivative instruments designated as cash flow hedges, the changes in fair value of the derivative instrument that effectively offset changes in the expected future cash flows of the forecasted transactions are initially reported as other comprehensive income (loss) in the statement of equity until the hedged forecasted transaction affects earnings. The ineffective portion of the change in value of a derivative instrument in a cash flow hedge, if any, is charged directly to earnings when the measurement of hedge ineffectiveness is performed. The change in fair value of derivatives not qualifying for hedge accounting treatment will be recorded through earnings.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We expect to pay a monthly distribution based primarily on realized net income and all or a portion of any loan amortization received. We expect to calculate our monthly distributions based upon monthly record dates. We expect to declare and pay our first distribution 45 days after the initial closing. To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with GAAP. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We may pay distributions from any source, including proceeds from this offering, borrowings and the sale of assets. Distributions may constitute a return of capital. We have not established a minimum distribution level, and any distributions we make will be at the discretion of our board of directors.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of debt used to maintain liquidity and finance our investment portfolio. We may seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use interest rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, to hedge exposures to changes in interest rates on loans secured by our assets or otherwise. Also, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

CAPITALIZATION

The following table sets forth our actual capitalization as of December 31, 2010. The information set forth in the following table should be read in conjunction with our historical financial statement included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

LIABILITIES AND EQUITY
Accounts payable and other accruals	$57,283
Due to Affiliates	$1,676,536
TOTAL LIABILITIES	$1,733,819
EQUITY
Stockholder’s Equity
Common stock, $0.01 par value. 75,000,000 shares authorized, 1,000 shares issued and outstanding	$10
Additional paid-in capital	$9,990
Accumulated deficit	$(145,352)

TOTAL STOCKHOLDER’S EQUITY	$(135,352)

TOTAL CAPITALIZATION	$1,598,467

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for directing the management of our business and affairs. Our board of directors has retained the advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board’s direction, oversight and approval.

Prior to the commencement of this offering, we will have a total of three directors on our board of directors, two of whom are independent. Prior to the commencement of this offering, our full board of directors will determine that each of our independent directors will be independent within the meaning of the applicable (i) provisions set forth in our charter, (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), independence rules set forth in the NYSE Listed Company Manual. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

We refer to our directors who are not independent as our “affiliated directors.”

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but our bylaws provide that such number may not be fewer than the minimum number required by Maryland law nor more than 15. Our bylaws provide that, after commencement of this offering, a majority of the directors must be independent directors. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the common stockholders and will serve for a term of one year and until a successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director elected by the common stockholders.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Until such time as we become subject to the provisions of Title 3, Subtitle 8 of the Maryland General Corporation law relating to the filling of vacancies on our board of directors, a vacancy following the removal of a director or a vacancy created by the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, a vacancy created by an increase in the number of directors will be filled by a majority vote of the entire board of directors and any individual so elected as a director will serve until the next annual meeting of stockholders and until a successor is elected and qualifies. At such time as we become subject to the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law relating to the filling of vacancies on our board of directors, and except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

If at any time there are no directors in office, successor directors shall be elected by the stockholders.

Responsibilities of Directors

The responsibilities of our board of directors include:

•

Approving and overseeing our overall investment strategy, which will consist of elements such as (i) investment selection criteria, (ii) asset management procedures, and (iii) asset disposition strategies;

•	Approving and overseeing our debt financing strategies;

•	Approving joint ventures, limited partnerships and other such relationships with third parties;

•	Determining our distribution policy and authorizing distributions from time to time; and

•	Approving amounts available for repurchases of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the advisor to assure that such policies are carried out.

Committees of our Board

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting. Members of each committee will be appointed by our board of directors to serve a one-year term or until their successors are duly elected and qualify or until their earlier death, resignation, retirement or removal. We currently have three directors on our board of directors, two of whom are independent. Our board of directors intends to establish an audit committee.

Audit Committee

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function will be to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. As of the date of the final prospectus, the audit committee will be comprised of Messrs. Anderson and Cotton, each of whom are independent directors in accordance with the requirements set forth in Rule 10A-3 promulgated under the Exchange Act.

Management Compensation

Because our advisory agreement provides that our advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers of our advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our advisor under the advisory agreement. Our advisor has informed us that, because the services performed by its officers in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the advisor that relates solely to their services to us.

Compensation of Directors

We pay each of our independent directors $10,000 per quarter plus $2,500 for each board of directors or committee meeting attended in person and $1,000 for each board of directors or committee meeting attended by telephone. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors or of our committees. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

We also pay a $5,000 annual retainer (to be prorated for a partial term) to the chairperson of our audit committee.

Limited Liability and Indemnification of Directors, Officers and Others

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. In addition, the Maryland General Corporation Law allows directors and officers, among others, to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify (a) any present or former director or officer, (b) our advisor and its affiliates and (c) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws provide such indemnification and advancement of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any of our employees or agents.

Additionally, we have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that, we indemnify our officers and directors and advance to the officers and directors all related expenses to the maximum extent permitted under Maryland law. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the SEC, as well as certain states, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

Our advisory agreement and agreements with affiliates who perform other services for us will contain similar indemnification provisions. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in such agreements. Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
Steven A. Ball	52	President, Chief Investment Officer & Director
Lee J. Taragin	45	Chief Financial Officer & Chief Operating Officer
Michael C. Vessels	54	Executive Vice President & Secretary
Christopher T. Anderson	65	Director*
Leonard W. Cotton	61	Director*

*	Denotes director who is not affiliated with our advisor, and is independent under our independence standards.

Steven A. Ball, age 52, serves as our President and Chief Investment Officer and is a member of our board of directors as well as a manager of our advisor and a member of its investment committee. Prior to co-founding our sponsor in August 2009, Mr. Ball spent 22 years at Merrill Lynch & Co., Inc., which is not an affiliate of the company, where he most recently served as a Managing Director and head of the firm’s securitized commercial mortgage lending/mezzanine lending platform, Merrill Lynch Mortgage Lending (“MLML”) from September 2000 through February 2009 with responsibility for all aspects of the CMBS business in the U.S., Canada and Japan. While at MLML, Mr. Ball participated in the origination of almost $44 billion of commercial real estate loans since January 1, 2002, helping Merrill Lynch to become one of the top CMBS loan contributors and bookrunners domestically, including becoming one of the largest CMBS lenders in Canada. During this period, Mr. Ball also participated in over 100 CMBS transactions totaling almost $200 billion. As head of MLML, Mr. Ball was a member of the credit committee, which committee included senior managers of MLML and of the broader firm, and which committee made final loan origination decisions. At the peak of activity in 2007, Mr. Ball led a team of 133 professionals and managed an average balance sheet of approximately $6 billion of CMBS bonds and loans. Mr. Ball joined Merrill Lynch in 1987 and began his career as an analyst in a quantitative fixed income group concentrating on mortgages. He later moved on to mortgage sales, becoming a senior mortgage salesperson and national product manager for all mortgage products, with the responsibility for covering some of the largest mortgage money managers in the U.S. Prior to joining Merrill Lynch, Mr. Ball was an originator at Chemical Bank in the Oil and Gas/Real Estate private placement group for high net worth individuals. Before moving to Wall Street, he was a piping and instrumentation design engineer and served in a business generating capacity for Combustion Engineering, a worldwide engineering, design and construction firm. Mr. Ball earned a B.S. in Chemical Engineering, a B.A. in Finance and an M.B.A. from Rutgers University. He is currently an active member of the board of directors for the Daniel Jordan Fiddle Foundation, a volunteer non-profit organization. We believe that Mr. Ball’s expertise in areas such as commercial real estate lending, fixed income/capital markets, and mortgage research and sales will be critical to our success, which led to the conclusion that Mr. Ball should serve as one of our directors. We further believe that his substantial management experience will be tremendously beneficial to us and makes him well-suited to serve on our board.

Lee J. Taragin, age 45, serves as our Chief Financial Officer and Chief Operating Officer. Prior to joining our sponsor in October 2009, Mr. Taragin spent approximately 17 years at Merrill Lynch, where he most recently served as a First Vice President and Senior Financial Officer, from February 2007 through October 2009, providing finance support to a number of trading desks with particular focus on the mortgage and commercial businesses. From March 2002 through February 2007, Mr. Taragin was a Director in the Mortgage Integrated Support Services group, where he also provided finance support for various mortgage and commercial businesses. Prior to joining Merrill Lynch, in 1993, Mr. Taragin worked for three years respectively at Credit

Suisse and PriceWaterhouseCoopers as a senior auditor and accountant. Mr. Taragin is a CPA, with an M.B.A. from New York University—Stern School of Business and a B.A. from Yeshiva University.

Michael C. Vessels, age 54, serves as our Executive Vice President and Secretary. Prior to joining our sponsor in August 2009, Mr. Vessels was founder and managing principal of CMC Management, LLC a real estate development and investment firm formed in June 2005. Prior to CMC Management, Mr. Vessels spent 10 years at AIM Management Group, where he was Senior Vice President and Global Partner. While at AIM, his primary responsibilities included National Sales Management and serving as Director of the Key Account Group. Prior to joining AIM, Mr. Vessels spent 5 years at Putnam Investments as Senior Vice President, Eastern Regional Manager and wholesaler responsible for the Financial Institutions Division. Mr. Vessels has been involved with the distribution of financial products for over 20 years, and holds a B.S. in Marketing from Montana State University.

Christopher T. Anderson, age 65, is a Managing Director at Hillstead Partners (a position he began in November 2009 and currently holds), a private equity management firm, and he also maintains an independent consulting practice, Anderson Insights, LLC (which he began in July 2008 and currently maintains), specializing in the insurance industry, neither of which are affiliates of the company. His focus at Hillstead is on investments made by insurers. In his consulting practice, he advises rating agency, broker-dealer, investment management and other clients in their interactions with the insurance industry and others. From February 1987 until June 2008 he was associated with Merrill Lynch Global Markets & Investment Banking and related Merrill Lynch entities, none of which are affiliates of the company, serving for nearly 20 years as its specialist in the investments of the insurance industry. Among other responsibilities in this capacity, Mr. Anderson worked with senior insurance industry executives to counsel them in quantifying and improving investment performance. Immediately before beginning his work in the insurance industry, he founded and managed a group of highly quantitative analysts located in each Merrill Lynch institutional office in the US and UK who were responsible for delivering the firm’s most advanced analytical tools to its largest and most sophisticated clients. He was also instrumental in developing and delivering the firm’s groundbreaking fixed-income performance measurement service that was developed for insurance industry clients. Mr. Anderson has also presented frequently at insurance industry conferences presented by their industry associations. Over the years he has collaborated on some of the most challenging issues of the day such as jointly chairing a technical group that advised the National Association of Insurance Commissioners (“NAIC”) on reserving for assets, and he led the group that developed a method for quantifying the potential risks of Residential Mortgage Backed Securities, also for the NAIC. Immediately before joining Merrill Lynch, Mr. Anderson was the head of the US Government Bond Sales Department at Continental Bank (Chicago) from 1985–1987. His first position following graduate school was with Bankers Trust, New York, where he served in a number of sales, sales management, liability management and other positions, including as head of their US Government Bond Sales Department. Mr. Anderson served in the US Army for three years and left the Army as a First Lieutenant. He has done graduate work in finance, accounting and marketing at the Booth Chicago, from which he has a M.B.A., and at the Stern School of New York University. His undergraduate degree is from Brown University and he received his Chartered Financial Analyst designation in 1993. We believe Mr. Anderson’s significant capital markets and investment advisory expertise will be tremendously beneficial to us, which led to the conclusion that Mr. Anderson should serve as one of our directors. We intend to rely on this experience in assessing, evaluating and optimizing market opportunities.

Leonard W. Cotton, age 61, is the former Vice Chairman of Centerline Capital Group (a position he held from August 2006 to November 2008) and the former President of the Commercial Real Estate Finance Council, or CREFC (a position he held from January 2008 to December 2008), neither of which are affiliates of the company. Mr. Cotton previously served as Chairman and CEO of ARCap (a position he held from January 1996-August 2006), a real estate finance company acquired by Centerline in 2006, and Chairman and CEO of ARCap’s predecessor REMICap neither of which are affiliates of the company. During his tenure at ARCap, Mr. Cotton was instrumental in establishing ARCap as a nationally recognized CMBS investor in subordinated bonds, or B-Pieces. Mr. Cotton formerly was a principal in Harbour Realty Advisors (“Harbour”), which is not an affiliate of the company, a real estate related special situation investment and commercial property management entity. Prior to joining Harbour in 1992, Mr. Cotton was engaged in a number of real estate related entrepreneurial endeavors, including acting as consultant on real estate workout strategies and the development of high-end residential property. He started his career in 1972 with Citibank, working in commercial real estate lending and workout, including a term managing a US$250-million real estate investment business in Sydney, Australia. He received a Master of Business Administration from Columbia University and a Bachelor of Arts from Bowdoin College. He is a member of the CMSA Board of Governors and Executive Committee, the Mortgage Bankers Association and a former board member of the Real Estate Roundtable. He served as a Senior Advisor to Century Atlantic Capital Management, a now closed hedge fund in Connecticut. Mr. Cotton also serves on the Board of Trustees of Bowdoin College, is a Chairman of the Board of Future 5, a youth services organization in Stamford, CT, and is active in the Congregational Church of New Canaan, CT. We believe Mr. Cotton’s 38 years of experience in various aspects of commercial real estate including lending, equity investment and development will be of significant benefit to us, which led to the conclusion that Mr. Cotton should serve as one of our directors. We expect to rely on this experience in evaluating certain investment opportunities.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

We rely on the advisor to manage our day-to-day activities and to implement our investment strategy. We and the advisor are parties to an amended and restated advisory agreement, dated October 18, 2010. Our advisor maintains a contractual as opposed to a fiduciary relationship with us. However, officers of our advisor who are our officers, as our agents, are subject to general agency principles under Maryland law and therefore have certain fiduciary obligations to us. These obligations include exercising reasonable care and skill in the performance of their responsibilities and the duties of loyalty, good faith and candid disclosure.

The Advisor

The advisor is currently managed by Steven A. Ball, Kevin M. Davis, Robert S. Kukulka and John M. Mulligan, and those individuals, together with John A. Blumberg, James R. Mulvihill and Evan H. Zucker, comprise the advisor’s investment committee.

For biographical information for Mr. Ball please see “Management—Directors and Executive Officers.”

John A. Blumberg, age 51, is a member of the advisor’s investment committee. Mr. Blumberg is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder of Mexico Retail Properties and Mr. Blumberg’s primary occupation has been serving as its Chief Executive Officer since 2002. Mexico Retail Properties is a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. In addition, he has served as the Chairman of the Board of Directors of Dividend Capital Total Realty Trust Inc. since January 2006 and is a manager of Dividend Capital Total Advisors LLC, the advisor to Dividend Capital Total Realty Trust Inc., and Industrial Income Advisors LLC, the advisor to Industrial Income Trust Inc. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and, as of June 30, 2010, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $8.0 billion. Prior to co-founding Black Creek Group LLC, Mr. Blumberg was President of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer’s Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications and was involved in originating over $1 billion worth of participating mortgage and conventional loans during his tenure. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

Kevin M. Davis, age 41, serves as our advisor’s head of Business Development & Legal Affairs and is a member of its investment committee. Prior to co-founding our sponsor in 2009, Mr. Davis was a Director at Merrill Lynch, where he was employed from 2001 through early 2009. While at Merrill Lynch, Mr. Davis was a senior originator within Merrill Lynch Mortgage Lending, where has was responsible for covering large client accounts and generating new financing opportunities for the firm. He was also actively involved in the underwriting, credit and loan closing processes. Mr. Davis has been involved in sourcing and underwriting over $7 billion of first mortgage and mezzanine financings. Prior to joining Merrill Lynch, Mr. Davis worked as an attorney in Washington, D.C., serving as an aide to members of the House and Senate Banking Committees. Mr. Davis holds a B.A. with Honors in Economics from the University of North Carolina at Chapel Hill, a J.D. from the UCLA School of Law and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Robert S. Kukulka, age 50, serves as our advisor’s head of Credit & Asset Management and is a member of its investment committee. Prior to joining our advisor in 2010, Mr. Kukulka was a Managing Director at Picerne Capital from 2008 through mid-2010, where he was responsible for the acquisition and financing of commercial real estate properties and ran the firm’s CMBS investment program. Previously, Mr. Kukulka was a Managing Director and founding member of Merrill Lynch Capital from 2002 through 2007, a portfolio lending business within Merrill Lynch, where he was involved in the credit, origination and syndication of first mortgage and mezzanine loans. While at Merrill Lynch Capital, Mr. Kukulka served as chief credit officer for the real estate group and served on the group’s investment committee which approved credit and pricing for all loans over $10 million. In addition, Mr. Kukulka was responsible for establishing credit/underwriting guidelines, policies and procedures, as well as building out the capabilities of the credit, closing and asset management departments. Prior to joining Merrill Lynch Capital, Mr. Kukulka was employed at Heller Financial from 1996 through 2001, where he was responsible for developing lending programs in Mexico and Japan, in addition to developing a non-performing loan purchase program in Japan. Also, while at Heller, Mr. Kukulka co-headed the firm’s CMBS effort. Previously, Mr. Kukulka spent eight years at Prudential Mortgage Capital where he originated and underwrote commercial mortgage transactions, as well as worked in asset management. Mr. Kukulka began his career at Citibank, where he worked on the mortgage sales desk. In total, Mr. Kukulka has 22 years of commercial real estate experience. Mr. Kukulka holds a B. A. in Political Science from Williams College and an M.B.A. in Finance from the University of Chicago Business School.

John M. Mulligan, age 46, serves as our advisor’s head of Risk & Syndication and is a member of its investment committee. Prior to co-founding our sponsor in 2009, Mr. Mulligan was a Managing Director at Merrill Lynch from 2001 through early 2009, where he was responsible for Merrill Lynch Mortgage Lending’s syndication efforts in the U.S. as well as pricing and managing the group’s commercial mortgage whole loan risk. He was also a member of the group’s credit committee. During this period, Mr. Mulligan participated in over 100 CMBS transactions totaling almost $200 billion. Prior to joining Merrill Lynch, Mr. Mulligan ran the CMBS trading desk at Prudential Securities for five years where he was responsible for secondary trading, whole loan pricing, and new issue distribution. During the three prior years, Mr. Mulligan ran the CMBS research area at Donaldson, Lufkin and Jenrette. Before moving to Wall Street, Mr. Mulligan spent five years at Prudential Mortgage Capital in various capacities including mortgage lending, asset management, and buying/issuing CMBS. He is currently a member of the Commercial Real Estate Finance Council’s Board of Governors. Mr. Mulligan is a CFA, with an M.B.A. from Northwestern University and a B.A. in Economics from Brown University.

James R. Mulvihill, age 45, is a member of the advisor’s investment committee. Mr. Mulvihill is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. In addition, he is a manager of Dividend Capital Total Advisors LLC, the advisor to Dividend Capital Total Realty Trust Inc., and Industrial Income Advisors LLC, the advisor to Industrial Income Trust Inc. From its inception until October 2006, Mr. Mulvihill was the Chief Financial Officer of DCT Industrial Trust (NYSE: DCT), which was listed on the New York Stock Exchange in December 2006. He was also a director of DCT Industrial Trust from its inception until July 2009. He was also a co-founder and served through September 2005 as Chairman of the Board of Corporate Properties of the Americas. Corporate Properties of the Americas, a joint venture between an affiliate of Black Creek Group LLC, and Equity International Properties, is a fully integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and, as of June 30, 2010, with affiliates, has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $8.0 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust, NYSE: KTR, which was an industrial, office and logistics REIT that was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as the Chairman and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 2001. Prior to co-founding Black Creek Group LLC, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor’s degree from Stanford University in Political Science.

Evan H. Zucker, age 45, is a member of the advisor’s investment committee. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. In addition, Mr. Zucker serves as Chairman of the Board of Industrial Income Trust Inc. and is a manager of Dividend Capital Total Advisors LLC, the advisor to Dividend Capital Total Realty Trust Inc., and Industrial Income Advisors LLC, the advisor to Industrial Income Trust Inc. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial Trust (NYSE: DCT), which was listed on the New York Stock Exchange in December 2006. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of June 30, 2010, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $8.0 billion. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust, NYSE: KTR, which was an industrial, office and logistics REIT that was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s degree in Economics.

The Advisory Agreement

We have entered into an advisory agreement with our advisor pursuant to which our advisor performs the day-to-day management of our operations. The advisory agreement requires our advisor to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our advisor’s role as advisor is under the supervision and direction of our board of directors.

Advisory Services

Our advisor will be responsible for (1) the selection, purchase or origination, and sale of our portfolio investments, (2) our financing activities, and (3) providing us with investment advisory services. Our advisor will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, among other things and without limitation, the following:

•	serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations;

•

investigating, analyzing and selecting possible investment opportunities and acquiring or originating, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

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with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

•	negotiating and entering into, on our behalf, repurchase agreements, interest rate swap agreements and other agreements and instruments required for us to conduct our business;

•

engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our advisor and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our investment guidelines;

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monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our advisor or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

•	providing us with portfolio management;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business; and

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performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our advisor shall deem appropriate under the particular circumstances.

Sub-advisors

The advisor may enter into strategic alliances with third-party sub-advisors that have specialized expertise and dedicated resources in specific areas of real estate securities or debt-related investments to assist the advisor in connection with identifying, evaluating and recommending potential target assets, performing due diligence, negotiating originations and purchases and managing our target assets on a day-to-day basis. These strategic alliances will be intended to allow the advisor to leverage the organizational infrastructure of experienced specialists in real estate securities and debt-related investments, and to potentially give us access to a greater number of high-quality investment opportunities. The use of sub-advisors or other service providers does not eliminate or reduce the advisor’s contractual duties to us. The advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement. Pursuant to the advisory agreement with the advisor, we pay the advisor certain customary fees in connection with assets we originate or acquire, including asset management fees. A portion of the advisor’s fees are generally reallowed to its sub-advisors in exchange for services provided.

Liability and Indemnification

Pursuant to the advisory agreement, our advisor will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our advisor maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the advisory agreement, our advisor, its officers, stockholders, members, managers, directors, and personnel, any person controlling or controlled by our advisor and any person providing sub-advisory services to our advisor will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except because of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the advisory agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our advisor, its officers, stockholders, members, managers, directors, and personnel, any person controlling or controlled by our advisor and any person providing sub-advisory services to our advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our advisor not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the advisory agreement. Our advisor has agreed to indemnify us, our directors, officers, personnel, and agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our advisor constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the advisory agreement or any claims by our advisor’s personnel relating to the terms and conditions of their employment by our advisor. Our advisor will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our advisor will carry errors and omissions and other customary insurance upon the completion of this offering.

Management Team

Our advisor is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the investment guidelines, (2) would adversely and materially affect our status as a REIT under the Internal Revenue Code or our status as an entity intended to be exempted or excluded from investment company status under the 1940 Act or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or bylaws. If our advisor is ordered to take any action by our board of directors, our advisor will promptly notify the board of directors if it is our advisor’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our advisor, its directors, members, officers, stockholders, managers, personnel, and employees, any person controlling or controlled by our advisor and any person providing sub-advisory services to our advisor will not be liable to us, our board of directors or our stockholders, partners or members, for any act or omission by our advisor or its directors, officers, stockholders or employees except as provided in the advisory agreement.

Term and Termination

The advisory agreement may be amended or modified by agreement between us and our advisor. The initial term of the advisory agreement expires on the fifth anniversary of the date on which the escrow period ends and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Following the initial term, our independent directors will review our advisor’s performance and the management fees annually and, following the initial term, the advisory agreement may be terminated upon the unanimous affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the asset management fees and borrower origination fees payable to our advisor are not fair, subject to our advisor’s right to prevent such termination due to unfair fees by accepting a reduction of asset management fees unanimously agreed to by our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, our advisor will be paid a termination fee equal to three times the aggregate amount of the asset management fee during the 12-month period immediately preceding such termination, calculated as of the end of the most recently completed months prior to the date of termination.

We may also terminate the advisory agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from us for cause, which is defined as:

•

our advisor’s continued breach of any material provision of the advisory agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our advisor has taken steps to cure such breach within 30 days of the written notice);

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our advisor, including an order for relief in an involuntary bankruptcy case or our advisor authorizing or filing a voluntary bankruptcy petition;

•

any change of control of our advisor resulting in fewer than three members of our investment committee, or their duly chosen successors, continuing to serve in such capacity, which a majority of our independent directors determines is materially detrimental to us;

•

our advisor commits fraud against us, misappropriates or embezzles our funds, or acts grossly negligent in the performance of its duties under the advisory agreement; provided, however, that if any of these actions is caused by an employee of our advisor or one of its affiliates and the advisor takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the advisor’s knowledge of its commission, the advisory agreement shall not be terminable; or

•	the dissolution of our advisor, unless the advisor is replaced with an affiliate.

During the initial term of the advisory agreement, we may not terminate the advisory agreement except for cause.

Our advisor may assign the agreement in its entirety or delegate certain of its duties under the advisory agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

Our advisor may terminate the advisory agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our advisor may decline to renew the advisory agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our advisor may terminate the advisory agreement upon 60 days’ written notice. If the advisory agreement is terminated by our advisor upon our breach, we would be required to pay our advisor the termination fee described above.

We may not assign our rights or responsibilities under the advisory agreement without the prior written consent of our advisor, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the advisory agreement and by the terms of such assignment in the same manner as we are bound under the advisory agreement.

Reimbursement of Expenses

We will be required to reimburse our advisor for the expenses described below. Except as otherwise provided in the agreement, expense reimbursements to our advisor are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our advisor’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our advisor is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our advisor under the advisory agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with the issuance and transaction costs incident to the acquisition or origination, disposition and financing of our investments;

•	costs of legal, tax, accounting, consulting, auditing and other similar services rendered for us by providers retained by our advisor;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•

expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•

expenses incurred by managers, officers, personnel and agents of our advisor for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our advisor in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our securitizations or any of our securities offerings;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our advisor elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties, including third-party services who service the loans originated by us;

•

all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan; and

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency.

Our advisor will be responsible for paying our cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to the distribution of this offering, and for reimbursing the primary dealer’s and participating broker-dealers’ out-of-pocket expenses on a non-accountable basis up to $1,000,000, which is deemed to be underwriting compensation under FINRA rules, as well as reimbursing their bona fide due diligence expenses. We intend to reimburse the advisor, without limitation, for paying such organization and offering expenses and bona fide due diligence expenses amortized over a period of five years, payable monthly, commencing with the completion of the offering period; provided, however, that we shall not use proceeds from this offering to reimburse such expenses.

Holdings of Shares of Common Stock

The advisor currently owns 1,000 shares of our common stock for which it contributed $10,000. The advisor may not sell any of these shares of our common stock during the period it serves as our advisor. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities

Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Management Decisions of the Advisor

Messrs. Ball, Davis, Kukulka and Mulligan will have primary responsibility for management decisions of the advisor, including the selection of investments to be recommended to its investment committee.

Investment Committee of the Advisor

The advisor’s investment committee has the authority to approve all investments and asset dispositions recommended by the advisor. The advisor’s investment committee is comprised of Messrs. Ball, Blumberg, Davis, Kukulka, Mulligan, Mulvihill and Zucker.

COMPENSATION TABLE

Our advisor, its affiliates and Integrity will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. Some of the fees paid to our advisor, such as asset-management fees, will be paid irrespective of the quality of the services provided and will be unrelated to our performance. The most significant items of compensation are set forth in the table below.

Type of Compensation and Recipient	Description and Method of Computation	Estimated annual minimum (assuming $10,000,000 of proceeds from this offering) and maximum (assuming $500,000,000 of proceeds from this offering) amounts to be paid by us	Estimated annual minimum (assuming $10,000,000 of proceeds from this offering) and maximum (assuming $500,000,000 of proceeds from this offering) amounts to be paid by a third party

Offering Stage
Selling Commissions -Integrity Investments Inc.	We will not pay any sales commissions in connection with the sale of shares of our common stock; our advisor will pay an annual deferred sales commissions to the primary dealer out of its asset management fees which shall not in the aggregate exceed 5.0% of the gross offering proceeds raised from the sale of primary shares. See “Plan of Distribution” for a description of such deferred sales commissions to be paid by our advisor.	N/A	The Advisor, and not us, will pay the primary dealer up to a minimum of $100,000 and a maximum of $5,000,000.

Operational Stage

Asset Management Fee - FundCore Advisor LLC

We will pay the Advisor a monthly fee equal to one-twelfth of 1.0% of the sum of the aggregate Cost Basis of all investments (including short-term, highly liquid investments) and cash in the Company’s portfolio on the last business day of each month, excluding proceeds from this offering prior to the initial investment (including investment in short-term, highly liquid investments) of such proceeds.

“Cost Basis” means the total amount actually paid or allocated (as of the date of origination or acquisition) with respect to the origination or acquisition of an investment (except in the case of CMBS bonds which will be marked-to-market), including without limitation acquisition expenses the Company capitalizes and any debt attributable to such investment, less any impairments which shall be calculated in accordance with GAAP. (1)

		$400,000-$20,000,000 (assuming maximum permissible use of leverage of 75% of cost of our gross assets)	N/A

Borrower Paid Origination Fee - FundCore Advisor LLC	Up to 1% of the value of the debt investment amount to be paid by the borrower under the debt investment; the portion of borrower-paid origination fees in excess of 1% shall be paid to us.	N/A	Borrowers may pay one time origination fees of $400,000 to $20,000,000 (assuming maximum permissible use of leverage of 75% of cost of our gross assets and an origination fee is realized on all investments)

Form of Compensation and Entity Receiving	Determination of Amount
Other Organization and Offering Expenses - FundCore Advisor LLC and Integrity Investments LLC	Our advisor will also be responsible for paying our cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to the distribution of this offering, and for reimbursing the primary dealer’s and participating broker-dealers’ out-of-pocket expenses on a non-accountable basis up to $1,000,000, which is deemed to be underwriting compensation under FINRA rules, as well as reimbursing their bona fide due diligence expenses. We intend to reimburse the advisor, without limitation, for paying such organization and offering expenses and bona fide due diligence expenses amortized over a period of five years, payable monthly, commencing with the completion of the offering period; provided, however, that we shall not use proceeds from this offering to reimburse such expenses.	$3,300,000	N/A

Other Operational Expenses- FundCore Advisor LLC and third party providers	In addition to the fees described above, the Company is responsible for paying its operational costs, including but not limited to fees paid to our third-party administrator, Cortland Fund Services LLC, servicing fees and expenses incurred by the advisor in connection with its provision of services to us other than personnel costs in connection with services for which our advisor receives asset management fees. Such personnel costs for which the advisor will not be reimbursed by us includes salaries and benefits paid to our named executive officers. We are not obligated to pay any fees in connection with the disposition of our assets or in connection with our liquidation as no such fee is required pursuant to our advisory agreement with our advisor. See “The Advisor and the Advisory Agreement” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor and the primary dealer.	N/A	(2)

(1)	The Cost Basis of an asset will not increase if the value of an asset increases and consequently, the asset management fee will not increase if the value of an asset increases, except in the case of CMBS bonds, which will be marked-to-market and which cost basis, and thus the asset management fee, could increase.
(2)	Our Other Operational Expenses are unable to be estimated at this time.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for (1) each person or group that holds more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers and (4) all of our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares. As of the date of this prospectus, we had one stockholder of record and 1,000 shares of common stock outstanding.

	Shares Beneficially Owned
Name of Beneficial Owner (1) (2) (3)	Number of Shares Beneficially Owned	Percentage of All Shares (%)
FundCore Advisor LLC	1,000	100
Steven A. Ball	1,000	100
Lee J. Taragin	—	—
Michael C. Vessels	—	—
Christopher T. Anderson	—	—
Leonard W. Cotton	—	—
All directors and executive officers as a group	1,000	100.0

(1)	The address of each beneficial owner is One World Financial Center, 30th Floor, New York, New York, 10281.
(2)	Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.
(3)	FundCore Real Estate LLC is the parent of the advisor and the sponsor of this offering. Steven A. Ball, Kevin M. Davis, Robert S. Kukulka and John M. Mulligan presently own, directly or indirectly, 100% of the voting interests and 51% of the economic interests in the sponsor, which owns the advisor, and the sponsor and the advisor are jointly controlled by Messrs. Ball, Davis, Kukulka and Mulligan. Mr. Ball may be deemed to beneficially own the 1,000 shares of our common stock held by the advisor. Mr. Ball disclaims beneficial ownership of such shares.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

The information presented in this section represents the historical experience of real estate-related investment ventures sponsored by Steven A. Ball, Kevin M. Davis, Robert S. Kukulka and John M. Mulligan, who directly or indirectly own 100% of the voting interests and dispositive control over the sponsor as well as 51% of the economic interests. This section also includes information regarding the relevant historical experience of real estate-related investment ventures sponsored by John A. Blumberg, James R. Mulvihill and Evan H. Zucker, members of the advisor’s investment committee who directly or indirectly own a 49% economic interest of the sponsor. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such ventures.

Messrs. Ball, Kukulka and Mulligan each has at least approximately 20 or more years of experience in various aspects of commercial real estate debt and capital markets, including lending, syndication, mortgage sales, CMBS bond trading, loan structuring, workouts and restructuring, and Mr. Davis has at least approximately 15 years of experience in commercial real estate debt and law. Messrs. Ball, Davis, and Mulligan have worked together since 2001, and certain of them—Messrs. Ball and Mulligan—were previously responsible for managing MLML, the CMBS lending platform within Merrill Lynch. Between 2002 and 2008, Messrs. Ball, Davis and Mulligan participated in the underwriting and origination of almost 1,400 first mortgage loans and subordinated debt notes in the U.S. totaling over $39 billion. Also during this period, Messrs. Ball and Mulligan oversaw the origination of over 550 loans totaling approximately $4.9 billion in Canada. Messrs. Ball and Mulligan were both members of the MLML credit committee, which had final approval authority over the $43.9 billion of loans originated in the U.S. and Canada between 2002 and 2008; neither Messrs. Ball or Mulligan exercised individual discretion in making loan origination decisions. While at Merrill Lynch, Messrs. Ball, Davis and Mulligan were involved in over 100 securitizations totaling almost $200 billion, with over 20 different lenders. Certain loans previously originated by our advisor’s management team, or CMBS transactions in which it was involved, while members of our advisor’s management team were at MLML, experienced delinquencies and losses and in certain cases such delinquencies and losses are material.

In addition, certain members of the advisor’s investment committee and direct and indirect minority owners of the sponsor have established and advised multiple commercial real estate platforms. Specifically, such members, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored, past and present, four REITs: (i) Keystone Property Trust (formerly known as American Real Estate Investment Corp.) (NYSE: KTR), (ii) DCT Industrial Trust Inc. (formerly known as “Dividend Capital Trust Inc.”) (NYSE: DCT), (iii) Dividend Capital Total Realty Trust Inc. and (iv) Industrial Income Trust Inc. In addition to their participation in the sponsorship of these ventures, these members, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in 57 private real estate ventures. Collectively, as of June 30, 2010, the public and private real estate ventures sponsored by such members, together with their affiliates and others, had raised approximately $6.2 billion of equity capital and equity capital commitments and had purchased interests in real properties having combined acquisition and development costs of approximately $8.0 billion.

Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with public ventures sponsored by certain members of the advisor’s management team or investment committee, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Certain of the public offering materials and reports prepared in connection with these public ventures are also available at www.dividendcapital.com. Neither the contents of that website nor any of the materials or reports related to other public ventures sponsored by affiliates of our sponsor are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the advisor and other affiliates, including (i) conflicts with respect to the allocation of the time of the advisor and its key personnel, (ii) conflicts with respect to the allocation of investment opportunities, and (iii) conflicts related to the compensation arrangements between the advisor, certain affiliates and us. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. The material conflicts of interest are discussed below.

Interests in Other Real Estate Ventures and Activities

Other than performing services as our advisor, the advisor presently has no interests in other real estate ventures. However, all of the members of the advisor’s management team and investment committee are presently, and plan in the future to continue to be, involved with a number of other real estate ventures and activities, including present and future involvement with real estate and debt funds, REITs, or other real estate vehicles, of which two may presently compete for investments with us:

•	FundCore Finance Group LLC, a venture engaged in business activities similar to those that we plan to engage in; and

•

Dividend Capital Total Realty Trust Inc., a REIT engaged in the acquisition, ownership, management and disposition of real property, real estate related debt and other investments with respect to its origination, acquisition, ownership, management and disposition of real estate related debt investments.

The advisor, its managers, members of the investment committee and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination, ownership, management and disposition of debt investments nor are they prohibited from raising money for, or advising, another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor’s Time

We rely on the advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Presently, the advisor has no other clients, however the managers, directors, officers, members of the investment committee and other employees of certain of its affiliates and related parties, including its direct or indirect owners, are presently, and plan in the future to continue to be, involved with numerous real estate and debt ventures and activities which are unrelated to us and may change as ventures are closed or new ventures are formed. As a result of these activities, the advisor, its managers, directors, officers, members of its investment committee and other employees of its affiliates and related parties will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. For example, certain of our officers and directors (other than our independent directors) serve in the same capacities for the advisor; and certain members of our investment committee and their affiliates serve as officers, directors or managers of the advisors of Dividend Capital Total Realty Trust Inc., Industrial Income Trust Inc., other affiliated entities and 14 other private ventures that are presently operating. They may also engage in the future in additional projects and business activities and in new ventures.

The advisor, its managers, directors, officers, members of its investment committee and other employees of its affiliates and related parties will devote only as much of its time to our business as they, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the advisor, its managers, directors, officers, members of its investment committee and other employees of its affiliates and related parties may experience conflicts of interest in allocating management time, services, and functions among us and other entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to these other entities than to us. However, the advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the sponsor and other activities in which they are involved.

Competition

We may compete with other entities in which the advisor, its managers, members of the investment committee and other affiliates are involved in or affiliated with, including, but not limited to, FundCore Finance Group LLC and Dividend Capital Total Realty Trust Inc., for opportunities to acquire or sell investments. As a result of this competition, certain investment opportunities may not be available to us.

We and our advisor intend to develop procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and these other ventures. The advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied. See “—Conflict Resolution Procedures” below for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Affiliates of our executive officers and members of the Advisor’s investment committee also may acquire or develop real estate or debt investments for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and members of the Advisor’s investment committee and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our advisor, its managers, directors, officers, members of its investment committee and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform services for us and other real estate ventures that they sponsor or have involvement with.

Affiliates of certain members of the investment committee or other related entities currently own and/or manage properties in geographic areas in which we expect to make investments. Conflicts of interest may arise to the extent that we make investments in the same geographic areas where real properties owned or managed by these entities or other related entities are located and we assume ownership of such real properties through the exercise of our remedies under the loan documents. In such a case, a conflict could arise in the leasing of real properties in the event that we are the owners of the properties which previously secured our loans and another sponsor-affiliated or investment committee member affiliated entity or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we are the owners of the properties which previously secured our loans and another sponsor-affiliated or investment committee member affiliated entity or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property, in the event that we are the owners of real property which previously secured our loans, on our behalf seek to employ developers, contractors or building managers.

Lack of Separate Representation

Skadden, Arps, Slate, Meagher & Flom LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the advisor and Integrity in connection with this offering and may in the future act as counsel for each such company. Skadden, Arps, Slate, Meagher & Flom LLP also serves, and may in the future serve, as counsel to certain affiliates of the advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between any of us, Integrity and the advisor or sponsor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Fees and Other Compensation to the Advisor and its Affiliates

A transaction involving the purchase or origination and sale of targeted assets may result in the receipt of fees and other compensation by the advisor and its affiliates, including origination fees and asset management fees. None of the agreements that provide for fees and other compensation to the advisor and its affiliates will be the result of arm’s length negotiations. If we incorrectly value an impaired asset, the asset management fee payable to our advisor could be in excess of 1.0% of the market value of our assets. In addition, such a fee may create an incentive for the advisor to accept a higher price for assets or to invest in assets that may not otherwise be in our best interest. As such, our advisor may recommend that we invest in a particular asset or pay a higher price for the asset than it would otherwise recommend if it did not receive such an asset management fee. See “Risk Factors—Risks Related to Conflicts of Interest—If we incorrectly value an impaired asset, the asset management fee payable to our advisor could be in excess of 1.0% of the market value of our assets.”

Subject to oversight by our board of directors, the advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the advisor and its affiliates regardless of the quality of the debt investments acquired or the services provided to us.

Each transaction we enter into with the advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and the advisor or its affiliates and other situations in which our interests may differ from those of the advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor, its affiliates and related parties could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	The continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the agreement with the primary dealer;

•	Transactions with affiliates (including our directors and officers) and certain other related parties; and

•	Pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving our Advisor and its Affiliates

The independent directors will review our advisor’s performance and the management fees and, following the initial five-year term and annually thereafter, the advisory agreement may be terminated upon the unanimous affirmative vote of our independent directors based upon: (1) our advisor’s unsatisfactory performance that is materially detrimental to the company, or (2) a determination that the management fees payable to our advisor are not fair, subject to our advisor’s right to prevent termination based on unfair fees by accepting a reduction of management fees unanimously agreed to by our independent directors. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	The amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	The success of our advisor in generating investments that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The quality and extent of the services and advice furnished by our advisor; and

•	The performance of our investments, including the generation of income, preservation of capital, frequency of problem investments and competence in dealing with distress situations.

Acquisitions Involving Affiliates

We will not purchase loan assets from our advisor or its affiliates, our directors or officers, or certain other related parties without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors not otherwise interested in the transaction) that such transaction is fair, competitive and commercially reasonable, and no less favorable to us than comparable transactions between unaffiliated parties. Except in the case described herein regarding pari passu interests in loans, we will not be a co-lender (either senior or subordinate) in a transaction in which our advisor or its affiliates, our directors or officers, or certain other related parties is a co-lender (either senior or subordinate to us) without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors not otherwise interested in the transaction) that such transaction is fair, competitive and commercially reasonable, and no less favorable to us than comparable transactions between unaffiliated parties. In the event we take title to real property, we will not sell or lease real properties to our advisor or its affiliates, our directors or officers, or certain other related parties unless a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors not otherwise interested in the transaction) determine the transaction is fair, competitive and commercially reasonable, and no less favorable to us than comparable transactions between unaffiliated parties.

Mortgage Loans Involving Affiliates

We will not make or invest in mortgage loans wherein the underlying obligor is our advisor or its affiliates, our directors or officers, or certain other related parties.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our advisor or its affiliates, our directors or officers, or certain other related parties. In addition, we will not borrow from our advisor or its affiliates, our directors or officers, or certain other related parties unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

In addition, our directors and officers and our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, consistent with the provisions on reimbursement of operating expenses as described under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock Owned by Affiliates

Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Allocation of Investment Opportunities Among Affiliates and Other Related Entities

Certain direct or indirect owners, investment committee members, managers and officers of the advisor are presently, and may in the future be, affiliated with other business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate business ventures that such direct or indirect owners, members of the investment committee, managers and officers organize or serve. Our advisor has informed us that it will employ or contract for sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate ventures that from time to time will be advised or managed by its direct or indirect owners, investment committee members, managers and officers.

In the event that an investment opportunity becomes available which, in the discretion of the advisor, may be suitable for us, the advisor will examine various factors and will consider whether under such factors the opportunity is equally suitable for us and another venture affiliated with us, the advisor or its affiliates. In determining whether or not an investment opportunity is suitable for us or another affiliated program, the advisor shall examine, among others, the following factors as they relate to us and each other program:

•	The investment objectives and criteria of each program;

•	The general real property sector or debt investment allocation targets of each venture and any targeted geographic concentration;

•	The current and projected cash availability of each program at the anticipated time of funding the investment opportunity;

•

The effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the borrowers under each program’s investments;

•	The policy of each venture relating to leverage of investments;

•	The tax effects of the investment on each program; and

•	The size of the investment.

If a subsequent development, such as a delay in the closing of a loan causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program may make the investment.

The boards of FundCore Finance Group and our advisor have agreed, and subject to the approval of the board of Dividend Capital Total Realty Trust Inc, and the approval of the board of any future clients, that in the event there are equally suitable investments for Dividend Capital Total Realty Trust Inc., FundCore Finance Group or any future client and us, the allocation of opportunities shall occur as follows:

First, our advisor shall make a determination as to whether it is practical or advisable to create pari passu interests which would enable all of the programs for which the investment is suitable to participate in the opportunity. Following such a determination, the board of directors must approve any investment in which the company will own a pari passu interest.

Second, if our advisor has determined that it is impractical or ill-advised to create pari passu interests, investment opportunities shall be allocated to each program on a rotational basis unless the respective boards of directors agree to a new allocation methodology. In the event an investment program declines to make an investment for which it has first priority, the rotation for future allocations shall be made as if such program had made the investment.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 375,000,000 shares are classified as common stock with a par value of $0.01 per share, and 125,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. We were incorporated in the State of Maryland on May 18, 2010, and our bylaws were adopted on October 4, 2010.

Common Stock

Subject to our charter restrictions on transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, except as provided with respect to any other class or series of stock, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Our charter does not mandate that we return capital to investors during the capital return period. However, it does permit us, at our option, to redeem shares of common stock, in whole or from time to time in part, on or after the earlier of (a) the fifth anniversary of the end of the offering period and (b) the date on which our board of directors determines in its sole discretion that a substantial percentage of our assets have been liquidated and distributed or otherwise returned to stockholders. Any such redemption will be paid in cash and the price per share will be our NAV divided by the number of shares of common stock outstanding. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, and generally will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Stockholders are not liable for the acts or obligations of the company.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Cortland Fund Services LLC acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. We intend to repurchase all the shares of preferred stock of any class or series no later than the last dividend payment date for the class or series prior to the date, no later than five years following the end of the offering period, on which we intend to return capital to investors in this offering.

Special Voting Requirements

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for amendments of our charter relating to removal of directors or the vote required for certain amendments, our charter provides for a majority vote in these situations.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to repurchase that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restriction on Ownership and Transfer of Shares of Our Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year as a REIT ending December 31, 2011. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments (and a similar test requires that at least 95% of our gross income for each calendar year must consist of rents from real property and income from other real property investments together with certain other passive items such as dividend and interest). Rents received by any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, among other purposes, our charter provides generally that (i) no person may beneficially or constructively own shares of common stock in excess of 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of common stock; (ii) no person may beneficially or constructively own shares in excess of 9.8% of the value of the total outstanding shares; (iii) no person may beneficially or constructively own shares that would result in the company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in the company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by the company from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856 (c) of the Internal Revenue Code); and (iv) no person may transfer or attempt to transfer shares if such transfer would result in shares being beneficially owned by fewer than 100 persons.

Our charter provides that, if any of the restrictions on transfer or ownership described above are violated, the shares that, if transferred, would cause the violation will be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries effective on the day before the purported transfer of such shares or the attempted transfer in violation of the restrictions described above will be null and void. We will designate a trustee of the charitable trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the charitable trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The purported transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the purported transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that we may repurchase shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a transfer or other event may violate the restrictions described above.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust. During this 20-day period, we will have the option of repurchasing such shares of our capital stock. Upon any such transfer or purchase, the purported transferee or holder shall receive a per-share price equal to the lesser of (a) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the charitable trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The charitable trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trustee pursuant to our charter. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the charitable trustee, such shares are sold by a purported transferee, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive pursuant to our charter, such excess shall be paid to the charitable trustee upon demand.

Any person who attempts or intends to acquire beneficial ownership or constructive ownership of shares that will or may violate the foregoing restrictions pursuant to our charter, is required to give at least 15 days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. In addition, any person who acquires, or any person who would have owned shares that resulted in a transfer to the charitable trust, is required to immediately give written notice to us (or as soon as is reasonably practicable after such a transaction), and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The ownership limits do not apply to a person or persons which the board of directors has, in its sole discretion, determined to exempt (prospectively or retroactively) from the ownership limit upon receipt of certain representations and undertakings required by our charter and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under the Internal Revenue Code or Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and other information related to such ownership.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT.

Restrictions on Transferability of Shares

As noted above under “—Restriction on Ownership and Transfer of Shares of our Stock” our charter provides that any transfer of shares that would violate our share ownership limitations is null and void or will result in the shares being automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries unless the transfer is exempted by our board of directors.

Distributions

We intend to make distributions on a monthly basis to stockholders of record as of the last business day of each month, beginning 45 days after the initial closing. Any distributions we make will be at the discretion of our board of directors. Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, some or all of our distributions may be paid from other sources, such as cash flows from financing activities, which may include borrowings (including borrowings secured by our assets), cash resulting from a waiver or deferral of fees otherwise payable to the advisor or its affiliates and the proceeds of this offering. We have not established a cap on the amount of our distributions that may be paid from any of these sources.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income, subject to certain adjustments, each year. See “U.S. Federal Income Tax Considerations—Taxation of FundCore Institutional Income Trust—Annual Distribution Requirements.” Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations, limitations under applicable law and other factors deemed relevant by our board. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. For a discussion of various risks relating to the payment and source of distributions, please see “Risk Factors—Risks Relating to an Investment in Us—The availability and timing of cash distributions to our stockholders is uncertain.” and “—We may be unable to pay or maintain cash distributions or increase distributions over time, and initially we may have difficulty funding our distributions solely from cash flow from operations and may fund such distributions from offering proceeds, borrowings or the sale of assets, which could reduce the funds we have available for investment and reduce your overall return.” The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

Amounts available for distributions will be affected by any expenses, including any fees and distributions made to the advisor and any of its affiliates. The amounts available for distributions will also be affected by any repurchase payments made pursuant to our share repurchase program. The receipt of securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock. During the offering period (including if we extend the offering period), the initial purchase price for shares purchased under this plan will be equal to our $10.00 per share offering price, which was arbitrarily determined by our board of directors. Following the end of the offering period, we will offer shares of our common stock pursuant to our distribution reinvestment plan at NAV per share as of the last business day of the applicable month. After the offering period, we will file with the SEC after the end of the last business day of each month a prospectus supplement disclosing the monthly determination of our NAV and the calculation of NAV per share for that month, which we refer to as the pricing supplement. Each month, we will also post that pricing supplement on our public website at www.fundcoreinvestments.com. The website will also contain this prospectus, including any supplements and amendments.

A copy of our distribution reinvestment plan is included as Appendix B to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice, and for all payment dates thereafter, provided such notice is received more than 15 days prior to the next distribution payment date. Participants will be able to terminate their participation in the distribution reinvestment plan at any time without penalty by delivering written notice to us and such termination will be effective on the next distribution payment date that occurs at least 15 days after receipt by us of such notice. A participant who chooses to terminate participation in the distribution reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. There are no fees associated with a participant’s terminating his or her interest in the distribution reinvestment plan. A participant in the distribution reinvestment plan who terminates his or her interest in the distribution reinvestment plan will be allowed to participate in the distribution reinvestment plan again upon receipt of a current prospectus covering a primary offering and an offering of shares in the distribution reinvestment plan or a separate current prospectus relating solely to the distribution reinvestment plan, by notifying the reinvestment agent and completing any required forms within the required time period.

We may amend, suspend or terminate our distribution reinvestment plan at our discretion at any time provided that any amendment that adversely affects the rights or obligations of participants (as determined by the board) will only take effect upon 10 days’ written notice to participants or upon publication of a press release or filing of a current or periodic report with the SEC. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, or (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Foreign Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

Share Repurchase Program

For stockholders (including, in the case of accounts or trusts for which the investor is acting in a fiduciary capacity, each beneficial owner of such accounts or trusts) who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, or through our distribution reinvestment plan and have held shares of our common stock for a minimum of one year, our share repurchase program may provide a limited opportunity for the stockholder to have all or a portion of his or her shares of common stock repurchased, subject to certain restrictions and limitations, at a price equal to the NAV per share; provided, however, that during the offering period (including if we extend the offering period) shares will be repurchased at a price per share equal to $10.00. At that time, we may, subject to the conditions and limitations described below, repurchase the shares of our common stock presented for repurchase for cash to the extent that we have sufficient funds available to fund such repurchase. There is no fee in connection with a repurchase of shares of our common stock.

In the event that a stockholder requests repurchase of all of his or her shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. If the stockholder has made more than one purchase of our common stock (other than through our distribution reinvestment plan), the one-year holding period will be calculated separately with respect to each such purchase. In addition, the one-year holding period will not apply in the event of the death of a stockholder. Our board of directors also reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period in the event of the disability (as such term is defined in the Internal Revenue Code) of a stockholder, (b) waive either of the Repurchase Caps (defined below) in the event of the death or disability (as such term is defined in the Internal Revenue Code) of a stockholder, (c) reject any request for repurchase for any reason, or (d) reduce the number of shares of our common stock allowed to be repurchased under the share repurchase program. Any shares repurchased in excess of the Quarterly Repurchase Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following quarter’s repurchase limitations. A stockholder’s request for repurchase in reliance on any of the waivers that may be granted in the event of the death or disability of a stockholder must be submitted within 18 months of the death of the stockholder or commencement of the stockholder’s qualifying disability.

We will repurchase shares of common stock under our repurchase program at a per-share price equal to our NAV per share as of the Applicable Quarter End (defined below), which will never be greater than the then-current NAV per share offering price of shares of our common stock sold in the primary offering and pursuant to the distribution reinvestment plan as of the Applicable Quarter End (defined below); provided, however, that during the offering period (including if we extend the offering period) shares will be repurchased at a price per share equal to $10.00.

We presently intend to limit the number of shares to be repurchased during any calendar quarter to the “Quarterly Repurchase Cap” which will equal the lesser of: (i) 1/4th of five percent of the number of shares of common stock outstanding measured as of the same date in the prior calendar year and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding three months, which may be less than the Aggregate Repurchase Cap described below. Our board of directors retains the right, but is not obligated to, repurchase additional shares in any calendar quarter if, in its sole discretion, it determines that it is advisable to do so, provided that we will not repurchase in excess of 5% of the shares outstanding, measured as of the same date in the prior calendar year (referred to herein as the “Aggregate Repurchase Cap” and together with the Quarterly Repurchase Cap, the “Repurchase Caps”). Although we presently intend to repurchase shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund repurchase requests, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock, up to the Aggregate Repurchase Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, or debt-related or other investments. Our board of directors has no obligation to use other sources of funds to repurchase shares of our common stock in any circumstances.

We intend to repurchase shares of our common stock quarterly under the program. However, we are not obligated to repurchase shares of our common stock under the share repurchase program. The board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in our best interest. We will also terminate the share repurchase program if a secondary market were to develop in our shares of common stock. If the board of directors decides to amend, suspend or terminate the share repurchase program, we will provide stockholders with no less than 30 days’ prior written notice. During a public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under the federal securities laws. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential amendment, suspension or termination of our share repurchase program.

All requests for repurchase must be made in writing and received by us at least 15 days prior to the end of the applicable quarter (the “Applicable Quarter End”). During the offering period (including any extension of the offering period), when we will repurchase shares at a price per share equal to $10.00, stockholders may withdraw their repurchase request by submitting a request in writing that is received by us at any time up to three business days prior to the end of the Applicable Quarter End. After the offering period, stockholders may withdraw their repurchase request by submitting a request in writing that is received by us at any time up to three business days after we file with the SEC a prospectus supplement disclosing the monthly calculation of our NAV per share for the Applicable Quarter End. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, or the total amount of shares requested for repurchase exceed a Repurchase Cap, we plan to repurchase the shares of our common stock on a pro-rata basis. In addition, we will repurchase shares of our common stock in full that are presented for repurchase in connection with the death and, if approved by the board of directors in its sole discretion, disability of a stockholder, regardless of whether we repurchase all other shares on a pro-rata basis.

We will determine whether to approve repurchase requests no later than 15 days following the Applicable Quarter End, which we refer to as the “Repurchase Determination Date.” No later than three business days following the Repurchase Determination Date, we will pay the repurchase price in cash for shares approved for repurchase and/or, as necessary, will notify each stockholder in writing if the stockholder’s repurchase request was not honored in whole or in part. If the repurchase request of a stockholder is not honored in whole or in part, the stockholder may instruct us to either (a) deem the repurchase request to be automatically withdrawn for such shares for which repurchase was not approved or (b) retain the repurchase request to be honored when funds are available in subsequent quarters until either fully honored or withdrawn in whole or in part in writing by the stockholder as set forth above. A repurchase request that is treated as automatically withdrawn with respect to shares for which repurchase was not approved or is withdrawn by the stockholder may be resubmitted by such stockholder in a subsequent quarter. We will not retain repurchase requests that are not honored in any particular quarter unless specifically instructed to do so by the stockholder. The repurchase request for such shares of our common stock that was not honored in any quarter will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon, regardless of whether we retain the repurchase request for consideration in subsequent quarters. If a pro rata repurchase would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would repurchase all of such stockholder’s shares of our common stock. If a pro rata repurchase would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not repurchase any shares of our common stock that would take the stockholder’s holdings below the minimum threshold.

Shares of our common stock approved for repurchase on the Repurchase Determination Date will be deemed repurchased by us under the share repurchase program effective as of the Applicable Quarter End and will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax treatment of stockholders whose shares of common stock are repurchased by us under the share repurchase program will depend on whether our repurchase is treated as a payment in exchange for the shares of common stock or a distribution. A repurchase normally will be treated as an exchange if the repurchase results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a dividend” with respect to the stockholder. In order for the repurchase to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the repurchase must be less than 80 percent of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the repurchase. In order for the repurchase to be treated as not essentially equivalent to a dividend with respect to the stockholder, the repurchase must result in a “meaningful reduction” in the stockholder’s interest in our company. The IRS has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account.

In general, if the repurchase is treated as an exchange, the United States federal income tax treatment of the repurchase under present law will be as described under “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Dispositions of Our Stock” in the case of a taxable U.S. stockholder (as defined therein) and as described under “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Foreign Stockholders—Dispositions of Our Stock” in the case of a Non-U.S. stockholder (as defined therein) whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. If the repurchase does not qualify as an exchange of shares of common stock, the United States federal income tax treatment of the repurchase under present law generally will be as described under “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” in the case of a taxable U.S. stockholder and as described under “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Foreign Stockholders—Ordinary Dividends” in the case of a Non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. However, the tax consequences to the stockholder of participating in our share repurchase program will vary depending upon the stockholder’s particular circumstances, and each stockholder is are urged to consult his or her own tax advisor regarding the specific tax consequences to the stockholder of participation in the share repurchase program.

Our share repurchase program will not continue after the capital return period.

Liquidity Events

We intend to return capital to investors in this offering during the capital return period, which we anticipate funding as the loans we originate are paid off at maturity or sold. We may also return capital earlier as some investments amortize, prepay and mature. However, there can be no assurance that we will not return all or a portion of your capital prior to the start of the capital return period or after the capital return period. Our board of directors will determine from time to time when and how to return capital. There can be no assurance that we will be able to return your capital in full or at all. Our charter does not require that we liquidate during the capital return period and we may continue on in perpetuity.

Our charter does not require that we return capital to investors during the capital return period. However, it does permit us, at our option, to redeem shares of common stock, in whole or from time to time in part, on or after the earlier of (a) the fifth anniversary of the end of the offering period and (b) the date on which our board of directors determines in its sole discretion that a substantial percentage of our assets have been liquidated and distributed or otherwise returned to stockholders. Any such redemption will be paid in cash and the price per share will be our NAV divided by the number of shares of common stock outstanding. If we are not otherwise permitted to redeem shares of common stock pursuant to our charter, our board of directors may also choose to liquidate during the capital return period, which would likely involve the disposition of all or substantially all of our assets. The disposition of all or substantially all of our assets to a third party generally would require a stockholder vote pursuant to the Maryland General Corporation Law.

Our board may consider a variety of alternatives to return capital to investors in this offering, which may include, but are not limited to the following:

•	Periodic distributions to all stockholders;

•	A repurchase of shares initiated by us prior to the capital return period;

•	A sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and

•	A sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

We do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

On a limited basis, you may be able to have your shares repurchased through our share repurchase program.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any such person. As a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute or fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control Shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the exercise of voting power, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “Control Share acquisition” means the acquisition of issued and outstanding Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an “Acquiring Person Statement” for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

If voting rights for Control Shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a Control Share acquisition.

The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	A classified board;

•	A two-thirds vote requirement for removing a director;

•	A requirement that the number of directors be fixed only by vote of the directors;

•	A requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	A majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected at such time as we are eligible to do so, to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we require a two-thirds vote for removing a director, vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter to call a special meeting. We have not elected to be subject to the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholder may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

PLAN OF DISTRIBUTION

The Offering

We are publicly offering a maximum of 75,000,000 shares of our common stock in this offering through Integrity Investments, Inc., our primary dealer, a broker-dealer registered with FINRA, which broker-dealer is not our affiliate. Of this amount, we are initially offering 50,000,000 shares of our common stock in the primary offering at a price of $10.00 per share, which price was arbitrarily determined by our board of directors. The remaining 25,000,000 shares of our common stock will initially be offered through our dividend reinvestment plan at an initial purchase price of $10.00 per share. Prior to the conclusion of this offering, if any of the 25,000,000 shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in this offering. Similarly, prior to the conclusion of this offering, if the 25,000,000 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 50,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Following the end of the offering period, we will begin calculating our NAV on a monthly basis and will offer shares of our common stock pursuant to our distribution reinvestment plan at a per-share price equal to our NAV per share. We reserve the right to reallocate shares of our common stock between the primary offering and our distribution reinvestment plan.

For your initial investment in our shares, you must invest at least $1,000,000 in shares of our common stock, which requirement may be waived in our sole discretion. If you have satisfied the applicable initial minimum purchase requirement, any additional purchase must be in amounts of at least $100,000 in shares of our common stock, except for additional purchases of shares pursuant to our distribution reinvestment plan. If you are investing on behalf of accounts or trusts for which you are acting in a fiduciary capacity, you may aggregate investments on behalf of multiple accounts and trusts as part of a combined order for purposes of meeting the initial and additional minimum purchase requirements.

Our primary dealer is authorized to solicit subscriptions directly from institutional investors that meet the minimum eligibility requirements set forth in the “Suitability Standards” section of this prospectus and as set forth below under “Offers and Sales by Broker-Dealers to Institutions” and agree to the minimum purchase requirement, which may be waived in our sole discretion, of $1,000,000. Our primary dealer may be the sole broker-dealer that solicits subscriptions for our shares. Our primary dealer is not required to, but is also authorized, as it deems necessary, to enter into selected dealer agreements with certain other broker-dealers who are members of FINRA to authorize them to sell our shares. The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the primary dealer and any other participating broker-dealers will be required to use only their best efforts to sell the shares of our common stock and have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the primary dealer may be terminated by either party upon 60 days’ written notice.

Our offering commenced on October 20, 2010. If we do not sell a minimum of 1,000,000 shares of common stock in our primary offering within one year of the commencement of our offering or on or before October 20, 2011, we will terminate the offering and your funds will be promptly returned with interest (except for de minimis interest that does not exceed the costs and expenses to the company associated with such payment) and without deduction. We have no right to extend the escrow period in which the minimum offering requirement must be met. After we (i) receive purchase orders for at least 1,000,000 shares of our common stock and (ii) authorize the release to us of funds in the escrow account, we will continue offering shares of our common stock in our primary offering for up to one year. We may extend the offering period, in which case we will supplement or amend this prospectus accordingly. We reserve the right to terminate this offering at any time.

Until the minimum offering requirement is met, purchaser subscription payments will be deposited into an interest-bearing escrow account at the escrow agent, Wells Fargo Bank, N.A. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow account. If we meet the minimum offering requirement before October 20, 2011, initial subscribers will be admitted as stockholders of ours, the funds held in escrow will be transferred to us as we may direct, and subscribers will be paid the pro rata share of any interest earned on the subscriber’s deposited funds (except for de minimis interest that does not exceed the costs and expenses to the company associated with such payment). If we do not meet the minimum offering requirements before that date, the escrow agent will promptly notify us, this offering will be terminated and the subscription payments held in the escrow account will be returned to subscribers in full with the subscriber’s pro rata share of any interest earned thereon, without reduction for any costs, promptly after the date of termination.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Once the minimum offering requirements have been met, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the SEC, as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

Investors whose subscriptions are accepted will be deemed admitted as stockholders. Following release of the funds from the escrow account and before they are applied as set forth in this prospectus, we may invest offering proceeds in short-term, highly liquid or other authorized investments. Such short-term investments, which may also include shorter-duration CMBS, will not earn as high a return as we expect to earn on our investments in target assets, and we may not be able to invest the proceeds in target assets promptly.

Compensation Paid for Sale of Shares

Our advisor will pay the primary dealer an annual deferred sales commission of up to 1.0% of the gross offering proceeds we raise from the sale of shares in the primary offering, without recourse against or reimbursement by us, provided, however, that the aggregate deferred sales commission paid to the primary dealer shall not exceed 5.0% of the gross offering proceeds we raise from the sale of shares in the primary offering. If a participating broker-dealer effects the sale of our shares, the primary dealer will pay the participating broker-dealer a deferred sales commission on the gross proceeds from sales of our shares by such participating broker-dealer. The advisor will not pay a deferred sales commission to the primary dealer or a participating broker-dealer on shares purchased pursuant to our distribution reinvestment plan.

Certain participating broker-dealers may be affiliated with record purchasers that may be acting in a fiduciary capacity and that may purchase shares through such affiliate; thus, affiliates of fiduciaries may receive a deferred sales commission. Applicable law may impose upon such fiduciaries a duty to disclose such relationships to the beneficial owners of the accounts over which such record purchaser is serving in a fiduciary capacity and ensure that such receipt of fees by affiliates is permissible by applicable law and the documents governing or creating the fiduciary relationship.

Deferred sales commissions will be paid by the advisor from the advisor’s asset management fees and such payments of deferred sales commissions by the advisor will not reduce the funds available for investment in target assets or for stockholder distributions.

Our advisor will also be responsible for paying our cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to the distribution of this offering, and for reimbursing the primary dealer’s and participating broker-dealers’ out-of-pocket expenses on a non-accountable basis up to $1,000,000, which is deemed to be underwriting compensation under FINRA rules, as well as reimbursing their bona fide due diligence expenses, which due diligence expenses are described below. We intend to reimburse the advisor, without limitation, for paying such organization and offering expenses and bona fide due diligence expenses amortized over a period of five years, payable monthly, commencing with the completion of the offering period; provided, however, that we shall not use proceeds from this offering to reimburse such expenses.

The bona fide due diligence expenses of the primary dealer and participating broker-dealers may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by their personnel and agents when visiting our office to verify information related to us and this offering and, in some cases, reimbursement of the allocable share of out-of-pocket internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. Reimbursement of bona fide due diligence expenses is contingent upon the receipt by the advisor or the primary dealer of an invoice or a similar such itemized statement that demonstrates the actual due diligence expenses incurred by that broker-dealer.

Our primary dealer is also providing consulting services to an affiliate of our advisor, for which it will receive payment of up to $480,000. Such services include solicitation of investment advisor assets and exploration of opportunities for investment in real estate-related debt instruments through public or private offerings, which has included services related to the organization and structure of our offering. For purposes of FINRA rules, such consulting fees are deemed to be additional underwriting compensation received by the primary dealer in connection with our offering. Therefore, the aggregate of all compensation payable to FINRA members participating in this offering will not exceed 5.296% of the gross offering proceeds we raise from the sale of shares in the primary offering, which compensation is composed of the aggregate deferred sales commission of up to 5%, reimbursement of the primary dealer and participating broker-dealer expenses (except for reimbursement of bona fide due diligence expenses as described above) up to $1,000,000 (or 0.2%), and the payment of up to $480,000 (or 0.096%) in consulting fees to the primary dealer by an affiliate of the advisor.

The broker-dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold.

Subject to certain limitations in our agreements, we and the advisor have agreed to indemnify the primary dealer and participating broker-dealers and the primary dealer and participating broker-dealers have agreed to severally indemnify us and the advisor, and our officers and our directors against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. However, to the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the SEC, as well as certain states, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

Offers and Sales by Broker-Dealers to Institutions

In each of the following jurisdictions, the shares may be offered and sold, whether or not the offeror or seller is registered or licensed as a broker-dealer therein, without taking any action to register or qualify the security for sale under the securities laws of such jurisdictions, provided that such offers and sales are made only to the institutions and persons described below and subject to the conditions, if any, therein provided:

Alabama

Any bank, savings institution, credit union, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any dealer, whether the purchaser is acting for itself or in some fiduciary capacity.

Alaska

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Alaska shall have no place of business in Alaska and shall effect transactions in Alaska exclusively with or through such persons whether acting for themselves or as trustees.

Arizona

Any bank, savings institution, insurance company, dealer, any agency or instrumentality of the United States or of a state, or any person a principal part of whose business consists of buying securities.

Arkansas

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Arkansas shall have no place of business in Arkansas and shall effect transactions in Arkansas exclusively with or through such persons whether acting for themselves or as trustees.

California

Any broker-dealer, bank, savings and loan association, trust company, insurance company, investment company registered under the 1940 Act, pension or profit-sharing trust (other than a pension or profit-sharing trust of the issuer, a self-employed individual retirement plan or individual retirement account), or such other institutional investor or governmental agency or instrumentality designated by rule of the Commissioner of Corporations, whether the purchaser is acting for itself or as trustee, provided that any seller who is not registered as a broker-dealer in California shall have no place of business in California, shall be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall not previously have had any certificate denied or revoked under any California securities statute and shall not direct offers to sell or buy into California in any manner to persons other than those described above. Furthermore, sales may not be made by either registered or non-registered broker-dealers in California to such institutional investors unless the purchaser represents that it is purchasing for its own account (or such trust account) for investment and not with a view to or for sale in connection with any distribution of the security. By rule, the Commissioner of Corporations has designated as an “institutional investor” the federal government, any agency or instrumentality of the federal government, any corporation wholly-owned by the federal government, any state, any city, city and county, or county, or any agency or instrumentality of a state, city, city and county, or county, or any state university or state college, and any retirement system for the benefit of employees of any of the foregoing. Furthermore, the Commissioner of Corporations has also designated as an “institutional investor”: (a) any organization described in Section 501(c)(3) of the Internal Revenue Code which has total assets (including endowment, annuity and life income funds) of not less than $5 million according to its most recent audited financial statement; (b) any corporation which has a net worth on a consolidated basis according to its most recent audited financial statement of not less than $14 million and (c) any wholly-owned subsidiary of any institutional investor described herein.

Colorado

Any financial or institutional investor or to a broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity, provided that any person who is not licensed as a broker-dealer in Colorado may transact business in Colorado if it is registered as a broker-dealer under the Exchange Act and has no place of business in Colorado if the business transacted in Colorado as a broker-dealer is exclusively with any financial or institutional investor or other broker-dealers licensed or exempt from licensing under Article 51 of Title 11, Colorado revised Statutes, except when the broker-dealer is acting as a clearing broker-dealer for such other broker-dealers. A “financial or institutional investor” means any of the following, whether acting for itself or others in a fiduciary capacity: (a) a depository institution; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company registered under the 1940 Act; (e) a business development company as defined in the 1940 Act; (f) any private business development company as defined in the Investment Advisers Act; (g) an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $5 million dollars or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution, or an insurance company; (h) an entity, but not an individual, a substantial part of whose business activities consist of investing, purchasing, selling, or trading in securities of more than one issuer and not of its own issue and that has total assets in excess of $5 million dollars as of the end of its latest fiscal year; (i) a small business investment company licensed by the federal small business administration under the Small Business Investment Act of 1958, as amended (“SBIA”); and (j) any other institutional buyer.

Connecticut

Any bank and trust company, national banking association, savings bank, savings and loan association, federal savings and loan association, credit union, federal credit union, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Connecticut shall have no place of business in Connecticut and shall effect transactions in Connecticut exclusively with or through such persons whether acting for themselves or as trustees.

Delaware

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Delaware shall have no place of business in Delaware and shall effect transactions in Delaware exclusively with or through such persons whether acting for themselves or as trustees.

District of Columbia

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust if the plan has total assets in excess of $5 million or its investment decisions are made by a named fiduciary as defined in ERISA that is either a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, business development company as defined in the 1940 Act, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in the District of Columbia shall have no place of business in the District and shall effect transactions in the District exclusively with or through such persons whether acting for themselves or as trustees.

Florida

Any bank or trust company, savings institution, insurance company, dealer, investment company as defined by the 1940 Act, pension or profit-sharing trust, or “qualified institutional buyer” as defined by rule of the department in accordance with Rule 144A under the Securities Act, whether any of such entities is acting in its individual or fiduciary capacity.

Georgia

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, real estate investment trust, small business investment corporation, pension or profit-sharing plan or trust, other financial institution, or any dealer, whether the purchaser is acting for itself or in some fiduciary capacity.

Hawaii

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Hawaii shall have no place of business in Hawaii and shall effect transactions in Hawaii exclusively with or through such persons whether acting for themselves or as trustees.

Idaho

Any bank, savings institution, Idaho chartered trust company, insurance company, investment company as defined in the 1940 Act, federal covered investment adviser acting for its own account, pension or profit-sharing trust, provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Idaho shall have no place of business in Idaho and shall effect transactions in Idaho exclusively with or through such persons whether acting for themselves or as trustees.

Illinois

Any corporation, bank, savings bank, savings institution, savings and loan association, trust company, insurance company, building and loan association, or dealer; to a pension fund, pension trust or employees’ profit-sharing trust, other financial institution or institutional investor, any government or political sub-division or instrumentality thereof, whether the purchaser is acting for itself or in some fiduciary capacity; any partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities; any trust in respect of which a bank or trust company is trustee or co-trustee; any entity in which at least 90% of the equity is owned by persons described under subsection C, H or S of Section 4 of the Illinois Securities Law of 1953 (the “Act”); any employee benefit plan within the meaning of Title I of ERISA if (a) the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA and such plan fiduciary is either a bank, savings and loan association, insurance company, registered investment adviser or an investment adviser registered under the Investment Advisers Act; (b) the plan has total assets in excess of $5 million; or (c) in the case of a self-directed plan, investment decisions are made solely by persons that are described under subsection C, D, H or S of Section 4 of the Act; any plan established and maintained, by and for the benefit of the employees of, any state or political subdivision or agency or instrumentality thereof if such plan has total assets in excess of $5 million; or any organization described in Section 501(c)(3) of the Internal Revenue Code, any Massachusetts or similar business trust, or any partnership if such organization, trust, or partnership has total assets in excess of $5 million. By rule, the term “institutional investor” includes but is not limited to (a) investment companies, universities, and other organizations whose primary purpose is to invest its own assets or those held in trust by it for others; (b) trust accounts and individual or group retirement accounts in which a bank, trust company, insurance company or savings and loan institution acts in a fiduciary capacity; and (c) foundations and endowment funds exempt from taxation under the Internal Revenue Code, a principal business function of which is to invest funds to produce income in order to carry out the purpose of the foundation or fund. By rule, the term “financial institution” includes, but is not limited to, a manager of investment accounts on behalf of other than natural persons, who, with affiliates, exercises sole investment discretion with respect to such accounts, and provided such accounts exceed 10 in number and have a fair market value of not less than $10 million at the end of the calendar month preceding the month during which the transaction occurred for which the exemption is utilized.

Indiana

Any bank, savings institution, trust company, insurance company, separate account of an insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Indiana shall have no place of business in Indiana and shall effect transactions in Indiana exclusively with or through such persons whether acting for themselves or as trustees.

Iowa

Any bank, savings institution, trust company, credit union or similar institution that is organized or chartered under the laws of a state or the United States, authorized to receive deposits, and supervised and examined by an official or agency of a state or the United States if its deposits or share accounts are insured to the maximum amount authorized by statute by the Federal Deposit Insurance Corporation, The National Credit Union Share Insurance Fund, or a successor authorized by federal law, international financial institution of which the United States is a member and whose securities are exempt from registration under the Securities Act, insurance company, separate account of an insurance company, investment company as defined in the 1940 Act, broker-dealer registered under the Exchange Act, federal covered investment advisor acting only for its own account, employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $5 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under this chapter, a depository institution or an insurance company, any other person, other than an individual, of institutional character with total assets in excess of $5 million not organized for the specific purpose of evading this chapter, plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of $5 million or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, an investment adviser registered under this chapter, a depository institution, or an insurance company, a trust, if it has total assets in excess of $5 million, its trustee is a depository institution, and its participants are exclusively the type of employee plans described above regardless of the size of their assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans, organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts Trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million, Small Business Investment Company licensed by the Small Business Administration under Section 301(c) of SBIA with total assets in excess of $5 million, federal covered investment adviser acting for its own account, “qualified institutional buyer” as defined in Rule 144A(a)(1) (other than Rule 144(a)(9)(H)) under the Securities Act, or “major U.S. institutional investor” as defined in Rule 15a-6(b)(4)(i) under the Exchange Act. By regulation, “institutional buyer” is defined to include the following: (a) any bank or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of SBIA; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million; any employee benefit plan within the meaning of ERISA if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are institutional buyers; (b) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act; (c) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million; (d) any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; (e) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of the purchase exceeds $1 million; (f) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (g) any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that the person is capable of evaluating the merits and risks of the prospective investment; (h) any entity in which all of the equity owners are institutional buyers; and (i) any venture or seed capital company. For purposes of the relevant sub-rule, a venture or seed capital company is a corporation, partnership or association that has been in existence for five (5) years or whose net assets exceed $250,000 and whose primary business is investing in developmental stage companies or “eligible small business companies” as that term is defined in the regulations of the Small Business Administration.

Kansas

Any bank, savings institution, trust company, insurance company, separate account of an insurance company investment company as defined in the 1940 Act, federal covered investment adviser only acting for its own account, pension or profit-sharing trust, provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, or other financial institution or institutional buyer, or any broker-dealer or underwriter.

Kentucky

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity.

Louisiana

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, as now or hereafter amended, real estate investment trust, small business investment corporation, pension or profit-sharing plan or trust, other financial institution, or a dealer, whether the purchaser is acting for itself or in some fiduciary capacity.

Maine

Any financial and institutional investor or to a broker-dealer, provided that any seller who is not registered as a broker-dealer in Maine shall be registered as a broker-dealer under the Exchange Act, if the transactions effected by the broker-dealer in Maine are exclusively with other broker-dealers licensed or exempt under the Revised Maine Securities Act and financial and institutional investors acting for themselves or in a fiduciary capacity. “Financial and institutional investor” means, but is not limited to, the following: (a) a depository institution or a depository institution holding company; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company as defined by the 1940 Act; (e) a business development company as defined by the 1940 Act; (f) an entity, other than a natural person, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities of more than one issuer and not of its own issue and that has gross assets in excess of $1 million at the end of its latest fiscal year; (g) an employee pension and profit sharing or benefit plan, other than an employee pension and profit sharing or benefit plan of the issuer, a self-employed individual retirement plan or individual retirement account, if: (1) the investment decision is made by a plan fiduciary, as defined in ERISA, Section 3, subsection 21, which is either a depository institution, an insurance company or an investment advisor registered under the relevant statute; or (2) the plan has total assets in excess of $10 million; (h) a small business investment company licensed by the United States Small Business Administration under SBIA, Section 301(c) or (d); or (i) an entity organized and operated not for private profit, as described in the Internal Revenue Code, Section 501(c)(3) with total assets in excess of $10 million. A person may be a financial and institutional investor whether acting for itself or others in a fiduciary capacity.

Maryland

Any investment company as defined in the 1940 Act, an investment adviser with assets under management of not less than $1 million, a broker-dealer, bank, trust company, savings and loan association, insurance company, employee benefit plan with assets of not less than $1 million, or governmental agency or instrumentality, whether acting for itself or as a trustee or a fiduciary with investment control, or other institutional investor as designated by rule or order of the commissioner, provided that any seller who is not registered as a broker-dealer in Maryland shall have no place of business in Maryland and shall effect transactions in Maryland exclusively with or through such persons. By rule the commissioner has designated the following as “institutional investors”: (a) an “accredited investor,” which shall have the same meaning as set forth in Regulation D under the Securities Act; and (b) a “qualified institutional buyer,” which shall have the same meaning as set forth in Rule 144A under the Securities Act.

Massachusetts

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Massachusetts shall have no place of business in Massachusetts and shall effect transactions in Massachusetts exclusively with or through such persons whether acting for themselves or as trustees. By rule, “institutional buyer” includes, but is not limited to, the following: (a) a Small Business Investment Company licensed by the U.S. Small Business Administration under SBIA; (b) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act; (c) a Business Development Company as defined in Section 2(a)(48) of the 1940 Act; (d) an entity with total assets in excess of $5 million and which is either: (1) a company (whether a corporation, a Massachusetts or similar business trust or a partnership) not formed for the specific purpose of acquiring the securities offered; a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions made by persons who are reasonably believed by the seller to have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment; or (2) an organization described in Section 501(c)(3) of the Internal Revenue Code; and (e) a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

Michigan

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, the federal national mortgage association, the federal home loan mortgage corporation, or the government national mortgage association, pension or profit-sharing trust the assets of which are managed by an institutional manager, the treasurer of this state, any other financial institution, broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, or a lender approved by the federal housing administration and who has satisfied any additional requirements established by the administrator by rule or order, provided that any seller who is not registered as a broker-dealer in Michigan shall have no place of business in Michigan and shall effect transactions in Michigan exclusively with or through such persons.

Minnesota

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, or other financial institution or institutional buyer, which term by rule includes but is not limited to a corporation with a class of equity securities registered under Section 12(b) or 12(g) of the Exchange Act; a federal covered investment advisor only if acting for its own account, and a person who is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Minnesota shall have no place of business in Minnesota and shall effect transactions in Minnesota exclusively with or through banks, savings institutions, trust companies, insurance companies, investment companies as defined in the 1940 Act, pension or profit-sharing trusts provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, or other financial institutions or institutional buyers, or to broker-dealers, whether the purchaser is acting for itself or in some fiduciary capacity.

Mississippi

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Mississippi shall have no place of business in Mississippi and shall effect transactions in Mississippi exclusively with or through such persons whether acting for themselves or as trustees.

Missouri

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Missouri shall have no place of business in Missouri and shall effect transactions in Missouri exclusively with or through such persons whether acting for themselves or as trustees. By rule, “financial institution or institutional buyer” includes: (a) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million; (b) an issuer which has any class of securities registered under Section 12 of the Exchange Act, and any wholly-owned subsidiary thereof; and (c) any other corporation, partnership or association which has been in existence for ten years or whose net assets exceed $500,000, and whose principal purpose as stated in its articles, bylaws or other organizational instrument is investing in securities.

Montana

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity.

Nebraska

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, or other financial institution or institutional buyer, to an individual accredited investor, or any broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity. By rule, offers and sales may also be made to bank as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; a small business investment company licensed by the U.S. Small Business Administration, pursuant to Sections 301(c) or (d) of SBIA.

Nevada

Any financial or institutional investor or to a broker-dealer, provided that any seller who is not licensed as a broker-dealer in Nevada may sell the security in Nevada if the broker-dealer is registered or is not required to be registered under the Exchange Act and has no place of business in Nevada if the transactions effected by the broker-dealer in Nevada are exclusively with other broker-dealers licensed or exempt under the Nevada Uniform Securities Act and financial or institutional investors. “Financial or institutional investor” means any of the following, whether acting for itself or others in a fiduciary capacity other than as an agent: (a) a depository institution; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company as defined in the 1940 Act; (e) an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $5 million or its investment decisions are made by a named fiduciary, as defined in ERISA, that is either a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution or an insurance company; and (f) any other institutional buyer.

New Hampshire

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, a small business investment company under SBIA or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity, provided that any seller who is not registered as a broker-dealer in New Hampshire shall have no place of business in New Hampshire and shall effect transactions in New Hampshire exclusively with or through such persons.

New Jersey

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity, provided that any seller who is not registered as a broker-dealer in New Jersey shall effect transactions in New Jersey exclusively with or through such persons whether acting for themselves or as trustees.

New Mexico

“Financial or institutional investor” means any of the following, whether acting for itself or others in a fiduciary capacity, other than as an agent: (a) a depository institution; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company as defined in the 1940 Act; (e) an employee pension, profit-sharing or benefit plan; (1) if the plan has total assets in excess of $10 million; or (2) if investment decisions are made by a plan fiduciary as defined in ERISA, which is either a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution or an insurance company; (f) a business development company as defined by the 1940 Act; (g) a small business investment company licensed by the United States Small Business Administration under Section 301(c) or (d) of SBIA; or (h) any other financial or institutional investor as the director by rule or order designates. An entity organized and operated not for private profit as described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of ten million dollars ($10,000,000).

New York

Anyone, provided seller is registered as a broker-dealer in New York.

North Carolina

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in North Carolina shall have no place of business in North Carolina and shall effect transactions in North Carolina exclusively with or through such persons whether acting for themselves or as trustees. A dealer registered in North Carolina may sell any corporation which has a net worth in excess of $1 million as determined by generally accepted accounting principles in addition to the institutions described above.

North Dakota

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or similar benefit plan or other financial institution or qualified institutional buyer, or any dealer whether the purchaser is acting for itself or in a fiduciary capacity.

Ohio

Any dealer or “institutional investor” which is defined to mean a corporation, bank, insurance company, pension fund or pension fund trust, employees’ profit-sharing fund or trust, any association engaged as a substantial part of its business or operations in purchasing or holding securities, or any trust in respect of which a bank is trustee or co-trustee, provided that the seller is licensed as a dealer in Ohio. By rule, “institutional investor” also includes a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Non-licensed dealers in Ohio may sell only to licensed dealers in Ohio.

Oklahoma

Any financial or institutional investor or to a broker-dealer, provided that any seller who is not registered as a broker-dealer in Oklahoma shall have no place of business in Oklahoma and shall effect transactions in Oklahoma exclusively with or through such person. “Financial or institutional investor” means any of the following, whether acting for itself or for others in a fiduciary capacity: (a) a depository institution; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company as defined in the 1940 Act; (e) an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of ten million dollars ($10,000,000) or its investment decisions are made by a named fiduciary, as defined in ERISA, that is either a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution, or an insurance company; (f) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; or (g) any other institutional buyer.

Oregon

Any bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, or other financial institution or institutional buyer (including but not limited to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration, the U.S. Department of Veterans Affairs and the Government National Mortgage Association), or any broker-dealer, mortgage broker or mortgage banker, whether the purchaser is acting for itself or in a fiduciary capacity when the purchaser has discretionary authority to make investment decisions.

Pennsylvania

Any “institutional investor,” which is defined to mean a bank, insurance company, pension or profit-sharing plan or trust (except a municipal pension plan or system), investment company as defined in the 1940 Act, other financial institution or any person, other than an individual, which controls any of the foregoing, the federal government, state or any agency or political subdivision thereof, or any other person so designated by regulation of the Pennsylvania Securities Commission, or any broker-dealer, whether the buyer is acting for itself or in some fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Pennsylvania shall have no place of business in Pennsylvania and shall effect transactions in Pennsylvania exclusively with or through such persons. The Pennsylvania Securities Commission has designated by rule the following additional persons among others, to be included in the definition of an “institutional investor” to whom offers and sales may also be made: (a) a corporation or business trust or any wholly-owned subsidiary of a person which has been in existence for 18 months and which has a tangible net worth on a consolidated basis, as reflected in its most recent audited financial statements, of $10 million or more; (b) a college, university, or other public or private institution which has received exempt status under Section 501(c)(3) of the Internal Revenue Code and which has a total endowment or trust funds, including annuity and life income funds, of $5 million or more according to its most recent audited financial statements; provided that the aggregate dollar amount of securities being sold to the person under the exemption contained in 70 P.S. § 1-203(c) and the rules in Title 64 may not exceed 5% of the endowment or trust funds; (c) a wholly-owned subsidiary of a bank as defined in 70 P.S. § 1-102(d) and § 102.041 (relating to banking institution; savings and loan institution); or (d) a Small Business Investment Company as the term is defined in Section 103 of SBIA, which either (1) has a total capital of $1 million or more or (2) is controlled by institutional investors as defined in P.S. § 1- 102(k) or Rule Sec. 102.111.

Puerto Rico

Any bank, savings institution, trust company, insurance company, investment company as defined in the Investment Companies Act of Puerto Rico, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Puerto Rico shall have no place of business in Puerto Rico and shall effect transactions in Puerto Rico exclusively with or through such persons whether acting for themselves or as trustees.

Rhode Island

Any financial or institutional investor or to a broker-dealer, provided that any seller who is not licensed as a broker-dealer in Rhode Island may sell the security in Rhode Island if the broker-dealer is registered under the Exchange Act and has no place of business in Rhode Island if the transactions effected by the broker-dealer in Rhode Island are exclusively with other broker-dealers licensed or exempt under the Rhode Island Uniform Securities Act of 1990 and financial or institutional investors. “Financial or institutional investor” means any of the following, whether acting for itself or another in a fiduciary capacity: (a) a depositary institution; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company as defined in the 1940 Act; (e) an employee pension, profit-sharing or benefit plan if the plan has total assets in excess of $5 million or if investment decisions are made by a plan fiduciary as defined in ERISA, which is either a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act, a depository institution or an insurance company; and (f) any other institutional buyer.

South Carolina

Any bank, savings institution, trust company, separate account of an insurance company, insurance company, investment company as defined in the 1940 Act, provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in South Carolina shall have no place of business in South Carolina and shall effect transactions in South Carolina exclusively with or through such persons whether acting for themselves or as trustees.

South Dakota

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, provided the plan has total assets in excess of $10 million, or its investment decisions are made by a named fiduciary that is either a depositary institution, an insurance company, a broker-dealer registered under the Exchange Act, or an investment adviser registered or exempted from registration under the Investment Advisers Act, or other financial institution or institutional buyer, or to a broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity, provided that any seller who is not registered as a broker-dealer in South Dakota shall have no place of business in South Dakota and shall effect transactions in South Dakota exclusively with or through such persons whether acting for themselves or as trustees. By rule, “financial institution or institutional buyer” includes (a) an endowment or trust fund of a charitable organization specified in Section 170(b)(1)(A) of the Internal Revenue Code; (b) an issuer which has any class of securities registered under Section 12 of the

Exchange Act and any wholly-owned subsidiary of such an issuer; and (c) any other corporation, partnership or association which has been in existence for 10 years or whose net assets exceed $500,000 and whose principal purpose as stated in its articles, bylaws or other organizational instrument is investing in securities.

Tennessee

Any “institutional investor,” which is defined as a bank, trust company, insurance company, investment company registered under the 1940 Act, a holding company which controls any of the foregoing, a trust or fund over which any of the foregoing has or shares investment discretion, a pension or profit sharing plan, or any other person engaged as a substantial part of its business in investing in securities, each such institutional investor having a net worth in excess of $1 million, or any broker-dealer, provided that any seller who is not registered as a broker-dealer in Tennessee shall have no place of business in Tennessee, shall be registered as a broker-dealer with the SEC or the National Association of Securities Dealers and shall effect transactions in Tennessee exclusively with or through such persons.

Texas

Any bank, trust company, building and loan association, insurance company, surety or guaranty company, savings institution, investment company as defined in the 1940 Act, small business investment company as defined in SBIA, or any registered dealer actually engaged in buying and selling securities. By rule, offers and sales may also be made to (a) an “accredited investor” (as that term is defined in Rule 501(a)(1)–(4), (7) and (8) under the Securities Act), excluding, however, any self-directed employee benefit plan with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a)(5)-(6); (b) any “qualified institutional buyer” (as that term is defined in Rule 144A(a)(1) under the Securities Act); and (c) a corporation, partnership, trust, estate, or other entity (excluding individuals) having net worth of not less than $5 million or a wholly-owned subsidiary of such entity, as long as the entity was not formed for the purpose of acquiring the specific securities.

Utah

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Utah shall have no place of business in Utah and shall effect transactions in Utah exclusively with or through such persons whether acting for themselves or as trustees.

Vermont

A financial or institutional investor, provided that the seller is a registered broker-dealer in Vermont. A “financial or institutional investor” means any of the following, whether acting for itself or others in a fiduciary capacity: (a) a depository institution, (b) an insurance company, (c) a separate account of an insurance company, (d) an investment company as defined in the 1940 Act, (e) an employee pension, profit sharing or benefit plan if the plan has total assets in excess of ten million dollars or its investment decisions are made by a named fiduciary, as defined in ERISA, that is either a broker-dealer registered under the Exchange Act, an investment advisor registered or exempt from registration under the Investment Advisers Act, a depository institution or an insurance company, (f) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, any other financial or institutional buyer which qualifies as an “accredited investor” under the provision of Regulation D under the Securities Act, as such provisions may be amended from time to time hereafter and such other institutional buyers as the commissioner may add by rule or order. By order of the Commissioner, “institutional buyer” also includes a broker-dealer. Furthermore, by order of the Commissioner, sales may be made by registered and non-registered dealers to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

Virginia

Any corporation, investment company or pension or profit-sharing trust or any broker-dealer.

Washington

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10 million, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in some fiduciary capacity.

West Virginia

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in West Virginia shall have no place of business in West Virginia and shall effect transactions in West Virginia exclusively with or through such persons whether acting for themselves or as trustees.

Wisconsin

Any bank, savings institution, savings bank, credit union, trust company, insurer, broker-dealer, investment adviser or savings and loan association, if the purchaser or prospective purchaser is acting for itself or as trustee with investment control, investment company as defined under 15 USC 80a-3 or a pension or profit-sharing trust, except that an offer or sale of a security to a pension or profit-sharing trust or to an individual retirement plan, including a self-employed individual retirement plan, is not exempt under this paragraph unless the trust or plan is administered by a bank, savings institution, savings bank, credit union, trust company, insurer, broker-dealer, investment adviser or savings and loan association that has investment control, to the State of Wisconsin or any of its agencies or political subdivisions, the federal government or any of its agencies or instrumentalities, or any financial institution or institutional investor designated by rule or order of the Commissioner. By rule the Commissioner has designated the following as a “financial institution or institutional investor”: (a) an endowment or trust fund of a charitable organization specified in Section 170(b)(1)(A) of the Internal Revenue Code; (b) an issuer which has any class of securities registered under Section 12 of the Exchange Act, and any wholly-owned subsidiary thereof; (c) a venture capital company as a result of meeting any of the following requirements: (1) it operates a small business investment company licensed under SBIA, at 15 USC 631, (2) is a corporation, partnership or association that has been in existence for five years or whose net assets exceed $1 million, and either: (i) whose principal purpose as stated in its articles, bylaws or other organizational instrument is investing in securities; or (ii) whose primary business is investing in developmental stage companies or eligible small business companies as defined in the regulations of the Small Business Administration at 13 CFR 108.2; (d) any “qualified institutional buyer” as defined in Rule 144A under the Securities Act, whether acting for its own account or the accounts of other qualified institutional buyers that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the qualified institutional buyer; (e) any entity, all of the equity owners of which are persons designated above, acting for its own account or the accounts of other persons designated above; (f) any “accredited investor” as defined and listed in Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and (g) any other person or entity whom the commissioner by order designates.

Wyoming

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any broker-dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Wyoming shall have no place of business in Wyoming and shall effect transactions in Wyoming exclusively with or through such persons whether acting for themselves or as trustees.

Guam

Any bank, savings institution, trust company, insurance company, investment company as defined in the 1940 Act, pension or profit-sharing trust, or other financial institution or institutional buyer, or any dealer, whether the purchaser is acting for itself or in a fiduciary capacity, provided that any seller who is not registered as a broker-dealer in Guam shall have no place of business in Guam and shall effect transactions in Guam exclusively with or through such persons whether acting for themselves or as trustees.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

SUBSCRIPTION PROCEDURES

Investors who meet the suitability standards described herein may purchase shares of our common stock. See the sections titled “Suitability Standards” and “Plan of Distribution—Offers and Sales by Broker-Dealers to Institutions” above. Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. The subscription agreement includes representations covering, among other things, suitability and we may request further supporting documentation to confirm the accuracy of those representations.

•

Initially, investors should transfer immediately available funds via The Federal Reserve Wire Network in U.S. dollars (the “Payment Wires”) to “Wells Fargo Bank, N.A., as Escrow Agent for FundCore Institutional Income Trust Inc.” If the primary dealer so designates, after we meet the minimum offering requirement, investors should send Payment Wires to the account of “FundCore Institutional Income Trust Inc.” Payment may not be made by check.

•	Send the original completed and executed subscription documents via direct overnight mail to:

Integrity Investments, Inc.

221 Pensacola Road

Venice, FL 34285

800-242-9340

•	During the Escrow period, forward Payment Wires to:

Wells Fargo Bank, N.A.

ABA Routing No.: 121000248

Account No.: 0001038377

BNF: Corporate Trust Clearing

F/F/C: Account Name: FundCore Institutional Income Trust Inc. Escrow

Account No.: 80517100

Attn: Bruce F. Lewis

•	After we meet the minimum offering requirement, Payment Wires should be sent to:

Harris Bank, N.A.

ABA Routing No.: 071000288

Account No.: 2209864

Account Name: “FundCore Institutional Income Trust Inc”

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Once the minimum offering requirements have been met, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the SEC, as supplemented and amended. If accepted and we obtain the minimum offering threshold of 1,000,000 shares of common stock, the funds will be transferred from the escrow agent into our general account. You will receive a confirmation of your purchase. We generally plan to admit stockholders on a monthly basis.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of an investment in common stock of FundCore Institutional Income Trust Inc. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “FundCore Institutional Income Trust Inc.,” “we,” “our” and “us” mean only FundCore Institutional Income Trust Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate FundCore Institutional Income Trust Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “Taxation of FundCore Institutional Income Trust Inc. —Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of FundCore Institutional Income Trust Inc.

We intend to elect to be taxed as a REIT, commencing with our taxable year ending December 31, 2011, upon the filing of our federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that commencing with our taxable year ending December 31, 2011, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued, and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution to our stockholders.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012, and as high as 39.6% thereafter. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” below.

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders” below.

Even if we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm’s length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs (as defined below), are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets, and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2011). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a taxable REIT subsidiary (“TRS”). We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions” below.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries intend to invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries also intend to invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We intend to hold certain participation interests, including B-notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.

Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions” below.

Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

The Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Timing Differences Between Receipt of Cash and Recognition of Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally recognized as taxable income when and to the extent that any payment of principal is made on the debt instrument. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the debt instruments or MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instruments or MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the debt instruments or MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instruments or MBS are not made.

In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements” below.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC, including CMBS that are structured as interests in REMICs, will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests” above. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above. We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” below.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for federal income tax purposes. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Income Tests.”

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders” below. Under recently issued IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements” above. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2012). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of FundCore Institutional Income Trust Inc. —Effect of Subsidiary Entities—Ownership of Partnership Interests” above.

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed above in “—Taxation of FundCore Institutional Income Trust Inc.—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of FundCore Institutional Income Trust Inc. —Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of FundCore Institutional Income Trust Inc. —Annual Distribution Requirements” above. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of FundCore Institutional Income Trust Inc.—Annual Distribution Requirements” above. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of FundCore Institutional Income Trust Inc. —Taxable Mortgage Pools and Excess Inclusion Income” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain. A pro rata redemption of our stock may be treated as a distribution for tax purposes notwithstanding the fact that the number of shares held by a holder may be reduced as a result of such a redemption. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” above.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States,

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of FundCore Institutional Income Trust Inc. —Taxable Mortgage Pools and Excess Inclusion Income” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Stockholders—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends” above), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We do not anticipate that our common stock will be “regularly traded” on an established securities exchange.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI. It should be noted that a pro rata redemption of our stock may be treated as a distribution for tax purposes notwithstanding the fact that the number of shares held by a holder may be reduced as a result of such a redemption. See “Taxation of Stockholders—Taxation of Foreign Stockholders—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends” above.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period.

We believe that we are, and will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity. In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. We do not expect that our common stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Other Withholding Rules. After December 31, 2012, withholding at a rate of 30% will be required on dividends in respect of, and gross proceeds from the sale of, shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial U.S. owners" or (ii) provides certain information regarding the entity's "substantial U.S. owners," which we will in turn provide to the Secretary of the Treasury. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our stock.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of FundCore Institutional Income Trust Inc.—Taxable Mortgage Pools and Excess Inclusion Income” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under

Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. For example, Congress is considering proposals that would delay the scheduled increase in the maximum tax rates applicable to individual taxpayers on qualified dividend income and long-term capital gains, for taxable years beginning after December 31, 2010, to 39.6% and 20%, respectively. In addition, for taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of our stock. No assurance can be given as to whether, or in what form, the proposals described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the Federal laws and interpretations thereof could adversely affect an investment in our stock.

Recently enacted legislation will require, after December 31, 2012, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

CERTAIN ERISA CONSIDERATIONS

General Fiduciary Matters

ERISA and Section 4975 of the Internal Revenue Code impose certain restrictions on: (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA; (ii) plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts (“IRAs”) or Keogh plans; (iii) any entities whose underlying assets include assets of a plan described in (i) or (ii) by reason of such a plan’s investment in such entities (each of (i), (ii) and (iii), a “Plan”); and (iv) persons who have certain specified relationships to Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Internal Revenue Code). Moreover, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA.

Prohibited Transaction Issues

ERISA also prohibits Plans subject to the fiduciary provisions of Title I of ERISA from engaging in certain transactions involving Plans or “plan assets” of Plans with Parties in Interest, and Section 4975 of the Internal Revenue Code imposes an excise tax on Disqualified Persons who engage in similar transactions, in each case, unless an exemption is available. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Internal Revenue Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to similar prohibitions under applicable similar laws (collectively, “Similar Laws”).

In relation to the foregoing, our common stock should not be acquired or held by any person investing Plan Assets of any Plan, unless such acquisition will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, each purchaser of shares of our common stock will be deemed to have represented and warranted that either (i) it is not a Benefit Plan Investor (as defined below) or any other plan subject to Similar Laws, and no portion of the assets used to acquire or hold the shares constitutes assets of any Benefit Plan Investor or any other plan subject to Similar Laws, or (ii) the acquisition of the shares will not constitute a nonexempt prohibited transaction under Section 406 of ERISA, or Section 4975 of the Internal Revenue Code or a similar violation of any applicable Similar Laws.

Plan Assets

A regulation issued by the Department of Labor (“DOL”), as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), generally provides that when a Plan that is subject to Title I of ERISA or the requirements of Section 4975 of the Internal Revenue Code acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity (“Plan Assets”), unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors” is not “significant,” each within the meaning of the Plan Assets Regulation. We will not be an investment company registered under the Investment Company Act and we do not anticipate that we will be an “operating company.” Accordingly, prior to such time that the shares of our common stock become “publicly offered securities,” (within the meaning of the Plan Assets Regulation) we will take actions that are designed to limit participation in the shares of our common stock by “benefit plan investors” to a level that is not “significant.”

Significant Participation

Under the Plan Assets Regulation, the assets of an entity will not be treated as Plan Assets if, immediately after the most recent acquisition (including any redemption) of an equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “Benefit Plan Investors” (the “25% Test”). A “Benefit Plan Investor” is defined as any (a) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA; (b) plan that is defined in and subject to Section 4975 of the Internal Revenue Code; and (c) entity, the underlying assets of which include “plan assets” of any employee benefit plan or plan by reason of such a plan’s investment in such entity. For purposes of the 25% Test, an entity is considered to hold Plan Assets only to the extent of the percentage of the equity interest held by Benefit Plan Investors and the value of any equity interest held by a person (other than such a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, must be disregarded (each such person a “Controlling Person”).

Until the shares of our common stock become “publicly offered securities,” we will use reasonable best efforts to limit the amount of our shares that may be acquired by Benefit Plan Investors to satisfy the 25% Test so that our underlying assets should not be deemed Plan Assets for purposes of ERISA and we may conduct our affairs without regard to the requirements of ERISA. In this regard, a purchaser of the shares of our common stock from us in this offering will be required to represent and warrant: (i) whether or not it is not a Benefit Plan Investor; and (ii) whether or not it is not a Controlling Person.

Publicly Offered Securities

If a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets. A publicly offered security is a security that:

1)	is either:

a.	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act; or

b.	sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time;

2)	is part of a class of securities that is “widely held” (described in the Plan Assets Regulation as being owned by 100 or more investors independent of the issuer and of one another); and

3)	is freely transferable.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes or which would violate any state or federal law will not ordinarily affect a determination that such securities are “freely transferable.”

The shares of our common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that we intend to register under the Securities Exchange Act of 1934 within the specified period. While we expect that our shares will be owned by 100 or more independent investors, we cannot confirm that the requirement that the shares be “widely held” will be satisfied. Also, because the minimum initial investment in our shares is $1,000,000 and we impose transfer restrictions to preserve our REIT status, our shares may not be deemed to be freely transferable for purposes of the Plan Assets Regulation. If we determine that the shares meet the requirements of the publicly offered securities exception to the Plan Assets Regulation, we would no longer limit participation by Benefit Plan Investors to comply with the 25% Test.

As stated above, until such time as we determine that our shares qualify as publicly offered securities for purposes of the Plan Assets Regulation, we will use our reasonable best efforts to satisfy the 25% Test. There can, however, be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to us and, as a result, under the terms of the Plan Assets Regulation, a Plan’s assets could be considered to include an undivided interest in our assets. If our assets were deemed to constitute the assets of an investing Plan: (i) transactions we enter into could be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code; (ii) our assets could be subject to ERISA’s reporting and disclosure requirements; (iii) the fiduciary causing the Plan to make an investment in our shares of common stock could be deemed to have delegated its responsibility to manage the assets of the Plan and (iv) the indicia of ownership of our assets would be required to be maintained within the jurisdiction of the U.S. district courts, unless an exception to such requirement applied.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. Unless or until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, beginning on the last business day of the month following the end of the offering period, we, with the assistance of our advisor and a third-party administrator will calculate our NAV per share on a monthly basis, which NAV will be disclosed to all stockholders. Our NAV per share will be calculated by dividing the value of all of our assets (including accrued interest and distributions), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of common shares outstanding as of the close of business on the last business day of each month. During the offering period, our NAV will be $10.00 per share, which price was arbitrarily determined by our board of directors. Our NAV may not represent what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

The NAV should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our investments. As such, you should be aware of the following:

•	the estimated value of our shares will be based upon a number of assumptions that may not be accurate or complete;

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

General Investment Considerations

Prior to making an investment in our shares, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party in Interest or Disqualified Person and, if so, whether a statutory or administrative exemption from prohibited transaction rules is applicable; the composition of the Plan’s portfolio with respect to diversification by type of asset; the Plan’s funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Governmental plans, foreign pension plans and certain church plans are not generally subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code, but may be subject to similar laws. In addition, such plans are not deemed to be Benefit Plan Investors and are not subject to the 25% Test described herein.

The sale of any shares of our common stock to a Plan is in no respect a representation by us that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The discussion herein of ERISA and the Internal Revenue Code is general in nature and is not intended to be complete. This discussion is based upon an analysis of ERISA and the Internal Revenue Code as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain supplemental sales material in connection with the primary offering of shares of common stock, but only if such sales material are accompanied by or preceded by the delivery of this prospectus. Our supplemental sales material may consist of information related to this offering, pictures, summary descriptions of assets, the past performance of our advisor and its affiliates, brochures, audiovisual materials, articles and other publications concerning commercial real estate loans and preferred equity. We may also send certain introductory materials to FINRA members and prospective investors designated by the primary dealer.

We are offering shares of common stock only by means of this prospectus. Although the content of any supplemental sales material will be consistent with any information contained in this prospectus, the supplemental sales materials will not purport to be complete and should not be considered part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP.

EXPERTS

The financial statements of FundCore Institutional Income Trust Inc. as of December 31, 2010 and for the period from May 18, 2010 (Inception) through December 31, 2010, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. We will furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

One of our affiliates maintains our website at www.fundcoreinvestments.com at which there is additional information about us. The contents of this site are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

FundCore Institutional Income Trust Inc.:

We have audited the accompanying balance sheet of FundCore Institutional Income Trust Inc. (the “Company”) as of December 31, 2010, and the related statements of operations, equity, and cash flows for the period from May 18, 2010 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FundCore Institutional Income Trust Inc. as of December 31, 2010, and the results of its operations and its cash flows for the period from May 18, 2010 (Inception) through December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

Denver, Colorado

March 30, 2011

FUNDCORE INSTITUTIONAL INCOME TRUST INC.

(A MARYLAND CORPORATION)

BALANCE SHEET

DECEMBER 31, 2010

ASSETS
Cash and cash equivalents	$5,500
Prepaid expense	3,200
Deferred offering costs	1,589,767

Total Assets	$1,598,467

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and other accruals	$57,283
Due to affiliates	1,676,536

Total Liabilities	$1,733,819

Equity:
Stockholder’s Equity
Common stock, $0.01 par value, 75,000,000 shares authorized, 1,000 shares issued and outstanding	10
Additional paid-in capital	9,990
Accumulated deficit	(145,352)

Total Stockholder’s Equity	(135,352)

Total Liabilities and Equity	$1,598,467

The accompanying notes are an integral part of these financial statements.

FUNDCORE INSTITUTIONAL INCOME TRUST INC.

(A MARYLAND CORPORATION)

STATEMENT OF OPERATIONS

For the period from May 18, 2010 (Inception) through December 31, 2010

EXPENSES
Organization expenses	$70,714
General and administrative expenses	74,638

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDER	$(145,352)

The accompanying notes are an integral part of these financial statements.

FUNDCORE INSTITUTIONAL INCOME TRUST INC.

(A MARYLAND CORPORATION)

STATEMENT OF EQUITY

For the period from May 18, 2010 (Inception) through December 31, 2010

	Stockholder’s Equity
	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Equity
	Shares	Amount
Initial capital contributed	1,000	$10	$9,990	$—	$10,000
Net loss for the period from May 18, 2010 (Inception) through December 31, 2010	—	—	—	(145,352)	(145,352)

Balance at December 31, 2010	1,000	$10	$9,990	$(145,352)	$(135,352)

The accompanying notes are an integral part of these financial statements.

FUNDCORE INSTITUTIONAL INCOME TRUST INC

(A MARYLAND CORPORATION)

STATEMENT OF CASH FLOW

For the period from May 18, 2010 (Inception) through December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(145,352)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in due to affiliates, organizational expenses	70,714
Increase in due to affiliates, general and administrative expenses	16,055
(Increase) in prepaid expense	(3,200)
Increase in accounts payable	57,283

Net cash used in operating activities	(4,500)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	10,000

Net cash provided by financing activities	10,000
NET INCREASE IN CASH AND EQUIVALENTS	5,500
CASH AND CASH EQUIVALENTS, at Inception	—

CASH AND CASH EQUIVALENTS, at end of period	$5,500

Supplemental Disclosure of Non-Cash Information:
Deferred offering costs due to affiliates	$1,589,767

The accompanying notes are an integral part of these financial statements.

FUNDCORE INSTITUTIONAL INCOME TRUST INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2010

1. ORGANIZATION

FundCore Institutional Income Trust Inc. (the “Company”) is a newly organized Maryland corporation formed on May 18, 2010.

The Company was formed to originate and invest in high-quality commercial real estate loans and other debt investments secured primarily by cash-flowing properties located in the U.S. Such assets are collectively referred to as the Company’s “target assets.” As of the date of the financial statements, the Company does not own any interest in any target assets. The Company’s primary investment objectives are preserving and protecting its stockholders’ capital, providing current income to its stockholders in the form of monthly cash distributions, and returning capital to stockholders during the capital return period as defined in the registration statement.

The Company intends to operate in a manner that will allow it to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes commencing with its taxable year ending December 31, 2011. In July 2010, the Company sold 1,000 shares of common stock to FundCore Advisor LLC (the “Advisor”) at a price of $10.00 per share.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

Prepaid Expense

Prepaid expense consists of an escrow fee paid, and will be amortized to general and administrative expenses over the one year term of the escrow period.

Organization and Offering Costs

Organization costs are expensed as incurred and offering costs are deferred and will be charged against gross proceeds of the offering. Organization and offering costs are to be reimbursed by the Company to the Advisor on an amortized basis over a period of five years commencing with the completion of the offering period, one year following the end of the escrow period.

The escrow period is defined as the period of time investors’ funds will be held in an interest-bearing escrow account with Wells Fargo Bank, N.A., an independent third-party escrow agent, until the Company (i) receive purchase orders for at least 1,000,000 shares of its common stock and (ii) authorizes the release to the Company of funds in the escrow account, at which time the Company will commence its operations. Funds in escrow will be invested in short-term investments that can be readily sold or otherwise disposed of for cash without any significant risk of dissipation of the offering proceeds invested. If the Company does not sell a minimum of 1,000,000 shares of common stock in our primary offering within one year of the commencement of the offering, or October 20, 2011, it will terminate the offering and funds will promptly be returned to all subscribing investors with interest, except for de minimis interest. Even if the Company sells the minimum of 1,000,000 shares of common stock in our primary offering within one year of the commencement of the offering, interest will be paid on all escrowed funds unless (i) the minimum offering amount is achieved on the first day the Company commences the offering or (ii) the total amount of interest payable is lower than the costs and expenses to the Company associated with any such payment, which we refer to as “de minimis interest.” The Company’s primary offering will extend for a period of one year following the end of the escrow period.

Income Taxes

Following its initial tax year, the Company intends to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income taxes on net income that it distributes to stockholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. If the Company fails to qualify as a REIT in any taxable year without the benefit of certain relief provisions, the Company will be subject to federal income tax on its taxable income at regular corporate income tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts and their respective tax basis. A valuation allowance is established for uncertainties relating to realization of deferred tax assets. As of December 31, 2010 the Company had deferred tax assets totaling $55,234 related to temporary differences for our organizational and pre-operational general and administrative costs which are capitalized for tax purposes. A valuation allowance was recorded on these deferred tax assets due to current uncertainty of realization.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revision are reflected in the period they are determined to be necessary.

3. INITIAL PUBLIC OFFERING

The Company intends to offer for sale up to 75,000,000 in shares of common stock, 67% (50,000,000 shares) of which will be offered to investors at a price of $10.00 per share, and 33% (25,000,000 shares) of which will be offered to participants in the Company’s distribution reinvestment plan at $10.00 per share during the offering period, and at net asset value (“NAV”) per share following the end of the offering period (the “Offering”). The Company has the right to reallocate the shares of common stock offered between the Company’s primary offering and the Company’s distribution reinvestment plan.

Integrity Investments, Inc. (“Integrity” or the “Primary Dealer”) will serve as the primary participating broker-dealer in connection with the Offering. The Offering is a best efforts offering, which means that the Primary Dealer is not required to sell any specific number or dollar amount of shares of common stock in the offering but will use its best efforts to sell the shares of common stock. The Offering is a continuous offering that will end no later than two years from the date of its commencement, October 20, 2010, unless it is extended.

4. RELATED PARTY TRANSACTIONS

In July 2010, the Company sold 1,000 shares of common stock to the Advisor at a price of $10.00 per share. The Company will rely on the Advisor to manage the Company’s day-to-day activities and to implement the Company’s investment strategy. The Advisor will receive fees for the investment and management of the Company’s assets. These fees primarily consist of the following:

(i)	For all investments, including those in short-term, highly liquid instruments that the Company may make prior to investing in target assets, the asset management fee will consist of a monthly fee equal to one-twelfth of 1.0% of the sum of the aggregate cost of all investments within our portfolio, including certain acquisition and origination expenses we capitalize and any debt attributable to such investments. To the extent that net proceeds in its offering are not invested, an asset management fee will not be charged on such proceeds;

(ii)	Advisor will also be responsible for paying the Company’s cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to the distribution of its offering, and for reimbursing the primary dealer’s and participating broker-dealers’ out-of-pocket expenses on a non-accountable basis up to $1,000,000, which is deemed to be underwriting compensation under FINRA rules, as well as reimbursing their bona fide due diligence expenses. As of December 31, 2010, $260,000 is included in deferred offering cost and due to affiliate for the reimbursement of out-of-pocket costs incurred by the primary dealer. The Company intends to reimburse the Advisor for paying such organization and offering expenses amortized over a period of five years, payable monthly, commencing with the completion of the offering period;

(iii)	The Company will reimburse the Advisor for the expenses it incurs in hiring third-party servicers to service the loans originated. The Company anticipate servicing costs to approximate 0.05% per annum of the sum of the cost of all gross assets, including any debt attributable to such investments; and

(iv)	The Company will reimburse the Advisor for the expenses it incurs in connection with its provision of services to the Company other than personnel costs in connection with services for which the Advisor receives asset management fees.

Transaction with Affiliate

In July 2010, the Company sold 1,000 shares of common stock to the Advisor at a price of $10.00 per share. As of December 31, 2010, the Company incurred $1,660,481 of offering and organization costs and $73,338 of general and administrative expenses, all of which will be paid directly by the Advisor on behalf of the Company. All amounts related to organization expense and general and administrative expense has been expensed as incurred in the accompanying statement of operations. Offering costs are capitalized and applied to equity as offering proceeds are raised.

The amount due to affiliate on the accompanying balance sheet represents these non-interest bearing advances made by the Advisor, of which $16,055 is currently payable. The amount related to organization and offering costs will be reimbursed to the advisor and amortized over a period of five years, payable monthly, commencing with the completion of the offering period. Although we intend to reimburse the Advisor for organization and offering costs incurred on behalf of the Company, no amount will be payable if we do not meet the minimum offering requirements.

5. SUBSEQUENT EVENTS

We have evaluated subsequent events through the date the financial statements are issued. This evaluation did not reveal any subsequent events that necessitated disclosures and/or adjustments.

Appendix A

FUNDCORE INSTITUTIONAL INCOME TRUST INC. SUBSCRIPTION AGREEMENT

The undersigned (“investor”), by signing and delivering a copy of the attached subscription agreement Signature Page, hereby tenders this subscription and applies for the purchase of shares of common stock (“Shares”) of FundCore Institutional Income Trust Inc., a Maryland corporation (the “Company”). Shares may be purchased at one time or from time to time, provided that the Company accepts the subscription and all of the terms and conditions of this subscription agreement are satisfied or waived by the Company, including that the certification of suitability in Section 8 remains true and correct in all respects at the time of each purchase. The undersigned acknowledges and hereby certifies that its investment meets the minimum initial investment requirement of one million dollars ($1,000,000) and that all additional investments will be for at least one hundred thousand dollars ($100,000), unless the Company waives such requirements in its sole discretion. Subscriptions will be effective only upon the Company’s acceptance, and the Company reserves the right to reject any subscription in whole or in part. The Company’s right to reject any subscription shall not be deemed to have been waived or in any way limited by the fact that undersigned previously purchased Shares pursuant to this subscription agreement. For purposes of this subscription agreement, the date on which each purchase and sale occurs hereunder is referred to as a “Closing Date.”

1.	ACCOUNT REGISTRATION

Please print name in which shares of common stock are to be registered.

Name of Institution or Nominee

Tax Identification Number

Secondary Tax Identification Number (if any)

Please attach a certified copy of your institution’s corporate resolution to authorize repurchases and add account features.

2.	MAILING ADDRESS

Attention

Street Address                                                                            Suite or Box Number

City                                                              State                                                              Zip Code

Telephone                                                                                                                                 Fax

Email

If you would like a duplicate confirmation statement sent to another address, please complete Section 5 below.

3.	DISTRIBUTION OPTION

Please select how you wish to receive your distributions:

☐	Reinvested in my designated account pursuant to the distribution reinvestment plan

☐	Wired to a bank account

Bank Name

Bank Address                                                                                                                Suite or Box Number

City                                                              State                                                              Zip Code

Bank Routing/Transit Number                                                           Bank Account Number

Name on Account

4. ELECTRONIC DELIVERY ELECTION

Please carefully review the accompanying instructions and, if you desire, check the item below.

☐	Yes, I would like to receive stockholder communications electronically

Email address

Your email address will be held in confidence and used only for matters relating to your investment in FundCore Institutional Income Trust Inc.

5.	REQUEST FOR DUPLICATE CONFIRMATION STATEMENTS

Name

Attention

Street Address                                                                                                                Suite or Box Number

City                                                              State                                                              Zip Code

6.	BROKER-DEALER – To be completed by the Registered Representative (RR).

The Broker-Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker-Dealer, that, on the date hereof and on each Closing Date, it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (iv) has delivered or made available the most recent final prospectus included in the Company’s Registration Statement on Form S-11 or any post effective amendment thereto and related prospectus supplement(s), if any (collectively, the “Final Prospectus”), to such investor; and (v) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the “Suitability Standards” section of the applicable Final Prospectus and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned further represents and certifies, on behalf of the Broker-Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. In addition, such Broker-Dealer may lawfully offer shares of FundCore Institutional Income Trust Inc. in the appropriate state in which the sale was or is to be made. If such Broker-Dealer is a selected dealer, the Broker-Dealer has executed an appropriate selected dealer agreement with Integrity Investments, Inc. with respect to FundCore Institutional Income Trust Inc. and represents and warrants that it is a duly licensed Broker-Dealer. The undersigned, on behalf of the Broker-Dealer, hereby agrees and covenants to promptly notify the Company and Integrity Investments, Inc. if the undersigned is no longer able to make the representations in this Section 6 or if it becomes aware of any information related to the investor that would make the undersigned reasonably believe that the investor would be unable to make the certifications, representations and warranties, or comply with the covenants, included in Section 7. Furthermore, the undersigned, on behalf of the Broker-Dealer, hereby agrees and covenants to promptly notify the Company and Integrity Investments, Inc. if any of the information included in this subscription, including information provided by the investor, has changed or is no longer accurate.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the applicable Final Prospectus and that the suitability provisions in Section 7 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative
			Broker-Dealer Name		Telephone Number

Mailing Address			Home Office Mailing Address

City	State	ZIP	City	State	ZIP

B/D Rep CRD #		Registered Representative’s Telephone Number		Registered Representative’s Email Address

Signature – Registered Representative			Signature – Broker-Dealer (if applicable)

BY: Name:

Title:

7.	CERTIFICATION OF SUITABILITY

The investor hereby certifies, represents and warrants to, and covenants with, the Company and Integrity Investments, Inc. (the primary dealer), on the date hereof and on each Closing Date, as follows:

A.	The investor is an institution permitted to purchase the shares pursuant to the “Suitability Standards” section of the applicable Final Prospectus.

B.	The investor’s state of purchase of the Shares is .

C.	The investor received the applicable Final Prospectus at least five business days prior to the execution of this Agreement or the applicable Closing Date as the case may be.

D.	The investor has reviewed the applicable Final Prospectus in its entirety.

E.	If the investor is an institution acting in a fiduciary capacity, the investor has:

(i)	complete authorization to direct all orders in a discretionary manner for the accounts for which it places an order to purchase Shares and has documentation in its files demonstrating that it has authorization from each beneficial owner for each such order; and

(ii)	determined, based on its independent review and assessment of each beneficial owner’s investment objectives and other relevant information pertaining to such beneficial owner and independent due diligence of the suitability of the investment product, and hereby represents that the Shares being purchased are among the investments that are suitable for the beneficial owner for whom the institution is acting in a fiduciary capacity in connection with each investment.

F.	If the investor is an institution acting in a fiduciary capacity and if the investor is purchasing the shares through an affiliated Broker-Dealer, such purchase is permitted by applicable law and the applicable document creating or governing the fiduciary relationship.

G.	The investor acknowledges and agrees that the parties listed above are relying on this certification with respect to the availability of exemptions from the registration requirements of state securities laws with respect to each purchase of Shares.

H.	The investor, Broker-Dealer or authorized representative of the investor hereby represents that the investor or the party on behalf of which the investor is acting either (i) is not (and is not acting on behalf or using the assets of) (A) an “employee benefit plan” subject to Title I of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (C) an entity whose underlying assets include “plan assets” by reason of investment by a plan described in (A) or (B) in the entity (including an insurance company general account), or (D) any plan subject to law similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) is an entity described in (i) and the acquisition of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law. Any purported transfer of the Shares to the investor or a subsequent transferee, as applicable, that does not comply with the requirements of this clause shall be null and void ab initio.

I.	The investor has completed the ERISA questionnaire attached to this subscription agreement and its responses are true and complete.

J.	By entering into this agreement, the investor agrees that, as between the investor and the Company, the investor shall be responsible for all Anti-Money Laundering compliance activities with respect to the beneficial owners of its accounts. The investor represents and warrants that it has established and implemented an anti-money laundering compliance program in accordance with applicable laws and regulations, including the USA PATRIOT Act of 2001, as amended (the “USA PATRIOT Act”) and shall comply with Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism. The investor represents and warrants that it has filed the requisite notice with the Financial Crimes Enforcement Network (“FinCEN”) to allow it to share information pursuant to Section 314(b) of the USA PATRIOT Act.

K.	The investor agrees to verify the identity of its customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons; to provide FinCEN with information regarding: (a) the identity of a specified individual or organization, (b) account number, (c) all identifying information provided by the account holder, and (d) the date and type of transaction; upon request, to monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA PATRIOT Act as potential signals of money laundering or terrorist financing; to disclose such activity to applicable federal and state law enforcement when required by law; to disclose to the Primary Dealer and any Selected Dealer suspected money laundering or terrorist financing involving a transaction in Shares; and to certify annually upon request to the Primary Dealer that it has implemented an AML Program and completes due diligence on correspondent accounts as required by Section 3l2 of the USA PATRIOT Act in connection with the selling of the Shares.

L.	Each of the investor and the Company represents and warrants that it is subject to, and will comply with the terms of, the Gramm-Leach-Bliley Act, and Regulation S-P promulgated by the Securities and Exchange Commission thereunder (“Reg S-P”), pursuant to which Intermediary agrees to deliver the Company’s then current consumer privacy notice to any customer who purchases Shares from or through it, at or prior to the time of the initial purchase, if the customer would be considered a “consumer” or “customer” (each as defined in Reg. S-P) of the Company.

M.	The investor hereby agrees and covenants to promptly notify the Company, Integrity Investments, Inc. and the Broker-Dealer listed in Section 6 if the investor is no longer able to make the certifications, representations and warranties, or comply with the covenants, included in this Section 7. Furthermore, the investor hereby agrees and covenants to promptly notify the Company, Integrity Investments, Inc. and the Broker-Dealer listed in Section 6 if any of the information included in this subscription has changed or is no longer accurate.

8.	SIGNATURES

We represent that we have full authority to make the investment applied for and to sign this subscription agreement and that we are of legal age, have received and read the applicable Final Prospectus for FundCore Institutional Income Trust Inc., and agree to its terms, and by signing below: (i) we acknowledge that shares of FundCore Institutional Income Trust Inc. are not backed or guaranteed by any bank or insured by the FDIC and may lose value; (ii) we agree to verify any instructions given on this account; (iii) we acknowledge that neither Integrity Investments, Inc. nor any of its affiliates and subsidiaries will be liable for any loss, cost, or expense for acting on such instructions (whether such instructions are made by telephone, facsimile machine, or other acceptable method of electronic communication) believed by it to be genuine and in accordance with procedures described in the applicable Final Prospectus; (iv) we agree to transfer the Shares only in compliance with the terms of the applicable Final Prospectus and to provide notice to any transferee, and to require each transferee to provide notice to each subsequent transferee, of the restrictions on transfer described in the applicable Final Prospectus; and (v) we hereby certify that appropriate resolutions authorizing telephone and electronic communications for withdrawals and empowering us to enter into the foregoing agreements have been duly adopted. Execution below shall be deemed execution of the subscription agreement for shares of FundCore Institutional Income Trust Inc., in the form contained in the applicable Final Prospectus on the applicable Closing Date.

We hereby agree that any controversy arising out of or relating to this subscription agreement or the accounts established hereunder shall be submitted to arbitration in accordance with the rules of the Board of Arbitration of the Financial Industry Regulatory Authority, Inc. We further agree that the laws of the State of New York shall apply to any controversy arising out of or relating to this subscription agreement or the accounts established hereunder.

Taxpayer Identification Number Certification: As required by federal law, we certify under penalties of perjury that (1) the Taxpayer Identification Number (“TIN”) provided above is correct and (2) (i) we are exempt from backup withholding because we are a corporation; (ii) the Internal Revenue Service has never notified us that we are subject to backup withholding; or (iii) the Internal Revenue Service has notified us that we are no longer subject to backup withholding. (Note: If Part (2) of this section is not true in your case, please strike out that part before signing.) We understand that if we fail to furnish our correct TIN, we may be subject to a penalty for each failure and our account may be subject to backup withholding on distribution and redemption proceeds.

All registered owners must sign this section and have their signatures guaranteed by one of the following:

•	A trust company or commercial bank whose deposits are insured by the FDIC;

•	A member of a national securities exchange;

•	A savings association or credit union; or

•	Other eligible grantor institution.

Note: A signature or stamp from a Notary Public is not acceptable.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

IN WITNESS WHEREOF, the undersigned certified to the foregoing statement as of the day of in the year 201    .

Name of Institution

Name of Institution Officer

Signature of Officer	Title

Date

Signature Guaranteed by Stamp:

Name of Bank or Firm

Signature of Officer	Title

Date

FundCore Institutional Income Trust Inc. Acceptance	Title

Date

SUBSCRIPTION AND PAYMENT INSTRUCTIONS

Send the original completed and executed subscription agreement via direct overnight mail to:

Integrity Investments, Inc.

221 Pensacola Road

Venice, FL 34285

800-242-9340

Payment Wire Instructions:

Wells Fargo Bank, N.A.

ABA Routing No.: 121000248

Account No.: 0001038377

BNF: Corporate Trust Clearing

F/F/C: Account Name: FundCore Institutional Income Trust Inc. Escrow

                Account No.:80517100

Attn: Bruce F. Lewis

After FundCore Institutional Income Trust Inc. meets the minimum offering requirement, Payment Wires should be sent to:

Harris Bank, N.A.

ABA Routing No.: 071000288

Account No.: 2209864

Account Name: “FundCore Institutional Income Trust Inc.”

Payment may not be made by check.

FundCore Institutional Income Trust Inc. Contact Information

Phone (212) 909-5897	Website www.fundcoreinvestments.com	Email info@fundcoreinvestments.com

Account Information

For account service, call Integrity Investments at 800-242-9340 or email at info@reitsales.com or FundCore Institutional Income Trust Inc. at 212-909-5897 or email info@fundcoreinvestments.com.

FUNDCORE INSTITUTIONAL INCOME TRUST INC.

SUBSCRIPTION INSTRUCTIONS

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

Only persons meeting the standards set forth under the section of the applicable Final Prospectus entitled “Suitability Standards” may purchase shares.

Minimum Initial and Subsequent Investments: A minimum initial investment of one million dollars ($1,000,000) is required and all additional investments must be for at least one hundred thousand dollars ($100,000), unless the Company waives such requirements in its sole discretion. If additional investments in FundCore Institutional Income Trust Inc. are made, the investor agrees to notify the participating Broker-Dealer named in Section 6 of the subscription agreement.

Payment Instructions: Payment for the full purchase price of the shares subscribed for should be made via wire transfer.

1.	Account Registration

Please enter the exact name of the institution or nominee in which the shares are to be held.

2.	Mailing Address

Please enter the mailing address, telephone number, and email address of the registered owner of the investment. Partnerships, corporations, and other organizations should include the name of an individual to whom correspondence should be addressed.

3.	Distribution Option

Only one of the options may be selected. If this section is not completed, distributions will be wired to the registered owner. For a discussion of the Distribution Reinvestment Plan, please see the section of the applicable Final Prospectus entitled “Description of Capital Stock – Distribution Reinvestment Plan.”

4.	Electronic Delivery Election

FundCore Institutional Income Trust Inc. encourages you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize FundCore Institutional Income Trust Inc. to either (i) email stockholder communications to you directly or (ii) make them available on its website at www.fundcoreinvestments.com and notify you via email when such documents are available. The stockholder communications we may send electronically include the current prospectus, prospectus supplements, current reports, quarterly reports, annual reports, proxy materials, and any other documents that may be required to be delivered to stockholders under federal or state securities laws. This does not include account-specific information, such as quarterly account statements, tax information, and trade confirmations. You will not receive paper copies of these electronic materials unless you request them. FundCore Institutional Income Trust Inc. also may choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by calling Integrity Investments at 800-242-9340 or by sending an email to info@reitsales.com. In addition, by consenting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials.

5.	Request for Duplicate Confirmation Statements

If you would like duplicate confirmation statements sent to other than the stockholder of record, please indicate the name and address to which such confirmations should be sent.

6.	Broker-Dealer

This section must be completed by either Integrity Investments, Inc. or the other participating Broker-Dealer that is responsible for the purchase. This section must be signed both by the registered representative and by a person authorized to sign on behalf of Integrity Investments, Inc. or the other participating Broker-Dealer. By signing this section the registered representative and Integrity Investments, Inc. or the other participating Broker-Dealer represent that they each are duly licensed (or exempt from licensing) to offer the shares in the state where the investment will be made and in the purchaser’s state set forth in Section 7 of the subscription agreement.

7.	Certification of Suitability

In order to qualify to purchase our shares, institutions must make the certifications set forth in this section. Please read this section carefully and be sure to complete the information concerning the state of purchase in clause B.

8.	Signatures

This section sets forth additional representations and acknowledgments of the purchaser of our shares. Purchasers should read this section carefully.

Note: Only original, completed copies of subscription agreements can be accepted. FundCore Institutional Income Trust Inc. cannot accept photocopied or otherwise duplicated subscription agreements.

If you need further assistance in completing this subscription agreement, please call Integrity Investments, Inc. at (800) 242-9340.

ERISA Questionnaire

A) Please indicate whether or not the investor is, or is acting on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code, including without limitation, an individual retirement account), subject to Section 4975 of the Code, or (iii) an entity whose underlying assets include plan assets by reason of investment by a plan described in (i) or (ii) above in such entity, including but not limited to, an insurance company general account, an insurance company separate account or a collective investment fund (each of (i), (ii) or (iii), a “Benefit Plan Investor”).

☐    Yes                 ☐  No

B) If you checked “Yes” to Question A, please indicate the maximum expected percentage of the invested assets that will constitute “plan assets” for purposes of Title I of ERISA:     %. A purchaser that cannot provide the foregoing percentage hereby acknowledges that for purposes of determining whether Benefit Plan Investors own less than 25% of the value of the shares, 100% of the assets it invests shall be treated as “plan assets.” The investor hereby covenants that if, after its initial acquisition of the shares, at any time during any calendar quarter, the percentage of the assets that constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code exceeds the maximum percentage limit set forth above, then the investor shall promptly notify FundCore Institutional Income Trust Inc. of such circumstance and the investor may be required to dispose of all or a portion of its shares.

C) Please indicate whether or not the investor is a person who has discretionary authority or control with respect to the assets of FundCore Institutional Income Trust Inc. or any person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such person (hereinafter, a “Controlling Person”).

☐    Yes                 ☐  No

The investor acknowledges that for purposes of determining whether Benefit Plan Investors hold less than twenty-five percent (25%) of the value of the shares, the value of any shares held by Controlling Persons that are not Benefit Plan Investors will be disregarded.

The foregoing representations shall be deemed made on each day from the date the investor makes such representations through and including the date on which such investor disposes of its shares. The investor understands and agrees that the information supplied above will be utilized and relied upon by FundCore Institutional Income Trust Inc. to determine whether Benefit Plan Investors own less than 25% of the value of the shares, both upon the original issuance of the shares and upon any subsequent transfer or redemption of any equity interest in FundCore Institutional Income Trust Inc. for any reason.

Appendix B

DISTRIBUTION REINVESTMENT PLAN

As Adopted by the Board of Directors on October 4, 2010

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by the FundCore Institutional Income Trust Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Selected Dealers registered in the participating Stockholder’s state of residence.

2. Effective Date. The effective date of this Plan shall be the date that the registration statement relating to any future offering is declared effective.

3. Procedure for Participation. Any Stockholder who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Selected Dealers. Participation in the plan will begin with the next distribution made after acceptance of a Participant’s written notice, and for all payment dates thereafter, provided such notice is received more than 15 days prior to the next distribution payment date. The Company intends to pay Dividends on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $10.00 per share during the offering period and following the end of the offering period, we will offer shares under the plan at a per-share purchase price equal to our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the last business day of the applicable month. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company’s Initial Offering or (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a “Future Registration”). Shares registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering. Further, irrespective of the Company’s ability to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do so.

Participants may acquire Shares pursuant to the Plan until the earliest date upon which (i) all the Shares registered in the Initial Offering or a Future Offering to be offered under the Plan are issued, or (ii) the Initial Offering or a Future Offering pursuant to the Plan terminate and we elect to deregister with the Commission the unsold amount of Shares registered to be offered under the Plan.

5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

8. Servicing Fee. N/A.

9. Termination by Participant. Participants will be able to terminate their participation in the Plan at any time without penalty by delivering written notice to the Company and such termination will be effective on the next distribution payment date that occurs at least 15 days after receipt by the Company of such notice. A Participant who chooses to terminate participation in the Plan must terminate his or her entire participation in the Plan and will not be allowed to terminate in part. There are no fees associated with a Participant’s terminating his or her interest in the Plan. A Participant in the Plan who terminates his or her interest in the Plan will be allowed to participate in the Plan again upon receipt of a current prospectus covering a primary offering and an offering of Shares in the Plan or a separate current prospectus relating solely to the Plan, by notifying the reinvestment agent and completing any required forms within the required time period. Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder in cash.

10. Amendment or Termination of Plan by the Company. The Company may amend, suspend or terminate the Plan at its discretion at any time provided that any amendment that adversely affects the rights or obligations of Participants (as determined by its board of directors) will only take effect upon 10 days’ written notice to Participants or upon publication of a press release or filing of a current or periodic report with the Commission.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

12. Limitations. Notwithstanding anything to the contrary contained herein, (a) the Company shall not provide for indemnification of or hold harmless a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or

(B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders; and (b) the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the company in connection with the distribution of the securities being registered, other than the deferred sales commissions. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$53,475
FINRA filing fee	75,500
Legal fees and expenses †	1,300,000
Blue sky fees and expenses †	30,000
Accounting fees and other professional expenses †	520,000
Advisor sales material expenses †	25,000
Printing †	75,000
Postage and delivery of materials †	15,025
Bona fide due diligence expenses †	100,000
Transfer agent and escrow fees †	106,000
Primary dealer expense reimbursements †*	1,000,000

Total	$3,300,000

†	Estimated through completion of offering.
*	Deemed to be underwriting compensation under FINRA rules.

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, in May 2010, we issued 1,000 shares of common stock to our advisor, at $10.00 per share, for an aggregate offering price of $10,000, in a private offering exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify (a) any present or former director or officer, (b) our advisor and its affiliates and (c) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws provide such indemnification and advancement of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any of our employees or agents.

Additionally, we have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors and advance to the officers and directors all related expenses to the maximum extent permitted under Maryland law. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements.

We will also purchase and maintain insurance on behalf of all of our officers and directors against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	The following financial statements are filed as part of this registration statement and included in this prospectus:

(i)	Report of Independent Registered Public Accounting Firm as of March 30, 2011, dated March 30, 2011

(ii)	Balance Sheet as of December 31, 2011

(iii)	Notes to Balance Sheet as of December 31, 2011

(b)	The following exhibits are filed as part of this registration statement:

Exh. No.	Description

1.1 †	Form of Primary Dealer Agreement among the registrant, FundCore Advisor LLC and Integrity Investments, Inc.

1.2 †	Form of Selected Dealer Agreement

3.1 †	Form of Articles of Amendment and Restatement

3.2 †	Form of Bylaws

4.1 ‡	Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

4.3 ‡	Distribution Reinvestment Plan (included as Appendix B to prospectus)

4.4 †	Share Repurchase Program

4.5 †	Form of Escrow Agreement between the registrant and Wells Fargo Bank, N.A., as Escrow Agent for FundCore Institutional Income Trust Inc.

5.1 †	Opinion of Venable LLP re: legality

8.1 ‡	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re: tax matters

10.1 †	Amended and Restated Advisory Agreement between the registrant and FundCore Advisor LLC, dated October 18, 2010

10.2 †	Form of Indemnification Agreement

23.1 †	Consent of Venable LLP (included in Exhibit 5.1)

23.2 ‡	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.3 ‡	Consent of KPMG LLP

24.1 †	Power of Attorney

‡	Filed herewith.
†	Previously filed.

Item 37.	Undertakings

(a) The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant, and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(e) The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each asset not identified in the prospectus at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for assets acquired during the distribution period.

(g) The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The registrant undertakes to provide to the primary dealer at the closings specified in the primary dealer agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the primary dealer to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

PRIOR PERFORMANCE TABLES

The sponsor is the parent of the advisor and the sponsor of this offering. Steven A. Ball, Kevin M. Davis, Robert S. Kukulka and John M. Mulligan presently own, directly or indirectly, 100% of the voting interests and 51% of the economic interests in the sponsor, which owns the advisor, and the sponsor and the advisor are jointly controlled by Messrs. Ball, Davis, Kukulka and Mulligan . Messrs. Ball, Kukulka and Mulligan each has at least approximately 20 or more years of experience in various aspects of commercial real estate debt and capital markets, including lending, syndication, mortgage sales, CMBS bond trading, loan structuring, workouts and restructuring, and Mr. Davis has at least approximately 15 years of experience in commercial real estate debt and law. Messrs. Ball, Davis and Mulligan have worked together since 2001, and certain of them were previously responsible for managing Merrill Lynch Mortgage Lending, the CMBS lending platform within Merrill Lynch. However, there are no specific public or private ventures sponsored by any of them for inclusion in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 30, 2011.

FUNDCORE INSTITUTIONAL INCOME TRUST INC.

By:	/S/ Steven A. Ball
Steven A. Ball President & Chief Investment Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-11 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ Steven A. Ball Steven A. Ball	President, Chief Investment Officer & Director (principal executive officer)	March 30, 2011

* Lee J. Taragin	Chief Financial Officer & Chief Operating Officer (principal financial and accounting officer)	March 30, 2011

* Christopher T. Anderson	Director	March 30, 2011

* Leonard W. Cotton	Director	March 30, 2011

* By: /s/ Steven A. Ball Steven A. Ball	Attorney-in-fact	March 30, 2011